UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

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Soliciting Material Pursuant to §240.14a-12

Take-Two Interactive Software, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

As we deliver our groundbreaking pipeline over the next several years, we expect to achieve tremendous growth.	TAKE-TWO INTERACTIVE SOFTWARE, INC. 110 West 44th Street New York, NY 10036, USA Tel 646.536.2842 Fax 646.536.2926 www.take2games.com

LETTER TO
OUR SHAREHOLDERS

Strauss Zelnick I July 25, 2024

Dear Shareholders:

Fiscal 2024 was another strong year for our organization, during which we delivered Net Bookings of $5.33 billion. We released successful hit titles, engaged with and expanded our player communities with a steady cadence of in-game content, and continued to build our organization for the future. We also meaningfully enhanced our efficiency through a cost-reduction program, which we anticipate will result in significant annual cost savings. We are now positioned to achieve greater operating leverage as our large-scale titles come to market.

We are highly confident in our business, led by our top creative talent, our industry-leading portfolio of owned intellectual property, and our increasingly efficient infrastructure. We believe that Rockstar Games will deliver an unparalleled entertainment experience with the planned release of Grand Theft Auto VI in the Fall of calendar 2025, and our expectations for its commercial impact continue to increase. At the same time, our teams continue to work on an array of other high-profile sequels and new intellectual properties. As we deliver our groundbreaking pipeline over the next several years, we expect to achieve tremendous growth.

We invite you to attend the Annual Meeting of Shareholders of Take-Two Interactive Software, Inc. that will be held on September 18, 2024, at 9:00 a.m. eastern time as a virtual, audio-only meeting hosted online at www.virtualshareholdermeeting.com/TTWO2024.

Details of the business to be conducted at the Annual Meeting are provided in the attached Notice of Annual Meeting of Shareholders and Proxy Statement, which you are urged to read carefully. We are pleased to use Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their shareholders on the Internet. We believe these rules allow us to provide our shareholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting. On or about August 1, 2024, we expect to begin mailing to our shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and Annual Report and vote online. If you would like to receive a paper copy of our Proxy Statement and Annual Report, please follow the instructions included in the Notice of Internet Availability of Proxy Materials.

Whether you plan to attend the meeting or not, it is important that your shares be represented and voted. After you read the Notice of Annual Meeting of Shareholders and Proxy Statement, we urge you to cast your vote via the Internet. If you received a proxy card, please complete, sign, date and return the proxy card in the envelope provided or follow the instructions for voting by telephone included therein. If the address on the Notice of Internet Availability of Proxy Materials or the accompanying materials is incorrect, please advise our Transfer Agent, Equiniti Trust Company LLC, in writing at 55 Challenger Road, Floor 2, Ridgefield Park, NJ 07660.

We hope that you will attend the meeting and appreciate your continued support.

Sincerely,

Strauss Zelnick

Executive Chairman and Chief

Executive Officer

NOTICE OF ANNUAL
MEETING OF SHAREHOLDERS

SEPTEMBER 18, 2024

9:00 a.m. local time

VIRTUAL, AUDIO-ONLY MEETING HOSTED ONLINE AT

www.virtualshareholdermeeting.com/TTWO2024

ITEMS OF BUSINESS

1.	Election of 10 directors;
2.	Approval, on a non-binding advisory basis, of the compensation of the Company’s “named executive officers” as disclosed in the attached Proxy Statement;
3.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2025; and
4.	Other business that may properly come before the Annual Meeting or any adjournment thereof.

REVIEW YOUR PROXY STATEMENT AND VOTE IN ONE OF FOUR WAYS:

INTERNET Visit the website on your proxy card

BY TELEPHONE Call the telephone number on your proxy card

BY MAIL Sign, date and return your proxy card in the enclosed envelope

Your vote is very important, regardless of the number of shares you own.

Please read the attached Proxy Statement carefully and complete and submit your proxy card via the Internet or telephone (as instructed on your proxy card) or sign and date your paper proxy card as promptly as possible and return it in the enclosed envelope.

RECORD DATE

Only shareholders of record at the close of business on July 23, 2024 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

The Board of Directors believes that the election of the nominated directors, the approval on an advisory basis of the compensation of the named executive officers, and the ratification of the appointment of Ernst & Young LLP are in the best interests of the Company and its shareholders and, accordingly, recommends a vote “FOR” for each of these proposals.

To attend and ask questions at our Annual Meeting via the Internet, you must log in to www.virtualshareholdermeeting.com/TTWO2024 and enter the 16-digit control number on the Notice of Internet Availability of Proxy Materials or proxy card that accompanied the proxy materials.

By Order of the Board of Directors,

Matthew K. Breitman

General Counsel Americas and Corporate Secretary

July 25, 2024

PROXY STATEMENT

Annual Meeting of Shareholders to be held on September 18, 2024

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Take-Two Interactive Software, Inc. (the “Company” or “Take-Two”) for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on September 18, 2024, at 9:00 a.m. local time, including any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

The Company expects to either mail or provide notice and electronic delivery of this Proxy Statement and the enclosed form of proxy to shareholders on or about August 1, 2024.

Proxies in the accompanying form, duly executed and returned to the management of the Company and not revoked, will be voted at the Annual Meeting. A proxy may be revoked by the shareholder of record at any time prior to the voting of the proxy by a subsequently dated proxy, by written notification to the Secretary of the Company, or by personally withdrawing the proxy at the Annual Meeting and voting at the Annual Meeting.

The address of the principal executive offices of the Company is 110 West 44th Street, New York, New York 10036, and our telephone number is (646) 536-2842.

The rules of the Securities and Exchange Commission (“SEC”) require us to notify all shareholders, including those shareholders to whom we have mailed proxy materials, of the availability of our proxy materials through the Internet.

Important Notice Regarding the Availability of Proxy Materials
for the Shareholder Meeting to be held on September 18, 2024

Our Proxy Statement and 2024 Annual Report to Shareholders are available at
http://www.proxyvote.com

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PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement and does not include all of the information that you should consider. Please read the entire Proxy Statement carefully before voting.

2024 Annual Meeting of Shareholders

Voting Matters and Board Recommendations

Item	Proposal	Board’s Recommendation	Page Number
1.	Election of 10 director nominees	FOR (each nominee)	12
2.	Advisory vote to approve executive compensation	FOR	27
3.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2025 (“fiscal 2025”)	FOR	78

Company Performance Highlights

The Company delivered strong financial results in our fiscal year ended March 31, 2024 (“fiscal 2024”) and continued to execute successfully on our strategy to capitalize on the popularity of video games by developing and publishing high-quality interactive entertainment experiences across a range of genres.

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Board of Directors Highlights

Our 10 nominees include eight independent, outside directors who as a group have extensive and diverse management experience, subject matter expertise, and knowledge that is critical to the Company.

Board Best Practices

Active and empowered lead independent director role

Deliberate approach to Board refreshment, including the addition of four new independent directors in the past seven years

Annual election of all directors

Annual self-evaluations by the Board of Directors and its Committees, as well as biennial individual interviews of each director by an outside third party

Majority vote standard for uncontested director elections

8 out of 10 current director nominees are independent

Board membership marked by diversity, leadership and a variety of perspectives

Outside Directorship Policy pursuant to which none of our directors may serve on more than 3 other public boards

Annual performance review of the Chairman and CEO and other members of the executive management team by independent directors

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					Other	Committee Memberships
Name	Age	Director Since	Principal Occupation	Independent	Public Boards	Audit	Compensation	Corporate Governance	Executive
LaVerne Srinivasan
Lead Independent Director since September 21, 2023	62	March 2017	Vice President, Carnegie Corporation of New York		0
Michael Dornemann	78	March 2007	Retired Chairman and CEO, Bertelsmann Entertainment		0
William “Bing” Gordon	74	May 2022	Partner, Kleiner Perkins Caufield & Byers		1
Roland Hernandez	66	September 2019	Founding Principal and Chief Executive Officer of Hernandez Media Ventures		2
J Moses	65	March 2007	Principal, J Moses Projects		0
Michael Sheresky	56	March 2007	Partner, United Talent Agency		0
Ellen Siminoff	56	May 2022	Seasoned media and technology executive and board member		1
Susan Tolson	62	March 2014	Retired Portfolio Manager, Capital Research and Management Company		2
Paul Viera	65	May 2018	Chief Executive Officer, Earnest Partners LLC		0
Strauss Zelnick	67	March 2007	Chairman and CEO, Take-Two Interactive Software, Inc.		1

Member	Chair

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Board Composition and Diversity

Each director nominee for our Board of Directors is highly qualified and brings a diversity of skills and experiences to our boardroom. These skills are relevant to our business and enable the Board of Directors to provide strong oversight and effectively oversee management’s execution of strategy.

Skill/Experience(1)
Consumer & Marketing Insight: Positions the Company for successful title releases and consumer retention.
Corporate Governance & Sustainability: Ensures that the Company operates in a responsible manner as it relates to corporate governance, environmental and community impact, and executive compensation.
Education Experience: Strengthens oversight of the Company’s employee development and training programs and policies.
Entertainment & Media Expertise: Ensures that the Board of Directors can effectively oversee strategic decisions in our industry.
Financials & Investment Experience: Helps the Board of Directors oversee the Company’s financial performance and associated reporting, balance sheet strategy, and competitive positioning.
Global Business Operations: These skills are crucial given our significant international consumer base and employee presence.
Human Capital Management Experience: Enables the Board of Directors to oversee our efforts to manage complex teams, build a diverse and inclusive workplace, and recruit and incentivize top talent.
Executive Leadership: Provides valuable insight into the complexities that come with leading large, sophisticated organizations and teams.
Regulatory & Governmental Experience: Provides necessary insight into an increasingly complex global regulatory landscape that impacts our content and distribution.
Risk Management Experience: Helps the Board of Directors oversee strategic risks to the Company, including business continuity planning, cyber, digital and physical security.
Strategy and Growth:
Helps the Board of Directors oversee strategic decisions underpinning the Company’s long-term success, including evaluating and executing on growth opportunities and business development through acquisitions, partnerships, and organic initiatives.
Technology:
Staying apprised of relevant technological advancements applicable to our business allows the Board of Directors to effectively oversee core elements of our daily operations and competitive activities.
(1)	Information as of July 25, 2024. A “” in the chart indicates a specific area of focus or expertise that is particularly relevant to a director’s service on our Board. The lack of a “” does not mean that a director does not also possess meaningful experience or skill in that area.

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Board Diversity Matrix

The following presents our Board of Directors diversity statistics in accordance with Nasdaq Rule 5606, as self-disclosed by our directors.

Board Diversity Matrix
	As of July 25, 2024				As of July 27, 2023
Total Number of Directors	10				10
Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	3	7	0	0	3	7	0	0
Part II: Demographic Background
African American or Black	0	1	0	0	0	1	0	0
Alaskan Native or American Indian	0	0	0	0	0	0	0	0
Asian	0	0	0	0	0	0	0	0
Hispanic or Latinx	0	1	0	0	0	1	0	0
Native Hawaiian or Pacific Islander	0	0	0	0	0	0	0	0
White	2	5	0	0	2	5	0	0
Two or More Races or Ethnicities	1	0	0	0	1	0	0	0

Shareholder Engagement

We were pleased that our Say-on-Pay vote received over 87% support at our 2023 annual meeting of shareholders after our extensive outreach and efforts to implement shareholder feedback. The Board of Directors continues to place a premium on, oversee and, together with management, regularly participate in an extensive, year-round shareholder engagement practice. We maintain this robust shareholder outreach program to facilitate ongoing, two-way dialogue on topics our shareholders find most important. Our Board members are regular participants in these critically important conversations, and we discuss a diverse range of topics, including board, governance, sustainability and executive compensation practices.

Since the 2023 Annual Meeting, we sought discussions with holders of almost two-thirds of our outstanding shares and held discussions with all investors who expressed an interest in engaging with us, representing nearly one-half of our outstanding shares. Members of our Compensation Committee participated in discussions with shareholders holding over one-third of our outstanding shares.

During this year’s outreach, shareholders overwhelmingly conveyed positive feedback on our compensation policies and our response to the low support for the Advisory Vote on Executive Compensation at our 2022 annual meeting. In particular, shareholders noted, among other things, the increased rigor and disclosure of goal setting for our annual cash incentive program, and the implementation of longer performance and vesting periods for equity awards, each of which was implemented in response to prior shareholder feedback and incorporated into the 2022 Management Agreement with ZMC Advisors, L.P. (“ZMC”), which became effective for our fiscal year ended March 31, 2023 (“fiscal 2023”).

Shareholder Engagement Following the 2023 Annual Meeting
Shareholders Contacted	Engaged with	Director-Led Discussions
~61.9%	~47.6%	~37.7%
of our outstanding common stock	of our outstanding common stock	of our outstanding common stock
All percentages represent ownership of Take-Two outstanding common stock as reported by our shareholders’ most recent filings as of the date of this Proxy Statement.

For more information regarding the Company’s shareholder engagement, see “Compensation Discussion and Analysis-Shareholder Outreach.”

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Environmental, Social and Governance Matters (“Sustainability”)

The Company continued to increase its focus on sustainability this year. We published our second Impact Report in August 2023 and our third Impact Report is scheduled to be published by September 2024, and will include select disclosure against the Sustainability Accounting Standards Board (SASB) Standards. We also publish a standalone report on the Task Force on Climate-Related Financial Disclosure recommendations, which, along with a copy of our Impact Report, is posted on the Company’s website at www.take2games.com and can be accessed by clicking on “Investors.” The information on our website referenced herein is not incorporated by reference in this Proxy Statement.

The Board of Directors provides oversight to this area through the Corporate Governance Committee which oversees and reviews our sustainability strategy and guides long-term climate strategy. Our Board of Directors continues to diversify as four of the five most recent additions to the Board are female and/or members of an underrepresented group. In addition, in September 2023, Ms. Srinivasan, a female member of our Board of Directors, was appointed as our Lead Independent Director. We are continuing to develop our sustainability strategy and commitments to help drive positive change across our industry and society. See “Proposal 1: Election of Directors—Corporate Governance and Board Practices—Environmental, Social and Governance Matters” for additional details.

Corporate Governance Highlights

The Company’s sound governance practices and policies demonstrate the Board’s commitment to strong corporate governance, effective risk management and robust independent oversight of management by the Board. The Company’s governance highlights include:

Extensive, year-round shareholder engagement
Annual evaluation of the Board and its Committees
Annual review of Board leadership structure
Ongoing review and refreshment of Board composition
Lead Independent Director with clearly defined role and responsibilities
Board oversight of risk management and Sustainability matters
Shareholder right to call special meetings
Shareholder right to act by written consent
No supermajority voting requirements
Strong anti-hedging, anti-pledging and insider trading policies
Independent Audit Committee, Compensation Committee and Corporate Governance Committee
Annual Succession Planning oversight
Annual review of Director Time Commitments

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Executive Compensation Program Highlights

The Company maintains strong compensation governance practices that support our pay-for-performance principles and align management incentives with the interests of our shareholders. A substantial portion of our Company’s executive compensation opportunity in fiscal 2024 was performance-based.

We have also adopted a number of “best practices” with respect to executive compensation, including:

Clawback policy applicable to NEOs, including ZMC
Incentive caps on annual bonuses to NEOs
Strong anti-hedging and anti-pledging policies
Double-trigger acceleration of vesting on a change in control
Meaningful stock ownership requirements (6x per annum management fee, excluding any bonuses, for each of CEO/Chairman and President; 3x annual base salary for other NEOs; and 5x annual cash retainer for directors)
Equity incentive plan provisions that prohibit re-pricing of stock options without shareholder approval
Limited perquisites
No tax gross ups in respect of any excise taxes on parachute payments
Annual compensation risk assessment for employee plans
Retention of independent compensation consultants by the Compensation Committee
Balanced compensation approach between short- and long-term incentive opportunities

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PROPOSAL 1: ELECTION OF DIRECTORS

All members of the Board of Directors stand for election on an annual basis, and at the Annual Meeting 10 director nominees will stand for election to hold office for a term expiring at the 2025 Annual Meeting of Shareholders. The Board of Directors, upon the recommendation of the Corporate Governance Committee, has nominated the individuals named below. Each director who is elected will serve until a successor is elected and qualified or until the director’s earlier resignation or removal.

The Corporate Governance Committee is responsible for evaluating the size and composition of the Board of Directors relative to the evolving needs of the Company at any given time, and actively identifying qualified individuals to become new director nominees as needed. The Corporate Governance Committee has developed criteria, including certain personal and professional qualities, to evaluate whether the potential nominee would be a qualified director candidate for service on Take-Two’s Board of Directors.

Our 10 nominees include eight independent, outside directors who as a group have extensive and diverse management experience, subject matter expertise, and knowledge that is critical to the Company. The average director tenure is approximately ten years. The average age of the Board members is 65. Half of the Board members are women and/or minorities.

At the Annual Meeting, the proxies given by shareholders will be voted individually for the election of the persons named herein as director nominees, unless a proxy card specifies that a shareholder is voting against any such nominee. If any of the nominees listed below shall be unable to serve, it is intended that the proxy will be voted for such other nominees as may be designated by the Board of Directors. Each of the persons named herein has indicated to the Board of Directors that he or she will be available to serve as a director of the Company.

In an uncontested election, a director will be elected if the number of votes that are cast “FOR” his or her election by holders of the stock present in person or represented by proxy entitled to vote on the election of directors exceeds the number of votes cast “AGAINST” his or her election by such holders. The Company’s bylaws provide that any nominee for director who fails to meet this standard shall promptly tender such individual’s resignation to the Corporate Governance Committee following certification of the shareholder vote. For more information regarding this policy, see “Policy on Majority Voting for Directors.”

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF THE NOMINEES NAMED BELOW:

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Age: 62 Director since: March 2017 LEAD INDEPENDENT DIRECTOR Committee Membership(s): • Executive Committee (Chair) Beneficial owner of 11,127 shares

LAVERNE SRINIVASAN

Key qualifications and expertise provided to our board:

Ms. Srinivasan brings to the Board of Directors strong leadership skills, extensive experience leveraging technology in the education and entertainment industries, expertise in human capital management, and deep marketing expertise from her current and previous positions. Ms. Srinivasan became our Lead Independent Director after our 2023 annual meeting and in that role uses the expertise she brings to the Board of Directors for the oversight of our management agreement with ZMC as successor by assignment from ZelnickMedia Corporation (“ZelnickMedia”).

Ms. Srinivasan is Vice President of the National Program and Program Director for Education at the Carnegie Corporation of New York, employing creative strategies and innovative thinking to strengthen urban education. Since 2014, she has overseen grant making and other activities aimed at engaging parents and communities, improving teaching and leadership for learning, advancing innovative learning environment designs, providing K-12 pathways to college and career success, and fostering integrated approaches to innovation and learning in the field of education. Ms. Srinivasan received a BA from Harvard College and a JD from Harvard Law School.

Additional Public Directorships (current):

• None

Prior professional roles:

From 2012 through 2014, Ms. Srinivasan was the Co-Founder of Fiero Now, an education technology company. Prior to Fiero Now, she worked at various educational technology, urban district change, and non-profit education reform companies, including Time to Know, Education Champions for All and New Leaders for New Schools. From 2003 through 2006, Ms. Srinivasan served as Deputy Chancellor for the New York City Department of Education. In addition, from 1993 through 2003, she served in various roles at BMG Entertainment, including as Senior Vice President and General Counsel.

Other board experience:

Ms. Srinivasan serves on the national advisory board of College Promise Campaign, the advisory boards of National Education Equity Lab, EdTech Evidence Exchange, Global Science of Learning for Education Network, Grant Makers for Educations, and Educational Testing Service, and was a founding member of the Consortium for Policy Research in Education’s task force on Strategic Management of Human Capital.

Age: 78

Director since:

March 2007

INDEPENDENT DIRECTOR

Committee Membership(s):

• Executive Committee

• Audit Committee

• Compensation Committee

• Corporate Governance Committee

Beneficial owner of 20,363 shares

MICHAEL DORNEMANN

Key qualifications and expertise provided to our board:

Mr. Dornemann’s highly relevant leadership, management, marketing and consulting experience, including his role as Chief Executive Officer of Bertelsmann Entertainment, strongly qualifies him to contribute to all aspects of board discussion and operations. His accomplished history of service with fashion and entertainment companies, including as an outside director, provides a unique level of insight into both our business and our governance.

Mr. Dornemann is an entertainment and marketing executive with more than 30 years of management consulting, corporate development, strategic advisory and media experience. Prior to 2001, Mr. Dornemann was an executive board member of Bertelsmann AG for 16 years and Chairman and Chief Executive Officer of Bertelsmann Entertainment (music and television division, BMG and RTL Group). Before that, he held positions with IBM and Boston Consulting Group. Mr. Dornemann received an MBA and PhD from Technical University Berlin.

Additional Public Directorships (current):

• None

Other board experience:

Mr. Dornemann has previously served on several boards, including as Chairman of Jet Set AG, a worldwide fashion company based in Switzerland, until 2009; as a director of Columbia Music Entertainment (CME) of Japan until 2010; and as vice-chairman and an audit and compensation committee member of Access Worldwide Communications until 2013.

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Age: 74 Director since: May 2022 NON-INDEPENDENT DIRECTOR Committee Membership(s): • None. Beneficial owner of 58,876 shares

WILLIAM “BING” GORDON

Key qualifications and expertise provided to our board:

Mr. Gordon was selected to serve on our Board of Directors due to his extensive leadership and entrepreneurial experience as a senior executive of EA, a company he co-founded and through which he gained experience with emerging technologies and consumer-focused product development and marketing issues, as well as for his experience as a member of the board of directors and special consultant to Zynga, and as a venture capitalist investing in and guiding technology companies.

Mr. Gordon has been a partner at Kleiner Perkins Caufield & Byers, a venture capital firm, since June 2008. Mr. Gordon co-founded Electronic Arts Inc. and held various roles, including Vice President, Marketing and later, Executive Vice President and Chief Creative Officer from March 1998 to May 2008. Mr. Gordon received a BA from Yale University and an MBA from Stanford Graduate School of Business.

Additional Public Directorships (current):

• Duolingo, Inc.

Other board experience:

Mr. Gordon serves on the boards of directors of Duolingo, a language learning company; and privately held companies including Airtime Media Inc., a messaging company; Dreamscape, a VR and learning systems company; Flipboard, a media sharing company; N3twork, a blockchain games publisher; and Zume Inc., an environmentally-conscious food packaging company. Mr. Gordon served as a member of the boards of directors of Zynga Inc. from 2008 to May 2022, when we acquired Zynga, and Truecaller AB, a telephony company, from 2020 until March 2024. Mr. Gordon was a special advisor to the board of directors of Amazon.com, Inc. until April 2023, and was previously a member of its board of directors from 2003 until January 2018. He was also a founding director at ngmoco, LLC (acquired by DeNA Co. Ltd. in 2010) and Audible, Inc. (acquired by Amazon.com, Inc. in 2008). Mr. Gordon was awarded the Academy of Interactive Arts & Sciences’ Lifetime Achievement Award in 2011 and held the game industry’s first ever endowed chair in game design, at the University of Southern California School of Cinematic Arts.

Age: 66 Director since: September 2019 INDEPENDENT DIRECTOR Committee Membership(s): • Compensation Committee Beneficial owner of 8,175 shares

ROLAND HERNANDEZ

Key qualifications and expertise provided to our board:

As the former President, Chief Executive Officer and Chairman of Telemundo Group, Inc., a television and entertainment company, and through his experience on the Boards of Fox Corporation, MGM Resorts International, Sony Corporation, Walmart Inc. and Vail Resorts, Inc., Mr. Hernandez has gained significant experience in international business and financial matters and a broad understanding of the retail and media sectors which is particularly relevant to the Company. In addition, with his extensive experience on the boards of large public corporations, Mr. Hernandez brings broad corporate governance expertise, along with significant knowledge of board operations, to our Board of Directors.

Mr. Hernandez is the Founding Principal and Chief Executive Officer of Hernandez Media Ventures, a privately held company engaged in the acquisition and management of media assets. He has served in this capacity since January 2001. Before founding Hernandez Media Ventures, Mr. Hernandez served as Chairman of Telemundo Group, Inc., a Spanish-language television and entertainment company, from 1998 to 2000 and as President and Chief Executive Officer from 1995 to 2000. Mr. Hernandez received a BA from Harvard College and a JD from Harvard Law School.

Additional Public Directorships (current):

• US Bancorp

• Fox Corporation

Other board experience:

Until April 2019, Mr. Hernandez served as the Chairman of the Board of Belmond, Ltd. Until December 2019, Mr. Hernandez served as a member of the board of directors of Vail Resorts, Inc. Until May 2021, Mr. Hernandez served as a member of the board of directors of MGM Resorts International. Mr. Hernandez serves on the advisory board of Harvard Law School. He previously served on the board of directors of Sony Corporation and Walmart Inc.

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Age: 65 Director since: March 2007 INDEPENDENT DIRECTOR Committee Membership(s): • Corporate Governance Committee (Chair) • Compensation Committee Beneficial owner of 22,316 shares

J MOSES

Key qualifications and expertise provided to our board:

Mr. Moses provides insight based on vast media experience and leadership history, including his roles as CEO of UGO Networks, President of MTV Russia and President of BMG Interactive, and his deep understanding of the interactive entertainment industry and its global opportunities.

Mr. Moses has over 40 years of experience in video games, technology, sports, entertainment, eSports and sports wagering; as a CEO, founder, investor, advisor, producer and director for public and private businesses around the world. Mr. Moses currently advises several large media businesses as well as venture businesses including: SimulMedia, an advanced TV advertising platform, GRID, a first party games data provider, Atlas Earth, a web-based real-world metaverse real estate game, and OnlyHands, a mobile hip hop fighting game. Mr. Moses is also a principal of Optin Studios, which develops and produces scripted television programs at the intersection of storytelling and technology. Mr. Moses received a BA from Princeton University and an MBA from Harvard Business School.

Additional Public Directorships (current):

• None

Prior executive roles:

Mr. Moses was the founder, and from 1998 to 2007, the Chief Executive Officer, of UGO Networks, Inc., an online publisher and affiliate network delivering information and entertainment to over 20 million gamers around the world. He managed the sale of the company to the Hearst Corporation in 2007. Mr. Moses previously served as the President of MTV Russia where he successfully oversaw the establishment of the Moscow-based Network in 1998. Mr. Moses served as the President of BMG Interactive from 1993 to 1996, the former video game and new technology divisions of BMG Entertainment, where he “green-lighted” a portfolio of 11 video games including the original Grand Theft Auto. Mr. Moses has served as the Special Assistant to Roone Arledge, the President of ABC Sports and News; as an Executive Producer on Stolen Babies, a made for TV movie for ABC; and as Creator for New York News, a TV series for CBS.

Age: 56

Director since:

March 2007

INDEPENDENT DIRECTOR

Committee Membership(s):

• Compensation Committee (Chair)

• Corporate Governance Committee

• Executive Committee

Beneficial owner of 64,173 shares

MICHAEL SHERESKY

Key qualifications and expertise provided to our board:

Mr. Sheresky’s entertainment experience as a talent agent is an important asset to the Board of Directors, including his particularly keen insight into negotiations with, and the development and compensation of, creative talent and of management.

Mr. Sheresky is a partner at United Talent Agency, where he has served as a motion picture talent agent since June 2009. Mr. Sheresky is responsible for structuring projects and deals in the areas of motion picture and television development, production and distribution. Mr. Sheresky received a BA from Vassar College and an MBA from Harvard Business School.

Additional Public Directorships (current):

• None

Prior professional roles:

From 1992 through 1995, and then from 1997 through May 2009, Mr. Sheresky held a number of positions at the William Morris Agency, a talent agency, most recently Senior Vice President in its Motion Picture Department. During that time, he represented authors, journalists, screenwriters, directors, producers and actors in the motion picture and television businesses.

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Age: 56 Director since: May 2022 INDEPENDENT DIRECTOR Committee Membership(s): • Audit Committee • Corporate Governance Committee Beneficial owner of 13,922 shares

ELLEN SIMINOFF

Key qualifications and expertise provided to our board:

Ms. Siminoff was selected to serve on the Board of Directors due to her breadth of professional experiences in emerging growth and technology companies, her backgrounds in marketing and advertising, her knowledge of consumer trends and expertise in corporate and business development, her governance experience as a director of several public companies, and her success in a variety of industries.

Ms. Siminoff is a long-tenured media and technology executive and board member. From 2007 to 2018, she was President and CEO of Shmoop University, an educational publishing company which has built millions of units of content.

Ms. Siminoff served as President and CEO of Efficient Frontier, a pioneer in the field of dynamic Search Engine Marketing (SEM) management services (sold to Adobe). Prior to Efficient Frontier, Ms. Siminoff spent six years as a founding executive at Yahoo!. During her tenure, she led Business Development (Vice President, Business Development and Planning), Corporate Development (Senior Vice President, Corporate Development) and ran the Small Business and Entertainment Business units. Ms. Siminoff received a BA from Princeton University and an MBA from Stanford University. Ms. Siminoff received a Master Liberal Arts Extension in Software Engineering from Harvard University Extension School in 2023.

Additional Public Directorships (current):

• BigCommerce

Other board experience:

Among other boards and advisory relationships, she currently serves on the board of BigCommerce, a leading SAAS ecommerce platform, and the board of Verifone, a pre-eminent global payments platform. Ms. Siminoff previously served as a member of the board of directors of Zynga Inc. from 2012 to May 2022, when we acquired Zynga. Until April 2022, Ms. Siminoff served on the board of Discovery Education, a global leader in standards-aligned digital curriculum resources and professional learning for K-12 classrooms, and she currently serves on the board of Follett, a privately-held leading provider of educational technology, services, and print and digital content. She has served as a member of the Advisory Board of Stanford University’s Graduate School of Business and served on the President’s Advisory Council of Princeton University. Ms. Siminoff serves on the Board of Overseers at the Hoover Institution as of September 2022. Other prior board experiences include SolarWinds, US Auto Parts Network, Journal Communications, and Mozilla Corporation, the developers of Firefox browsers. In 2005 she was one of eight industry professionals named “Masters of Information” by Forbes magazine.

Age: 62 Director since: March 2014 INDEPENDENT DIRECTOR Committee Membership(s): • Audit Committee (Chair) Beneficial owner of 29,570 shares

SUSAN TOLSON

Key qualifications and expertise provided to our board:

Ms. Tolson brings to the Board of Directors significant experience in entertainment and financial/investment matters from her previous positions, together with her existing current service as a director of both for profit and nonprofit organizations.

Ms. Tolson is a financial executive with more than 20 years of experience in the financial services industry. Ms. Tolson worked at Capital Research and Management Company and Capital Research Company, subsidiaries of The Capital Group Companies, Inc., from 1990 to 2010. She served in various capacities, including Senior Vice President and Portfolio Manager. Before joining Capital Research, Ms. Tolson was an Investment Officer at Aetna Investment Management Company, making private investments in media and entertainment companies. Ms. Tolson received a BA from Smith College and an MBA from Harvard Business School.

Additional Public Directorships (current):

• Worldline E-Payments Services

• OUTFRONT Media Inc.

Other board experience:

Ms. Tolson was a member of the board and audit committee of Groupe Lagardère until July 2021; a member of the board and audit committee of the American Cinematheque until May 2018; a trustee and member of the business affairs committee of The American University of Paris until 2014; and a member of the board and audit committee of American Media until 2014.

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Age: 65 Director since: May 2018 INDEPENDENT DIRECTOR Committee Membership(s): • Audit Committee Beneficial owner of 88,854 shares

PAUL VIERA

Key qualifications and expertise provided to our board:

Mr. Viera brings to the Board of Directors proven leadership skills, vast business experience and financial acumen.

Mr. Viera is the Founder and Chief Executive Officer of Earnest Partners, a global investment firm responsible for overseeing over $20 billion for municipalities, states, corporations, endowments, and universities. Prior to founding Earnest Partners in 1998, Mr. Viera was a Vice President at Bankers Trust in both New York and London and later joined Invesco, where he became a global partner and senior member of its investment team. Mr. Viera received a BA from the University of Michigan and an MBA from Harvard Business School.

Additional Public Directorships (current):

• None

Other board experience:

Mr. Viera serves as a Trustee of the Woodruff Arts Center in Atlanta, Georgia and as a member of its investment committee. He is also a member of the boards of directors of CBH Electronic Research Ltd., the board of directors of DeepCare, the Board of Dean’s Advisors for Harvard Business School, the Council on Foreign Relations, the Carter Center Board of Councilors, the National Center for Human & Civil Rights, and the University of Michigan School of Information External Advisory Board.

Age: 67 Director since: March 2007 CHAIRMAN AND CEO Committee Membership(s): • Executive Committee Beneficial owner of 1,697,649 shares

STRAUSS ZELNICK

Key qualifications and expertise provided to our board:

Mr. Zelnick provides the Company’s Board of Directors with valuable insight in organization and management obtained from his experiences, including acting as Executive Chairman and CEO of the Company.

Mr. Zelnick has been Chairman of the Company since March 2007, Executive Chairman of the Board of Directors since February 2008 and Chief Executive Officer of the Company since January 2011. Mr. Zelnick also is founder of and a partner in ZMC, a leading media focused private equity firm. Mr. Zelnick serves as Executive Chairman of the Board of Directors and Chief Executive Officer of the Company pursuant to the terms of the Management Agreement between the Company and ZMC. See “Certain Relationships and Related Transactions—Management Agreement.” Mr. Zelnick received a BA from Wesleyan University, a JD from Harvard Law School and an MBA from Harvard Business School.

Additional Public Directorships (current):

• Starwood Property Trust, Inc.

Prior executive roles:

Mr. Zelnick served as Executive Chairman of Direct Holdings Worldwide, Inc., the parent company of Time Life and Lillian Vernon, until the company was sold to Reader’s Digest on March 2, 2007. Prior to forming ZMC, Mr. Zelnick was President and Chief Executive Officer of BMG Entertainment, a $4.7 billion music and entertainment company with more than 200 record labels and operations in 54 countries. Mr. Zelnick’s appointment as President and Chief Executive Officer of BMG Entertainment followed his tenure as President and Chief Executive Officer of BMG’s North American business unit from 1994 through 1998. Before joining BMG Entertainment, Mr. Zelnick was President and Chief Executive Officer of Crystal Dynamics, a leading producer and distributor of interactive game software. Prior to that, he spent four years as President and Chief Operating Officer of 20th Century Fox, where he managed all aspects of its worldwide motion picture and distribution business. Previously, he spent three years at Vestron Inc. as a senior executive, and rose to become President and Chief Operating Officer. Mr. Zelnick also served as Vice President, International Television Sales, for Columbia Pictures.

Other board experience:

Mr. Zelnick serves as a member of the board of directors of the Entertainment Software Association, for which he served as Chairman from July 2014 to July 2017. From September 2018 to December 2019, Mr. Zelnick served on the board of ViacomCBS Inc. (formerly known as CBS Corporation), a public company, and as a member of its compensation committee and nominating and governance committee. He also served as the non-executive interim chairman of the CBS board from October 2018 until December 2019. Mr. Zelnick is also an associate member of the National Academy of Recording Arts and Sciences and served on the board of directors of the Recording Industry Association of America and the Motion Picture Association of America.

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CORPORATE GOVERNANCE AND BOARD PRACTICES

Board Leadership Structure

The Board of Directors is led by Mr. Zelnick in his role as Executive Chairman. Mr. Zelnick is also the Chief Executive Officer. The Board of Directors also has designated a Lead Independent Director (as described below), currently Ms. Srinivasan, a position that complements the Executive Chairman’s role, and serves as the principal liaison between the independent directors and the Executive Chairman and Company management.

The Board of Directors reviews its leadership structure annually. The Board of Directors has determined that in light of the Company’s clear strategy and the strength of its overall governance practices, at this time a combined Chairman/CEO role more effectively unifies the Board of Directors and management around the specific initiatives necessary to support the Company’s strategy. The Board of Directors continues to evaluate Mr. Zelnick annually in each of his roles and has retained the discretion to separate the Chairman/CEO roles at any time if the Board of Directors believes it would better serve the interests of the Company and its shareholders. The Board of Directors has also concluded that its Lead Independent Director position effectively balances any potential risk of concentration of authority that may exist with a combined Chairman/CEO position.

In September 2023, effective after the 2023 annual meeting of shareholders, Ms. Srinivasan succeeded Mr. Dornemann as Lead Independent Director and chair of the Executive Committee of the Board. Such change was determined by the Board of Directors, based on the recommendation of the Corporate Governance Committee, as part of its regular succession planning and board refreshment review.

Lead Independent Director

The Lead Independent Director serves as the principal liaison between the independent directors and the Executive Chairman.

The Lead Independent Director is responsible for:

Presiding at all Board of Directors meetings at which the Chairman of the Board is not present

Convening regular and special meetings of the independent directors

Developing the agenda for executive sessions of the independent directors and working with the Chairman to develop and approve the agenda for meetings of the full Board of Directors, including scheduling to ensure there is sufficient time for discussion

Coordinating feedback to the Chairman on behalf of the independent directors
Coordinating with the Company’s Chief Legal Officer to respond to shareholders who have addressed a communication to the independent directors

Making herself available for shareholder communication, as appropriate (other independent directors may also participate in such communication at times)

Handling any matters concerning an actual or potential conflict of interest involving any other director

The Lead Independent Director regularly engages separately with one or more of the Chief Executive Officer, the President, the Chief Financial Officer and the Chief Legal Officer to discuss the business strategy of the Company in greater detail and provide additional guidance to such members of management. These meetings enable the Lead Independent Director to gain a deeper understanding of any matters being handled by management which should be brought to the attention of the entire Board of Directors or a committee thereof, as well as an opportunity to obtain additional information on any matters which the Lead Independent Director believes may otherwise be of interest to the other directors and to provide advice to the other directors regarding such matters.

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Board Committees

The Board of Directors has three standing committees entirely comprised of independent directors: a Compensation Committee, a Corporate Governance Committee and an Audit Committee. The Board of Directors also has a standing Executive Committee, currently comprised of Ms. Srinivasan (Chair), and Messrs. Dornemann, Sheresky and Zelnick. These four committees are governed by written charters which are posted in the Corporate Governance tab on the Company’s website at www.take2games.com. The Company’s Code of Business Conduct and Ethics is also posted on the Company’s website at www.take2games.com under the “Policies & Conduct” tab.

Name	Compensation Committee	Corporate Governance Committee	Audit Committee	Executive Committee
LaVerne Srinivasan
Michael Dornemann	●	●	●	●
William “Bing” Gordon
Roland Hernandez	●
J Moses	●
Michael Sheresky		●		●
Ellen Siminoff		●	●
Susan Tolson
Paul Viera			●
Strauss Zelnick				●
Meetings in Fiscal 2024	6	4	4	3

● Member   Chair

Compensation Committee members are Messrs. Sheresky (Chair), Dornemann, Hernandez and Moses, each of whom is an independent director under Nasdaq’s Rule 5605, and a “non-employee director” as defined under the SEC rules. The Compensation Committee, among other roles, reviews the compensation policies and procedures of the Company, evaluates and approves executive officer compensation, and makes recommendations to the Board of Directors regarding executive compensation.

Corporate Governance Committee members are Messrs. Moses (Chair), Dornemann and Sheresky and Ms. Siminoff. This committee is responsible, among other things, for creating and maintaining overall corporate governance policies for the Company, identifying, screening and recruiting director candidates for the Board of Directors and overseeing our environmental, social and governance initiatives.

Audit Committee members are Mses. Tolson (Chair) and Siminoff and Messrs. Dornemann and Viera. The Audit Committee oversees the accounting and financial reporting processes of the Company and audits of the financial statements of the Company. In addition, the Audit Committee assists the Board of Directors in its review and oversight of the Company’s key investment objectives, strategies and policies, as well as the Company’s operational risk relating to business continuity planning, cyber, digital and physical security, including security controls over customer data. The Board of Directors has determined that Ms. Tolson and Mr. Viera each qualify as an “audit committee financial expert” under federal securities laws.

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Director Selection Process

The Corporate Governance Committee will consider nominees recommended by shareholders, provided that the recommendation contains sufficient information for the committee to assess the suitability of the candidate and such nomination complies with the Company’s bylaws. Candidates recommended by shareholders that comply with these procedures will receive the same consideration that candidates recommended by the committee receive.

When selecting directors, the Board of Directors reviews and considers many factors, including experience, business understanding, achievement, available time, diversity, skills and independence. It also will consider ethical standards, integrity and any conflict of interest. It considers recommendations primarily from shareholders of the Company and from members of the Board of Directors and management. The Corporate Governance Committee conducts interviews with candidates who meet the criteria of the Board of Directors and has full discretion in considering its nominations to the Board of Directors. The Board of Directors adopted Corporate Governance Guidelines, which include criteria to assess the suitability of candidates for the Board of Directors. These Corporate Governance Guidelines are posted under the “Conduct” tab on the Company’s website at “www.take2games.com”.

Board Diversity and Refreshment

The Board of Directors routinely reviews the composition of the Board and believes that it benefits from having a diverse group of directors, including based on experience, gender, ethnicity and other factors. The Board has taken a deliberate approach to refreshment, with new directors joining in four of the prior seven years and five of our 10 director nominees having served for seven years or less. Four of the five most recent additions to the Board are female and/or members of an underrepresented group.

On an annual basis, the Corporate Governance Committee conducts a succession planning and refreshment review that covers the Board of Directors, the Company’s executive officers and, in conjunction with the Company’s Chief Human Resources Officer, a review of succession planning throughout the organization. As a result of its regular succession planning and refreshment reviews, in September 2023, Ms. Srinivasan succeeded Mr. Dornemann as our Lead Independent Director, was appointed to serve as the Chair of the Executive Committee, and rotated off the Corporate Governance Committee. In addition, also at that time, Ms. Siminoff, who joined the Board of Directors in fiscal 2023 in connection with the Zynga acquisition and is a member of the Audit Committee, joined the Corporate Governance Committee. Mr. Dornemann has remained a member of all the committees of the Board of Directors.

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Risk Oversight

The Board of Directors exercises direct oversight of strategic risks to the Company. The Audit Committee reviews the Company’s policies for risk assessment and risk management relating to financial reporting and internal controls, as well as operational risk relating to business continuity planning, cyber, digital and physical security, including security controls over customer data, and assesses steps management has taken to control such risks and exposures. The Compensation Committee oversees risks relating to compensation programs and policies. See “Risk Assessment of Overall Compensation Program.” The Corporate Governance Committee oversees environmental, social and governance matters and operational risk relating to insurance. In each case, management periodically reports to our Board of Directors or to the relevant committee, which provides guidance on risk appetite, assessment, and mitigation. Each committee charged with risk oversight reports to our Board of Directors on those matters.

Annual Evaluations

The Board of Directors and its committees conduct annual self-evaluations that include both the completion of a questionnaire as well as biennial individual interviews of each director by an outside third party. These evaluations are utilized by the Board and each committee to improve communication, strategy and effectiveness, and to identify possible improvements that can be made to the performance and composition of the Board and each of its committees. The Corporate Governance Committee assists the Board of Directors in its review and reports to the full Board regarding its findings and recommendations, which are considered and implemented as appropriate. Furthermore, the Compensation Committee performs an annual performance review of the Chairman, CEO and other named executive officers and reports its findings to the full Board of Directors.

Attendance at Shareholder Meetings

The Board of Directors has adopted a policy whereby director nominees are encouraged to attend the Company’s annual meeting of shareholders. All of our then incumbent director nominees attended the last annual meeting of the Company’s shareholders in September 2023.

Meetings of Directors

The Board of Directors held nine meetings during fiscal 2024. Each of the incumbent directors attended at least 75% in the aggregate of all meetings of the Board of Directors and committees on which the individual served for the period of his or her service in the fiscal year.

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Board Strategic Off-site

Periodically, the Board of Directors convenes at an off-site strategic planning session, which includes presentations and discussions with senior management, to review the Company’s strategic, competitive and financial performance goals as well as to discuss the Company’s long-term strategic plan. The most recent off-site strategic planning session took place in Fall 2023.

Sustainability Matters

The Company believes that focusing on corporate governance and corporate responsibility creates value for the Company, our employees, our shareholders, our consumers and other stakeholders while also helping mitigate risks, reduce costs, protect brand value, and identify market opportunities. The Board of Directors provides oversight for this area through the Corporate Governance Committee which oversees and reviews our sustainability strategy and guides long-term climate strategy. The Company oversees Sustainability matters using the following structure:

CORPORATE GOVERNANCE COMMITTEE

MANAGEMENT COMMITTEE

• Global Human Resources	• Investor Relations	• Financial
• Legal	• Workplace	• Creative
• Cybersecurity

The Company seeks to ensure that corporate responsibility and sustainability considerations are incorporated into our corporate strategy, disclosure, and long-term goals to maintain and advance sustainable shareholder value. We intend to publish our third Impact Report incorporating the Sustainability Accounting Standards Board standards by September 2024. The report will highlight the Company’s efforts across key environmental, social, and governance topics and will be available on our website. We also publish a standalone report on the Task Force on Climate-Related Financial Disclosure recommendations, which is also posted on the Company’s website. These reports and our website are not incorporated herein by reference. Areas on which this committee continues to focus include board diversity and refreshment, cybersecurity, human capital management, sustainability and community engagement.

Cybersecurity

We continue to invest financial and operational resources to implement certain systems, processes and technologies to guard against cyber risks and to help protect our data and systems. Our Audit Committee receives reports on at least a semi-annual basis regarding key cybersecurity, risks and related matters, including secure processing, storage, and transmission of personal and confidential information, such as the personally identifiable information of our users. For additional information with respect to the Company's cybersecurity risk management, strategy and governance, see Item 1C under the heading “Cybersecurity” of Part I of the Company's Annual Report on Form 10-K for fiscal 2024.

Human Capital Management

One of Take-Two’s most important assets is our people. We are constantly focused on our teams – their success, their structure and how best to support them given their particular needs and projects.

Employee Statistics*

12,371 full-time employees	78% of employees are focused on product development

*	As of March 31, 2024

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Although some repercussions of COVID-19 remain across the industry, most of our employees have returned to their offices, with many of our teams productively working in a hybrid work environment. This approach to the workplace presents new challenges, as well as opportunities, for managing teams and supporting employees. In that vein, we are continuing existing programs and identifying others to ensure our people feel supported in their roles, including enhanced manager training to help strengthen teams despite the varied approaches to working, continuing our wellness and mental health offerings, encouraging people to step away from their screens when they can and spending a lot of time listening to employee feedback.

Our varying approaches to the workplace facilitate our continued focus on creativity and innovation, two of the core tenets of our organization and the lifeblood of our ongoing success. The creative teams at our labels are renowned for their consistent ability to deliver games that set new benchmarks for excellence. We support our creative and corporate teams by focusing on talent acquisition and retention, including through offering job development and skills training initiatives, extensive employee benefits and numerous well-being programs, and partnering with the leadership at our labels to foster the types of cultures our leaders believe best support and grow the creative processes for their particular teams.

Diversity, Equity, and Inclusion

We firmly believe that diverse teams are more valuable and effective, and that diversity is key to our success. We are committed to enhancing workforce diversity at Take-Two, and we strive to provide an inclusive workplace in which everyone feels respected, heard, and safe. We believe our culture of compassion and respect fosters a warm, welcoming environment for all qualified candidates and colleagues. Specific efforts we take include company-sponsored service projects in the communities in which we operate; providing financial and other support to organizations working to eradicate social injustice as well as providing educational, athletic, and other opportunities to underserved communities; working with organizations to support the rights of the LGBTQIA+ community; endeavoring to expand the diversity of our industry’s candidate pool through scholarships to minority game design students and contributions to organizations providing STEM opportunities to children in underserved communities; delivering interview training and career counseling to young adults in those same communities; and celebrating cultural differences through various employee affinity groups and company events and offerings.

Talent Assessment & Development and Employee Experience

We strongly believe in internal growth opportunities and career development tracks. We also recognize the importance of our employees staying current in an ever-changing industry. To that end, our global Learning & Development team curates a wide variety of training materials and programs targeting both hard skills development and career progression as well as programs in leadership development and employee round tables. Further, our compliance training program seeks to ensure that our employees recognize and report any signs of harassment, discrimination, retaliation, or other inappropriate behaviors in the workplace and that they understand and abide by our Code of Business Conduct and other internal policies. Our learning and development programs are designed to be closely aligned with our performance management process and succession planning. Our formalized performance management process provides the platform for evaluating each individual employee’s contributions to the team and our success, with a focus on regular communication and transparency. We work hard to ensure that development opportunities are individually tailored and that all decisions regarding hiring, career progression, and compensation are based on qualifications, work ethic, and job performance. Beyond formal performance management, we stay connected with our teams throughout the year with global town hall meetings, engagement and “pulse” surveys, culture assessments and employee round tables.

The feedback generated through these tools helps to ensure we are providing a supportive, dynamic, and stimulating work environment for all of our employees. These efforts and more contributed to Take-Two being named one of Forbes’ Best Mid-Size Employers list in 2019, 2021, 2022, and 2024, and one of Newsweek’s America’s Greatest Workplaces for Diversity, Women, LGBTQ+, and Job Starters in 2024. In addition, we were included on Fortune’s Great Places to Work list in 2020, 2021, and 2022 and were honored by Gay Gaming Professionals in 2021 as a DEI&B leader in the interactive entertainment industry.

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Compensation and Benefits

The main objectives of our compensation and benefit programs are to attract, retain, motivate, and reward our employees, who operate in a highly competitive and technologically challenging environment. We offer competitive compensation packages designed to incentivize high individual and Company performance. We regularly review our compensation and benefits packages from both an internal and external standpoint to ensure competitiveness, including through industry benchmarking analysis. We seek to link compensation (including annual changes in compensation) to our overall and business unit performance, as well as each individual’s contribution to the results achieved. The emphasis on our overall performance is intended to align our employees’ financial interests with the interests of our shareholders. In addition to awarding restricted stock units to employees at certain levels, we offer an Employee Stock Purchase Plan to further align the interests of our employees with our shareholders. We also provide a comprehensive benefits package that includes traditional offerings, such as medical, dental, vision, retirement, disability, accident and life insurance, prescription drugs, and leaves, and also includes programs such as well-being, fitness reimbursement, mental health benefits, and charitable giving with a Company match.

Sustainability

We aim to integrate environmental responsibility into our operational and product strategies. We will seek to reduce our carbon footprint by seeking to make environmentally conscious choices in our offices worldwide. We will be seeking opportunities to both reduce our carbon footprint and find opportunities for cost savings.

Community Engagement

We believe it is important to be part of and to support the communities in which we operate. We have established an employee charitable giving platform, Next Level, through which we match certain employee contributions and otherwise support charitable organizations of our employees’ choosing. In addition to our other volunteerism and giving initiatives, we continue to endow numerous industry-related organizations to deliver essential STEM education and game design programs for students from underserved and underrepresented communities. We also continue to support organizations that are working to eradicate social injustice as well as provide educational, athletic, and other opportunities to underserved communities. Furthermore, we work with organizations to support the rights of the LGBTQIA+ community, and to increase that community’s representation in our industry.

Board and Governance Policies

Outside Directorship Policy

The Board of Directors has established a policy requiring (i) each director and executive officer to advise the Board of Directors, through the Chief Legal Officer of the Company, of all of his or her directorships in other publicly-held companies, and (ii) that all members of the Board of Directors may not sit on more than three outside public company boards. Directors are expected to ensure that other existing commitments including service on other boards do not interfere with the member’s service as a Company Director. Annually, the Corporate Governance Committee conducts a review of director commitment levels to ensure they are aligned with our service expectations. The Corporate Governance Committee has reviewed the Company’s nominees for the Board of Directors and has determined that all nominees have the capacity to serve effectively on the Company’s Board of Directors.

Independent Directors

The Board of Directors has determined that Messrs. Dornemann, Hernandez, Moses, Sheresky and Viera and Mses. Siminoff, Srinivasan and Tolson are “independent” directors as defined under the rules of The Nasdaq Stock Market. During fiscal 2024, the independent directors met in executive session (outside the presence of management) on nine (9) occasions.

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Code of Business Conduct and Ethics

The Company has adopted a written Code of Business Conduct and Ethics that applies to directors, officers and employees of the Company, including the Company’s principal executive officer, principal financial officer, principal accounting officer and controller and any person performing similar functions. A copy of the Code of Business Conduct and Ethics is posted on the Company’s website at “www.take2games.com” and can be accessed by clicking on “Policies & Conduct,” “Conduct and Social Responsibility,” then “Global Code of Business Conduct and Ethics.”

Supplier Code of Conduct

The Company has also adopted a Supplier Code of Conduct that applies to vendors, suppliers, consultants and other third parties we engage, which makes clear that we expect all of our business partners to operate fairly and ethically, comply with domestic and international laws, and promote a work environment that values honesty, openness, integrity, and respect for fundamental human rights, wherever in the world we do business. A copy of the Supplier Code of Conduct is posted on the Company’s website at “www.take2games.com” and can be accessed by clicking on “Polices & Conduct,” then “Supplier Code of Conduct.”

Policy on Majority Voting for Directors

In response to feedback from our shareholders, on June 20, 2019, based on the Corporate Governance Committee’s recommendation, the Board of Directors approved an amendment to the Company’s bylaws to change the standard for uncontested director elections from a plurality voting standard to a majority vote standard. In an uncontested election, a director shall be elected if the number of votes that are cast “for” his or her election by holders of the stock present in person or represented by proxy entitled to vote on the election of directors exceeds the number of votes cast “against” his or her election by such holders. If a nominee who currently serves as a director is not re-elected, Delaware law provides that the director will continue to serve on our Board as a “holdover director” (i.e., until his or her successor has been duly elected and qualified, or until the earliest of his or her death, resignation or removal). In an uncontested election, any nominee for director who fails to receive a greater number of votes cast “for” such individual’s election than votes cast “against” such election promptly shall tender the individual’s resignation to the Corporate Governance Committee following certification of the shareholder vote. The Corporate Governance Committee promptly will consider the resignation offer and recommend to the Board of Directors the action to be taken with respect to such offered resignation. The Board of Directors will act on the Corporate Governance Committee’s recommendation within 90 days following the date of the Annual Meeting. Thereafter, the Board of Directors will disclose promptly its decision whether to accept the director’s resignation offer (and the reasons for rejecting the resignation offer, if applicable) in a Current Report on Form 8-K filed with the SEC. Any director tendering a resignation pursuant to this provision shall not participate in the Corporate Governance Committee recommendation or action of the Board of Directors regarding whether to accept the resignation offer.

Securities Trading Policy

The Company has adopted a written Securities Trading Policy that applies to directors, officers, employees and consultants of the Company, including the Company’s principal executive officer, principal financial officer, principal accounting officer and controller and any person performing similar functions. A copy of the Securities Trading Policy, which includes requirements for Rule 10b5-1 trading plans, is included as an exhibit to our Annual Report on Form 10-K for the year ended March 31, 2024, which is available through our Internet website at www.take2games.com or the SEC’s website at www.sec.gov.

Conflict of Interest Guidelines for Directors/Directors’ Code of Conduct

The Company has adopted a written Conflict of Interest Guidelines for Directors/Directors’ Code of Conduct that applies to directors of the Company. A copy of the Conflict of Interest Guidelines for Directors/Directors’ Code of Conduct is posted on the Company’s website at “www.take2games.com” and can be accessed by clicking on “Policies & Conduct,” then “Conflict of Interest Guidelines for Directors” or “Guidelines for Directors and Board Governance,” as applicable.

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Other Executive Officers

Each of the following executive officers, who are not also directors, will serve in such capacity until the next Annual Meeting of Shareholders or until earlier termination or removal from office.

President Age: 54
KARL SLATOFF

Key experience and qualifications:

Mr. Slatoff became President of the Company in May 2013 and served as Chief Operating Officer of the Company from October 2010 through April 2013. Mr. Slatoff serves as President of the Company pursuant to the terms of the 2022 Management Agreement between the Company and ZMC. See “Certain Relationships and Related Transactions—Management Agreement.” From February 2008 to October 2010, Mr. Slatoff served as an Executive Vice President of the Company. Mr. Slatoff also is a partner in ZMC. He previously served as a director of Cannella Response Television, LLC and CommentSold, Inc.

Prior to joining ZMC in 2001, Mr. Slatoff served as Vice President, New Media for BMG Entertainment, where he was responsible for guiding BMG’s online digital strategies, including the development of commercial digital distribution initiatives and new business models for the sale and syndication of online content. From 1994 to 1996, he worked in strategic planning at the Walt Disney Company, where he focused on the consumer products, studio and broadcast divisions, as well as several initiatives in the educational, publishing and new media sectors. From 1992 to 1994, Mr. Slatoff worked in the corporate finance and mergers and acquisitions units at Lehman Brothers where he focused on the consumer products and retail/merchandising industries.

Chief Financial Officer Age: 56
LAINIE GOLDSTEIN

Key experience and qualifications:

Ms. Goldstein was appointed Chief Financial Officer of the Company in June 2007, and is responsible for overseeing Finance, Investor Relations and Corporate Communications. Ms. Goldstein previously served as the Company’s Senior Vice President of Finance from November 2003. Ms. Goldstein also serves as a director and member of the audit committee of Phreesia, Inc.

Ms. Goldstein is a CPA with financial and business experience in the software, entertainment, retail and apparel industries, with proven success in managing the finance function of publicly traded companies. Prior to joining the Company, she held a number of positions of increasing responsibility with Nautica Enterprises, Inc., most recently serving as Vice President, Finance and Business Development. Earlier in her career, she held positions in the audit and reorganization departments at Grant Thornton LLP.

Executive Vice President and Chief Legal Officer Age: 52
DANIEL EMERSON

Key experience and qualifications:

Mr. Emerson became Executive Vice President and General Counsel of the Company in October 2014 and, effective May 2019, Mr. Emerson was made Chief Legal Officer. Mr. Emerson joined the Company as a Vice President in June 2005 and served in various capacities of increasing responsibility within the legal department, including Senior Vice President, Corporate Secretary, Deputy General Counsel and General Counsel. In addition to serving as the Chief Legal Officer of the Company, Mr. Emerson oversees administrative management of Internal Audit on behalf of the Audit Committee and physical security.

Prior to joining the Company, Mr. Emerson was a partner in the New York office of the law firm Blank Rome LLP, where he represented public and private companies across a variety of industries in mergers & acquisitions, securities law, financings and general corporate matters.

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PROPOSAL 2: NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

In accordance with the SEC’s proxy rules, we are seeking approval, on a non-binding advisory basis, of the compensation of the Company’s “named executive officers” listed in the Summary Compensation Table (the “NEOs”) for fiscal 2024, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables, and the related narrative disclosures. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. This vote is commonly known as a “say-on-pay” advisory vote. Consistent with the approval by our shareholders, on an advisory basis, of an annual advisory vote on the compensation of the named executive officers, the Board of Directors has adopted a policy providing for annual “say-on-pay” advisory votes.

The compensation of our NEOs is described in detail in the “Compensation Discussion and Analysis” section of this Proxy Statement beginning on page 28, which we encourage you to read for additional details on our executive compensation programs and compensation of our NEOs for fiscal 2024.

Our executive compensation programs are based on three core principles that are designed to motivate our NEOs to achieve annual financial and strategic objectives to enhance the profitability of the Company and create long-term shareholder value. The fiscal 2024 compensation of our NEOs reflected these core principles:

A substantial portion of our NEOs’ compensation was based on the financial performance of the Company and therefore “at risk”;
The majority of each NEO’s total compensation was provided in the form of long-term equity, two-thirds of which was subject to total shareholder return (“TSR”) and certain other performance metrics, to further align the interests of our NEOs and shareholders; and
The target total direct compensation package for each NEO was consistent with market practices for executive talent and each NEO’s individual experience, responsibilities and performance.

We believe that our compensation programs and policies for fiscal 2024 were consistent with our core compensation principles, provided an effective incentive for the achievement of positive results, aligned with shareholders’ interests, are supported by strong compensation governance practices and worthy of continued shareholder support. Accordingly, we ask for our shareholders to indicate their support for the compensation paid to our NEOs by voting “FOR” the following non-binding resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve the compensation of the named executive officers for the fiscal year ended March 31, 2024, including the Compensation Discussion and Analysis, the compensation tables, and the related narrative disclosures as included in this Proxy Statement.”

Because your vote is advisory, the result will not be binding upon the Company. Although not binding, the Board of Directors values the opinions of our shareholders and will carefully review and consider the outcome of the vote, along with other relevant factors, in evaluating its compensation program for our NEOs.

THE BOARD OF DIRECTORS BELIEVES THAT APPROVAL OF THE FOREGOING RESOLUTION ON THE COMPENSATION OF THE NEOS IS IN THE BEST INTERESTS OF THE COMPANY AND UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NEOS, AS STATED IN THE ABOVE NON-BINDING RESOLUTION.

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COMPENSATION DISCUSSION AND ANALYSIS

TABLE OF CONTENTS

Compensation Discussion and Analysis	28
Executive Summary	28
Detailed Discussion and Analysis	37
Report of the Compensation Committee of the Board of Directors	51
Risk Assessment of Overall Compensation Program	51

The Compensation Discussion and Analysis section describes the material elements of our executive compensation program for fiscal 2024, including the named executive officers (“NEOs”) as identified in the Summary Compensation Table and listed below:

Strauss Zelnick Executive Chairman and Chief Executive Officer	Karl Slatoff President	Lainie Goldstein Chief Financial Officer	Daniel Emerson Executive Vice President and Chief Legal Officer

Messrs. Zelnick and Slatoff serve in their executive positions pursuant to a management agreement with ZMC, discussed below.

Executive Summary

Take-Two is a leading developer, publisher and marketer of interactive entertainment for consumers around the globe. We develop and publish products principally through Rockstar Games, 2K, Private Division and Zynga.

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Our strategy is to be the most creative, innovative, and efficient company in the evolving interactive entertainment industry. With our diverse portfolio that spans all key platforms and numerous genres, we strive to create the highest quality, most engaging interactive entertainment franchises and captivate our global audience. Most of our intellectual property is internally owned and developed, which we believe best positions us financially and competitively. We have established a portfolio of proprietary software content for the major hardware and mobile platforms in a wide range of genres, including action, adventure, family/casual, hyper-casual, role-playing, shooter, social casino, sports, and strategy, which we distribute worldwide. We believe that our player-first mentality and commitment to creativity and innovation are distinguishing strengths, enabling us to differentiate our products in the marketplace by combining advanced technology with compelling storylines and characters that provide unique gameplay experiences for consumers. We have created, acquired, or licensed a group of highly recognizable brands to match the broad consumer demographics that we serve, ranging from adults to children and game enthusiasts to casual gamers. Another cornerstone of our strategy is to support the success of our products in the marketplace through innovative marketing programs and global distribution on platforms and through channels that are relevant to our target audience.

Our management team and creative talent at Rockstar Games, 2K, Private Division, and Zynga are essential to building and maintaining the strongest portfolio of Intellectual Property (“IP”) in the industry. Our compensation program is designed to reflect the importance of our creative talent, including through the use of equity awards to establish strong links between our creative teams and long-term value creation for shareholders.

Select Fiscal 2024 Performance Highlights

The Company delivered strong financial results in fiscal 2024 and continued to execute successfully on our strategy to capitalize on the popularity of video games by developing and publishing high-quality interactive entertainment experiences across a range of genres.

Business Highlights

•	We delivered GAAP net revenue of $5.35 billion and Net Bookings of $5.33 billion. At the same time, recurrent consumer spending (“RCS”) continued to be a meaningful component of our business, representing 78.8% of total net revenue and 78.5% of total Net Bookings.
•	We released successful hit titles, engaged players with a steady cadence of in-game content, and continued to position our organization for the long-term. Highlights from the year include:
—	Grand Theft Auto V continues to expand its audience. As of the end of fiscal 2024, the title had sold-in approximately 200 million units worldwide. At the same time, Grand Theft Auto Online remains one of our largest contributors to RCS. We are thrilled that more than a decade after their initial releases, Grand Theft Auto V and Grand Theft Auto Online grew their audience sizes by an incredible 35% and 23%, respectively, for the full year. Rockstar’s premium subscription service, GTA+, has grown its membership significantly, as Rockstar continues to add valuable benefits to players.
—	Red Dead Redemption 2 continues to resonate with players worldwide and has sold-in more than 64 million units to-date.
—	NBA 2K24 has sold-in over 9 million units to date and consumer engagement remained strong. Consumers responded well to new in-game features, new Season Pass options that provide players with the opportunity to earn even more rewards, and a new seasonal progression that tracks and combines MyCAREER and MyTEAM into one linear rewards system.
—	2K and Visual Concepts released WWE 2K24, which has been a resounding success and is the highest-rated installment in the history of our popular wrestling franchise on Xbox, with an 83 average Metacritic score.

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—	Zynga finished the year with strong momentum in in-app purchases. The label’s newest hit, Match Factory!, established itself as a Top-20 grossing game on the U.S. Apple App Store and reached millions of new users with its launch on the Google Play store. Players have responded to new bold beats and other exciting features. Additionally, Toon Blast outperformed our expectations, driven by a new Dragons’ Treasure competition and many other features.
—	Our blended monetization efforts in hyper-casual are progressing well within Rollic, with Twisted Tangle and Screw Jam both becoming Top-100 grossing games on the U.S. Apple App Store.
—	Our direct-to-consumer business for mobile continues to grow, and our teams are working actively to add more titles each quarter to this highly accretive, owned distribution channel.
—	Private Division released several new titles, including After Us and Penny’s Big Breakaway.
•	We entered into a definitive agreement with Embracer Group to acquire The Gearbox Entertainment Company, an award-winning creator of industry-defining entertainment experiences, including the Borderlands and Tiny Tina’s Wonderlands franchises, with the transaction subsequently closing in June 2024. We have identified many potential growth opportunities for the Borderlands series and Gearbox’s catalog, which we plan to pursue once the studio is fully integrated into our organization.
•	We implemented a cost reduction program that is expected to deliver significant annual cost savings across our entire business. As part of these efforts, we have eliminated several projects in development that we did not anticipate would meet our financial benchmarks. We also took actions to streamline our organizational structure, which reduced both existing headcount and future hiring needs.

Our strong financial performance in fiscal 2024 also reflects the strategic steps management has taken in the past several years to fortify our balance sheet, grow and diversify our franchise portfolio, and enhance our margin structure for the long term.

The following line graph compares, from March 31, 2019 through March 31, 2024, the cumulative total shareholder return (“TSR”) on our common stock with the cumulative TSR on (1) the stocks comprising the Nasdaq Composite Index, (2) the stocks comprising the S&P 500 Index, and (3) the RDG Technology Composite Index which has now replaced the Activision Blizzard and Electronic Arts performance peer group index used in prior years. The RDG Technology Composite Index compares Take-Two to a broader group of companies in our industry using a published industry index. Activision Blizzard is no longer public after the completion of its acquisition by Microsoft and Electronic Arts is included in the broader RDG Technology Composite Index. The comparison assumes $100 was invested on March 31, 2019 and tracks it through March 31, 2024.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

Among Take-Two Interactive Software, Inc., the NASDAQ Composite Index, the S&P 500 Index,
and the RDG Technology Composite Index

*	$100 invested on 3/31/19 in stock or index, including reinvestment of dividends. Fiscal year ending March 31.

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Shareholder Engagement

We maintain a robust year-round shareholder outreach program to facilitate ongoing, two-way dialogue on topics our shareholders find most important. Our Board members are regular participants in these critically important conversations, and we discuss a diverse range of topics, including board, governance, sustainability and executive compensation practices.

At our 2023 annual meeting of shareholders, we were pleased that our Say-on-Pay vote received over 87% support after extensive outreach and efforts to implement shareholder feedback. Since the 2023 Annual Meeting, we have sought discussions with holders of almost two-thirds of our outstanding shares and held discussions with all investors who expressed an interest in engaging with us, representing nearly one-half of our outstanding shares. Members of our Compensation Committee actively participated in discussions with shareholders holding over one-third of our outstanding shares.

Shareholders overwhelmingly conveyed positive feedback on our compensation policies and our response to the low support for the Advisory Vote on Executive Compensation at our 2022 annual meeting. Shareholders noted the increased rigor and disclosure of goal setting for our annual cash incentive program, the shift to a greater percentage of performance-based equity as part of our long-term incentive program, and the implementation of longer performance and vesting periods for equity awards, each of which was implemented in response to prior shareholder feedback and incorporated into the 2022 Management Agreement with ZMC, which became effective for fiscal 2023.

Shareholder Engagement Following the 2023 Annual Meeting
Shareholders Contacted	Engaged with	Director-Led Discussions
~61.9%	~47.6%	~37.7%
of our outstanding common stock	of our outstanding common stock	of our outstanding common stock
All percentages represent ownership of Take-Two outstanding common stock as reported by our shareholders’ most recent filings as of the date of this Proxy Statement.

The key topics of discussion during shareholder engagements since the 2023 annual meeting of shareholders included:

•	Compensation Practices: Shareholders appreciated the Compensation Committee’s responsiveness to the 2022 Say-on-Pay proposal and were pleased to see the increased goal rigor, the longer duration of the performance and vesting periods for our stock-based compensation, the significant shift to more “at risk” compensation subject to measurable and rigorous performance goals, and additional disclosures regarding our compensation structure. Many noted that these factors led to our 87% approval of our Say-on-Pay proposal at the 2023 annual meeting.
•	2022 ZMC Management Agreement: Shareholders appreciated the increased disclosure regarding the ZMC Management Agreement, including understanding the rationale for the increased opportunity and how that was balanced by significantly more of the compensation being subject to measurable and rigorous performance goals and therefore “at-risk.” Shareholders also noted the very rigorous 40% TSR threshold.
•	Transition Awards: Shareholders understood the rationale for the one-time transition awards granted in fiscal 2023, which were designed to fill short-term gaps in vesting and value created by the transition from our 2017 Management Agreement. We explained that there were no transition awards granted in fiscal 2024 and that no additional transition or other one-time awards were anticipated under the ZMC Management Agreement in the future.

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•	Board of Directors: Positive discussions with shareholders occurred regarding the collective skill sets represented by our Board with some noting that they would like to see us add to this year’s proxy statement an individualized skills matrix and description of the importance of those skills, which we have done (see Page 8).
•	Sustainability Topics: Review of Take-Two’s sustainability priorities including our updated reporting frameworks and our approach to Human Capital Management, including our initiatives to attract and retain a high-performing and diverse workforce.

Fiscal 2024 Variable Compensation Targets and Performance Achievement

Annual and long-term incentives for ZMC and our other NEOs are based on measurable financial and share price performance metrics that reflect key measures of our success. The following table summarizes the targets and actual results for both ZMC and NEO performance-based cash compensation for fiscal 2024 and equity compensation linked to TSR performance granted in fiscal 2024.

	Financial Performance Metrics	2024 Performance Threshold	2024 Performance Target	2024 Performance Maximum
Annual Incentive	Adjusted EBITDA
Performance-Based RSUs (Fiscal 2024 Grant)	Relative TSR
* Relative TSR is measured over the three-year period ending March 31, 2026.

Annual Incentive Plan Target Setting

Our Compensation Committee establishes the annual cash incentive based solely on performance against a budgeted Adjusted EBITDA* goal set at the beginning of each fiscal year. Adjusted EBITDA is an objective measure that focuses our executives on operating growth and profitability, which the Committee believes is key to shareholder value creation. There is no discretionary element to this goal.

In setting an Adjusted EBITDA target, the Board of Directors works closely with management as part of an iterative process to set the budget and determine an appropriate target that aligns with the Company’s goals and objectives for the upcoming fiscal year. The Board of Directors is guided by a philosophy to set rigorous, yet achievable goals that contain appropriate stretch targets to motivate outperformance. The factors considered in determining the appropriate annual Adjusted EBITDA target include the Company’s projected annual release schedule, whether the releases are new IP or iterations of established IP, the Company’s expected investment in future research and development, and an analysis of the risks and opportunities for the upcoming fiscal year. Because release schedules, investment amounts, and expected risks and opportunities differ year over year, a rigorous target that provides an appropriate incentive for the Company’s executives will vary from year to year.

In setting our fiscal 2024 Adjusted EBITDA targets, the Board of Directors specifically considered, among other factors:

•	Our expected product releases, including the expected timing of releases and the fact that several of the releases were based on new IP;
•	The market conditions for our industry;
•	The incorporation of Zynga into our organization for the full year, including new releases from Zynga and the recognition of certain synergy targets that could be gained from the integration; and
•	Efforts to achieve our cost containment objectives.

As a result of these considerations, the fiscal 2024 Adjusted EBITDA target was set at a level above the actual Adjusted EBITDA achieved in fiscal 2023.

*	Adjusted EBITDA is a non-GAAP measure, which is defined as GAAP net income (loss) excluding the change in deferred net revenue and related cost of revenue, stock-based compensation, business reorganization, interest expense (income), depreciation and amortization, goodwill impairment, amortization and impairment of intangible assets, bonus, income taxes, impact of the revaluation of the Turkish Lira against the U.S. Dollar, fair value adjustments related to certain equity investments and acquisition-related costs. Refer to Annex A herein for a reconciliation of GAAP net income to the Adjusted EBITDA measure discussed above.

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Annual Incentive Plan Achievement

Target Adjusted EBITDA for fiscal 2024 was $953.6 million and the Company achieved actual Adjusted EBITDA of $845.2 million. Our achievement reflected strong catalog performance throughout the year, the successful integration of Zynga, and meeting our cost containment objectives, but it fell short of our fiscal 2024 Adjusted EBITDA target due to the following factors:

•	We made a significant investment in Match Factory, a title that showed strong signals of success mid-way into the year, which was not included in the budget;
•	Softness in several titles within our mobile portfolio and our NBA franchise underperforming our expectations for the year;
•	Certain titles on our release schedule moved to later in the fiscal year or outside of the fiscal year; and
•	Certain of our new IP releases underperforming our expectations.

As a result, ZMC and our other NEOs received below target bonus payouts under the fiscal 2024 annual incentive plan. For further discussion of our results for fiscal 2024, see the above section titled “Select Fiscal 2024 Performance Highlights.

ZMC Management Agreement

Executive Chairman and CEO Strauss Zelnick and President Karl Slatoff serve as executives of the Company under a management agreement with ZMC, a partnership of private equity investors that focuses on the media and communications industry, of which they are partners.

On May 3, 2022, the Company and ZelnickMedia entered into a management agreement (the “2022 Management Agreement”) that became effective as of the close of the Zynga acquisition on May 23, 2022 (the “Effective Date”) and superseded the prior management agreement with ZelnickMedia dated as of November 17, 2017 (the “2017 Management Agreement”). On May 21, 2022, ZelnickMedia assigned substantially all of its rights and obligations and other liabilities under the 2022 Management Agreement to ZMC. References to “Management Agreement” in this Proxy Statement refer to both the 2017 Management Agreement and the 2022 Management Agreement interchangeably. Fees and incentives paid to ZMC during fiscal 2024 are detailed below under “Fiscal 2024 Fees and Incentives to ZMC.”

Under the 2022 Management Agreement, ZMC will continue to provide management, consulting and executive level services to the Company through March 31, 2029.

The 2022 Management Agreement includes the following enhancements that were implemented in response to direct feedback from shareholders:

ZMC Management Agreement Enhancements
Structural Element	2017 Management Agreement	2022 Management Agreement
Percentage of at-risk compensation at max (across both Annual Incentive and LTI awards)	71%	80%(1)
Proportion of performance-based equity at target	55%	67%
Measurement and vesting period of performance-based equity awards	Two years	Three years
Vesting period of time-based equity	Two-year cliff vesting	Three-year ratable vesting
Percentage of performance-based equity tied to Relative TSR, RCS and IP metrics	75% Relative TSR 12.5% RCS 12.5% IP	75% Relative TSR 25% RCS
Relative TSR Peer Group	Nasdaq Composite Index	Nasdaq-100 Index
Rigorous Relative TSR Thresholds	40th percentile minimum 50th percentile target 75th percentile or above maximum	Same
Increased Transparency	60% cap on fees paid by ZMC to Mr. Zelnick 40% cap on fees paid by ZMC to Mr. Slatoff	Same
(1)	Percentage based on fiscal 2024 compensation.

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The Compensation Committee believes the Company’s management structure and relationship with ZMC has been critical to building the Company’s franchises, improving profitability, strengthening the balance sheet, and providing disciplined management. Many shareholders have told us that we should make continuing the relationship with ZMC a top priority.

Since first engaging ZMC in 2007, the Company has been transformed from single franchise dependency into a diverse, financially strong, global interactive entertainment enterprise. The Company now has 15 franchises with individual titles that have sold-in to retail more than 5 million units each, and 79 individual, multi-million unit selling titles. The Company has also expanded geographically, in digital distribution and with new business models, and grown strategically, including by executing upon the transformative acquisition of Zynga during fiscal 2023.

As part of its regular governance practices, the Board of Directors continuously reviews the relationship with ZMC to ensure that it remains the right management structure for the Company and our shareholders. At least annually, the Compensation Committee conducts interviews on a confidential basis with all direct reports to Messrs. Zelnick and Slatoff, and other members of management, to seek feedback on the performance of the ZMC executives and our other NEOs and to evaluate the effectiveness of the ZMC relationship more broadly. The Compensation Committee’s feedback from these 360-degree interviews is then discussed at executive sessions of independent Board members. This feedback was taken into consideration during the most recent ZMC management agreement negotiation. The Lead Independent Director also regularly engages with members of the executive team, including non-ZMC members of management.

NEO Compensation Structure and Pay-for-Performance Principles

The Compensation Committee has developed compensation programs and arrangements designed to place a substantial portion of our executives’ compensation at risk based on Company performance. Equity awards are a key element in the compensation of our executives, as well as creative talent throughout the organization. The Compensation Committee believes equity awards create strong linkage between our executives and the long-term performance of our Company as well as the interests of our shareholders.

In fiscal 2024, based on feedback received from shareholders, the annual equity grant to ZMC made by the Compensation Committee (i) was maintained at 67% performance awards, ensuring that a significant portion of such equity awards remained “at risk” and (ii) continued to have 25% of the vesting criteria for such performance awards subject to the RCS performance metric. Also based on feedback from shareholders, the Compensation Committee maintained the three-year performance period for the performance awards issuable to all our NEOs to ensure continued alignment with long-term shareholder value.

Compensation to Executive Chairman and CEO and President

We believe the short-term and long-term incentives are balanced to help incentivize optimal performance and also note that there is no duplication in use of performance metrics between short-term and long-term programs.

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The following table summarizes the compensation components of the 2022 Management Agreement for compensation in fiscal 2024:

Compensation Component	% Linked to Performance	Delivery From	Performance Link	Performance Measurement/ Vesting Period
Annual Management Fee	—	Cash	—	—
Annual Incentive	100%	Cash	Adjusted EBITDA(1)	1 year
Long-Term Incentive (Equity Grants)	67% at target 80% at maximum	Performance-Based Awards	75%: Relative TSR Performance(2) 25%: Recurrent Consumer Spending Performance(3)	3-year measurement period 3-year cliff vest
		Time-Based Awards(4)	—	3-year ratable vesting

(1)	The table below describes the payout schedule for the annual incentive opportunity, with proration on a straight-line basis between the amounts listed:

Percentage of Adjusted EBITDA Target Obtained	Amount of Annual Bonus
80% or less	$0
90%	$3,300,000
100%	$6,600,000
110%	$8,014,286
120%	$9,428,572
130%	$10,685,714
140%	$11,942,858
150%	$13,200,000
Above 150%	$13,200,000

(2)	Relative TSR performance-based vesting is a function of the Company’s TSR during the performance period, which commenced on June 1, 2023 and ends on March 31, 2026 (which is the end of the third fiscal year during such period), as compared to the TSR generated by the companies that comprise the Nasdaq 100 Index on the first day of the performance period. We use the Nasdaq 100 Index for this purpose, rather than a narrow peer group, given the small size of our public company compensation peer group and the stock price volatility of those peers. The table below describes the vesting schedule for the performance-based equity based on achievement of relative TSR over such performance period, with proration on a straight-line basis between the amounts listed:

TSR Percentile Rank	TSR Vesting Percentage
Less than 40th Percentile	0% of target shares
40th Percentile	50% of target shares
50th Percentile	100% of target shares
75th Percentile	200% of target shares

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(3)	Recurrent Consumer Spending performance-based vesting is determined by comparing the following two measurements and using the measurement that results in the greatest number of RSUs vesting: (i) the percentage change between the Recurrent Consumer Spending for the base fiscal year (which is the fiscal year prior to the fiscal year in which the grant was made) and the three-year average Recurrent Consumer Spending for the three fiscal years following the base fiscal year (“Absolute Recurrent Consumer Spending Growth”) and (ii) the three-year average Recurrent Consumer Spending for the three fiscal years following the base fiscal year as a percentage of the three-year average total net bookings for the same period (“Relative Recurrent Consumer Spending”). Recurrent Consumer Spending is defined as the consolidated net bookings generated by the Company that are supplemental to the sale of any full game release from the sale of virtual currency, add-on content, in-game purchases and similar items, calculated on a basis consistent with how the Company calculates recurrent consumer spending for its management reporting. The table below describes the vesting schedule for the Recurrent Consumer Spending performance-based shares (with the measurement that results in the greatest number of RSUs vesting being determinative):

Absolute Recurrent Consumer Spending Growth (during the relevant measurement period)	Absolute Recurrent Consumer Spending Vesting Percentage
Less than 3%	0% of target shares
3%	50% of target shares
6%	100% of target shares
9% or greater	200% of target shares

Relative Recurrent Consumer Spending (as a percentage of three-year average total net bookings)	Relative Recurrent Consumer Spending Vesting Percentage
Less than 45%	0% of target shares
45%	50% of target shares
50%	100% of target shares
55% or greater	200% of target shares

(4)	Awards will vest 1/3rd on each of June 1, 2025 and June 1, 2026 (with 1/3rd having previously vested on May 31, 2024), for the grant made on June 1, 2023, in each case provided that the Management Agreement has not been terminated prior to such date.

Compensation of Other Named Executive Officers

In fiscal 2024, Ms. Goldstein and Mr. Emerson were compensated through three primary components: base salary, annual incentive and long-term incentives, the majority of such compensation was performance-based and weighted toward long-term incentives.

Compensation Component	% Linked to Performance	Delivery Form	Performance Link
Annual Base Salary	—	Cash	—
Annual Incentive	100%	Cash	Adjusted EBITDA
Long-Term Incentive (RSUs)	66.7% at target 80% at maximum	Performance-Based Awards(1)	Relative TSR
		Time-Based Awards(2)	—

(1)	Performance-based awards that are earned (based on relative TSR performance over a three-year performance period, determined in the same manner as under the Management Agreement, as described above) will vest in one installment in the third year following the year in which such grants were made on a date determined by the Compensation Committee at the time of grant. For example, the performance-based portion of the RSUs granted to Ms. Goldstein and Mr. Emerson on June 1, 2023, will cliff vest, if at all, on June 1, 2026.
(2)	Awards will vest, subject to continued employment, over four years with one-quarter vesting commencing in the year following the year in which such grants were made on a date determined by the Compensation Committee at the time of grant and then in 12 equal quarterly installments thereafter. For example, the time-based portion of the RSUs granted to Ms. Goldstein and Mr. Emerson on June 1, 2023, vested 25% on May 31, 2024 and thereafter will vest, if at all, in 12 equal quarterly installments commencing on September 1, 2024.

Structural Pay and Performance Alignment for All NEOs

Our NEOs receive a mix of compensation that is appropriately weighted towards at-risk pay in the form of annual incentives and long-term incentives. The Compensation Committee believes this creates strong alignment with the Company’s stated compensation philosophy of providing compensation commensurate with individual and corporate performance. The majority of incentive compensation is also delivered in the form of equity, which aligns executives’ incentives and the interests of our shareholders.

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The following chart illustrates the fiscal 2024 compensation mix, based on maximum compensation opportunities for ZMC and for our other NEOs.

Highlights of Compensation Governance Practices

Take-Two maintains strong compensation governance practices that support our pay-for-performance principles and align management incentives with the interests of our shareholders. We have adopted a number of “best practices” with respect to executive compensation, including:

Clawback policy applicable to NEOs, including ZMC

Incentive caps on annual bonuses to NEOs

Strong anti-hedging and anti-pledging policies

Double-trigger acceleration of vesting on a change in control

Meaningful stock ownership requirements (6x per annum management fee, excluding any bonuses, for each of CEO/Chairman and President; 3x annual base salary for other NEOs; and 5x annual cash retainer for directors)

Equity incentive plan provisions that prohibit re-pricing of stock options without shareholder approval

Limited perquisites

No tax gross ups in respect of any excise taxes on parachute payments

Annual compensation risk assessment for employee plans

Retention of independent compensation consultants by the Compensation Committee

Balanced compensation approach between short-and long-term incentive opportunities

Detailed Discussion and Analysis

The main body of this Compensation Discussion and Analysis provides details on the principles and objectives of our executive compensation program and the Compensation Committee’s key fiscal 2024 compensation-related decisions. This section is organized into the following categories:

I.	Objectives and Philosophy of Executive Compensation
II.	Competitive Market Positioning
III.	Compensation to Executive Chairman and CEO and President
IV.	Other NEO Compensation
V.	Principal Elements of Non-ZMC Related Executive Compensation
VI.	Operation of the Compensation Committee
VII.	Compensation Governance Practices

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I. Objectives and Philosophy of Executive Compensation

Our executive compensation program is designed to drive Take-Two’s mission of producing strong, sustainable financial results for its shareholders by pursuing a strategy of being the most creative, innovative, and efficient company in the evolving interactive entertainment industry. With our diverse portfolio that spans all key platforms and numerous genres, including everything from casual mobile to immersive AAA titles for PCs and consoles, we strive to create the highest quality, most engaging interactive entertainment franchises and captivate our global audience. To achieve this, it is critical that we have the resources available to attract and retain executives who are committed to creativity, efficiency and innovation.

Accordingly, the Compensation Committee has established a market competitive compensation plan for our NEOs that is designed to:

Enhance the profitability of the Company and drive shareholder value creation;

Link a substantial portion of compensation to the Company’s long-term financial and stock price performance, thereby creating long-term shareholder value;

Attract, motivate, and retain highly qualified individuals;

Reward each NEO’s contribution to the Company’s profitability and growth; individual initiative, leadership and achievements; and management of risks; and

Motivate NEOs to build a career at the Company and to contribute to our future success.

Our compensation program’s design, and in particular the use of equity awards as a key incentive element, establishes strong links between our creative teams and long-term value creation for shareholders. Our compensation program reflects the importance of creative talent to our business and enables us to retain and incentivize these groups. As a result of the importance we place on equity incentives, Take-Two may, in some years, have higher equity usage for share plans than some of our peers. The Board of Directors periodically authorizes share repurchases when it believes such actions are in the best interest of the shareholders; these repurchases directly reduce the number of the Company’s outstanding shares.

II. Competitive Market Positioning

The Compensation Committee determines pay levels for our NEOs based on a number of factors, including the individual’s role and responsibilities within the Company, the individual’s experience and expertise, historical compensation actually realized by the individual, pay levels in the marketplace for similar positions, and performance of the individual and the Company as a whole. In determining pay levels, the Compensation Committee considers all forms of compensation and benefits, including the mix thereof.

After consideration of data collected on external competitive levels of compensation and internal relationships within the executive group, the Compensation Committee makes decisions regarding each individual NEO’s target total compensation opportunity based on the need to attract, motivate and retain an experienced and effective management team.

Each year, the Compensation Committee reviews and approves the peer group companies that are used to evaluate competitive market compensation. In doing so, the Compensation Committee seeks to approve a peer group that is representative of the sector in which we operate and includes companies with similar revenue and market capitalization as Take-Two. As such, to support development of our incentive program for fiscal 2024, Frederic W. Cook & Co., Inc. (“FW Cook”) performed a peer group analysis in March 2023 and recommended the following adjustments to the peer group, which were adopted by our Compensation Committee: remove Twitter, Inc. (following its take-private acquisition) and add Roblox Corporation, which is an online entertainment and gaming platform that is similar in size to Take-Two.

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Fiscal 2024 Peer Group

The peer group used to evaluate competitive market compensation of NEOs for fiscal 2024 was composed of the following 16 companies:

Videogame	Internet & Technology		Entertainment & Leisure
• Activision Blizzard Inc.	• Booking Holdings Inc.	• Peloton Interactive, Inc.	• Fox Corporation
• Electronic Arts Inc.	• eBay Inc.	• Roku, Inc.	• Hasbro, Inc.
• Playtika Ltd.	• Expedia Group, Inc.	• Sirius XM Holdings Inc.	• Paramount Global
• Roblox Corporation*	• Match Group, Inc.		• Mattel, Inc.
• Warner Music Group Corp.

*	Added to peer group for fiscal 2024

While the Compensation Committee believes that the peer group consists of a collection of companies for which executive compensation information is publicly available that are most comparable to the Company, the Compensation Committee understands that Take-Two has a limited number of direct competitors in the videogame industry and that many of the Company’s competitors are either privately held and/or incorporated in foreign jurisdictions which do not require public disclosure of executive compensation. This dynamic creates added challenges when constructing a statistically reliable set of peers and requires that the Company both include the few direct competitors it has in the group, even if larger, and to expand its pool of potential peer companies to those that are tangentially related to the Company (i.e., internet and technology, and entertainment and leisure companies) that we compete with to attract and retain talent. While imperfect, the Compensation Committee believes the peer group selected is representative of the sector in which the Company operates, and includes a balanced set of companies with similar revenue and market capitalization as Take-Two.

For fiscal 2025, as part of its annual review process, the Compensation Committee worked with FW Cook to review the peer group in April 2024 and determined to remove Activision Blizzard Inc. (following its take-private acquisition), and to add DraftKings Inc. which is a digital entertainment and gaming platform that is similar in size to Take-Two.

Target Determinations

The Compensation Committee annually reviews total NEO compensation as compared to competitive market data. For purposes of calculating annual target compensation for any fiscal year, the Compensation Committee includes base salary, target cash bonus, target long-term incentive compensation and any special awards. Ms. Goldstein’s and Mr. Emerson’s annual pay targets in fiscal 2024 are both near the 75th percentile of the peer group used by the Company in considering executive compensation.

III. Compensation to Executive Chairman and CEO and President

Take-Two has a long-standing management relationship with ZMC, under which ZMC provides executive management and other services to Take-Two. This relationship was first established in 2007 and has been maintained, with several amendments and restatements, since that time. Our Executive Chairman and CEO, Strauss Zelnick, and our President, Karl Slatoff, serve in their current roles pursuant to the 2022 Management Agreement with ZMC. Mr. Zelnick has been our Executive Chairman since 2008 and our CEO since 2011. Mr. Slatoff has been our President since May 2013 and previously served in other executive roles at the Company.

On May 3, 2022, the Company entered into the 2022 Management Agreement that became effective on May 23, 2022, which superseded the 2017 Management Agreement from and after the effective date of the 2022 Management Agreement. Fees and incentives paid to ZMC during fiscal 2024 are detailed below under “Fiscal 2024 Fees and Incentives to ZMC.” Based on shareholder feedback, the Compensation Committee implemented the following enhancements to the 2022 Management Agreement designed to significantly increase the proportion of compensation that is “at risk” based on performance and further link the compensation paid to our CEO and President with long-term shareholder value creation:

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•	Increased portion of overall compensation that is performance-based. The percentage of compensation that is performance based, consisting of the annual incentive and performance-based RSUs, has increased to 80% at maximum achievement for fiscal 2024.
•	Increased portion of performance-based shares. The proportion of performance-based shares has meaningfully increased from 55% to 67% of the total equity grant.
•	Lengthened the performance measurement and vesting periods of performance-based equity. The RCS and relative TSR performance measurement and vesting periods have each been lengthened from two years to three years.
•	Lengthened the vesting period for time-based equity. The vesting schedule for the time-based awards have been lengthened from two-year cliff vesting to ratable vesting over three years.
•	Recurrent Consumer Spending (RCS) metric, which is generated from ongoing consumer engagement and includes revenue from virtual currency, add-on content, and in-game purchases, continues to focus executives’ attention on achieving key strategic goals. Growth in RCS helps reduce the volatility in our business, since our release slate can vary from year to year, better positioning the Company to achieve our goal of sustained year over year growth. RCS performance is also a measure of the underlying performance of our mobile business and several of our major console-based franchises (including NBA 2K and Grand Theft Auto Online), all of which are strategic priorities for our Company. Given the strategic importance of revenue from RCS, a larger portion (25% versus 12.5% under the prior Management Agreement) of the performance shares vest based on growth in RCS during the measurement period. The remaining 75% of the performance shares continue to vest based on relative TSR performance.
•	Relative TSR metric updated to the Nasdaq-100 Index. The comparator group used for purposes of the relative TSR performance-based RSUs has moved from the Nasdaq Composite Index to the Nasdaq-100 Index.
•	Rigorous relative TSR thresholds. We maintained a minimum threshold of 40th percentile relative performance before any of the TSR shares began to vest. We also maintained a target threshold of 50th percentile relative performance and a maximum threshold of 75th percentile relative performance. The relative TSR performance payout schedule reflects the Board of Directors’ continued commitment to a strong pay for performance approach with rigorous multi-year goal setting that in most cases exceeds minimum performance thresholds in place among our compensation peers.
•	Increased disclosure. Enhanced disclosure to provide greater transparency, including individual fee caps paid by ZMC to Messrs. Zelnick and Slatoff for their services to Take-Two.
•	No TSR “catch-up” provision. Performance-based equity grants are based solely on relative TSR and RCS performance and do not include any TSR “catch-up” opportunity.
•	No automatic annual fee increases. There is no automatic increase in the annual fee during the term of the Management Agreement.
•	Continued annual grant structure. Agreements prior to the 2017 Management Agreement included an up-front equity grant at the commencement of the agreement. The 2022 Management Agreement, like the 2017 Management Agreement, has an annual equity grant structure, including an initial grant that was made on

June 1, 2022 in respect of our fiscal 2023, June 1, 2023 in respect of our fiscal 2024, and June 3, 2024 in respect of our fiscal 2025, and the choice, in its discretion, for the Compensation Committee to grant additional annual equity awards in respect of subsequent fiscal years.

The target compensation opportunity for ZMC under the Management Agreement takes into consideration the Company’s need for a senior leadership team that can provide financial and technological acumen as well as management of creative talent. This is a unique combination of skills that creates a limited pool of candidates and has resulted in the Board of Directors’ decision to provide a competitive compensation opportunity for ZMC. However, this compensation opportunity is contingent on achieving superior performance.

Services Provided by ZMC

The provisions of the Management Agreement establish the payments and benefits to which ZMC is entitled as consideration for providing certain valuable and unique services. These services include:

•	Executive management and leadership delivered through the services of Executive Chairman and CEO Strauss Zelnick and President Karl Slatoff.
•	Resources of other ZMC partners that may provide services and advice to the Company on an as-needed basis.

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•	First access to certain deal opportunities as they are identified by ZMC.
•	Elevated market positioning due to the industry relationships of ZMC.

The Board of Directors and Compensation Committee believe that the services provided by ZMC, inclusive of the services of Mr. Zelnick and Mr. Slatoff, are a competitive advantage to Take-Two. The Board of Directors and the Compensation Committee regularly evaluate the relationship with ZMC to ensure that it is still the appropriate management structure for the Company. To facilitate this review:

•	At least annually, the Compensation Committee interviews a broad spectrum of Company management to seek feedback on the performance of Mr. Zelnick and Mr. Slatoff, as well as the other NEOs, and the relationship with ZMC, generally.
•	Feedback from Company management is discussed in executive sessions of the independent members of the Board of Directors.
•	The Lead Independent Director regularly engages with members of the senior management team to discuss the business strategy of the Company in greater detail and provide additional guidance to such members of management.

Fiscal 2024 Fees and Incentives to ZMC

During fiscal 2024, in accordance with the 2022 Management Agreement, ZMC received an annual management fee, had the opportunity to receive an annual performance-based incentive, the payment of which is linked solely to an objective company performance measure, and received a long-term incentive equity grant in a combination of performance-based vesting RSUs and time-based vesting RSUs.

Compensation to ZMC in fiscal 2024 under the 2022 Management Agreement is summarized below:

Annual Management Fee	Annual Incentive Compensation	Performance- Based RSUs	Time-Based RSUs	Total Compensation
$ 3,300,000(1)	$ 2,838,000(2)	$ 25,194,680(3)	$ 12,409,320(4)	$ 43,742,000

(1)	Fixed annual fee per the 2022 Management Agreement.
(2)	Adjusted EBITDA achieved in fiscal 2024 was approximately 88.6% of the budgeted target. As a result, ZMC earned between the threshold and target annual incentive for fiscal 2024.
(3)	Represents the planning value of the grant made on June 1, 2023. Amount reported assumes that target TSR and Recurrent Consumer Spending performance achievement is met, resulting in the vesting of 196,400 RSUs. If the maximum performance achievement is met, 392,800 RSUs would vest.
(4)	Represents the planning value of the grant made on June 1, 2023.

For a detailed description of the fees and incentives to ZMC under the Management Agreement, including the RSUs awarded in fiscal 2024 and 2025 and the awards vested in fiscal 2024, see “Certain Relationships and Related Transactions—Management Agreement.”

Compensation of Mr. Zelnick and Mr. Slatoff

Under the Management Agreement, Mr. Zelnick may not receive more than 60% of the aggregate compensation paid to ZMC and Mr. Slatoff may not receive more than 40% of the aggregate compensation paid to ZMC. These individual caps continue to provide greater transparency with respect to the maximum compensation payable to Messrs. Zelnick and Slatoff. Beyond this provision, the allocation of any revenues of ZMC among its principals is not set forth in the Management Agreement or determined by means of any process in which the Company participates. In connection with their provision of services to the Company pursuant to the Management Agreement, and subject to the limitations above, the actual amount of compensation received by Messrs. Zelnick and Slatoff is determined in the sole discretion of ZMC.

Mr. Zelnick and Mr. Slatoff each continue to receive $1 annually in compensation from the Company, to provide them the opportunity to receive certain health and other plan benefits, the value of which is described in the Summary Compensation Table below. Mr. Slatoff receives his $1 of annual compensation pursuant to an employment agreement entered into with the Company in February 2008, the terms of which are described under “Executive Compensation—Narrative Disclosure Regarding Equity Plans and Employment Agreements—Employment Agreements—Karl Slatoff” below.

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For illustrative purposes only, assuming that ZMC allocated the maximum 60% of the payments under the 2022 Management Agreement to Mr. Zelnick and the maximum 40% of the payments under the 2022 Management Agreement to Mr. Slatoff, the compensation to Messrs. Zelnick and Slatoff would be as follows:

	Minimum	Target	Maximum
	• ≤80% Adjusted EBITDA Goal	• 100% Adjusted EBITDA Goal	• ≥150% Adjusted EBITDA Goal
	• <40th Percentile Relative TSR	• 50th Percentile Relative TSR	• ≥75th Percentile Relative TSR
	• Min Recurrent Consumer Spending Goal	• Target Recurrent Consumer Spending Goal	• Max Recurrent Consumer Spending Goal
Annual Management Fee	$ 3,300,000	$ 3,300,000	$ 3,300,000
Annual Incentive Metric: Adjusted EBITDA	$ 0	$ 6,600,000	$ 13,200,000
Time-Based RSUs(1)	$ 12,409,320	$ 12,409,320	$ 12,409,320
Performance-Based RSUs Metrics: TSR and Recurrent Consumer Spending Performance(1)	$ 0	$ 25,194,680	$ 50,389,360
Total Compensation Opportunity	$ 15,709,320	$ 47,504,000	$ 79,298,680
Maximum Opportunity at Each Performance Level
(1)	For purposes of this illustrative table, includes the planning values for the performance-based and time-based RSUs granted to ZMC in June 2023.

The targets set by the Board of Directors have been sufficiently challenging that payouts to ZMC have varied. For example:

Annual Incentive Plan Achievement
Fiscal Year	Adjusted EBITDA Achievement (% of target)	Annual Incentive Plan Result
2024	88.6%	Less than target cash bonus
2023	79.2%	No cash bonus
2022	140%	Less than maximum cash bonus

Performance Equity Vesting Achievement
Vest Date	Shares Forfeited (#)	Shares Forfeited (% of maximum performance opportunity)
May 31, 2024	67,920	45%
April 12, 2024	18,876	14%
April 13, 2023	40,985	33%
April 13, 2022	55,126	29%

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Additionally, the compensation received by ZMC and the other NEOs is strongly aligned with the Company’s performance on TSR during the same period as evidenced by our ranking in the top quartile (above 75th percentile) of all companies in the Nasdaq Composite Index for the two-year measurement period that ended on March 31, 2021 and the top half (above 50th percentile) of the two-year measurement periods that ended on each of March 31, 2022, March 31, 2023 and March 31, 2024.

IV. Other NEO Compensation

Other NEOs for fiscal 2024 were Ms. Goldstein, our Chief Financial Officer, and Mr. Emerson, our Executive Vice President and Chief Legal Officer. Pay opportunities for specific individuals vary based on a number of factors, such as scope of duties, tenure, institutional knowledge and/or difficulty in recruiting a new executive. Actual total compensation and the mix of such compensation in a given year will vary above or below the target compensation levels based primarily on the attainment of operational goals and the creation of shareholder value. The Compensation Committee believes that each of the compensation packages to Ms. Goldstein and Mr. Emerson are within the competitive range of practices when compared to the objective comparative data.

Compensation Overview

In May 2018 and January 2015, the Company entered into amended employment agreements with Ms. Goldstein and Mr. Emerson, respectively, which provide for a base salary, target cash bonus, and target long-term incentive compensation opportunities. The details of those employment agreements are discussed below under “Executive Compensation—Narrative Disclosure Regarding Equity Plans and Employment Agreements—Employment Agreements.”

Ms. Goldstein’s and Mr. Emerson’s fiscal 2024 target compensation was comprised of:

	Base Salary	Target Annual Cash Bonus Opportunity (based on Adjusted EBITDA)	Target Equity Incentive Opportunity (66.7% subject to performance vesting)
Ms. Goldstein	$1,000,000	$ 1,500,000 (150% of base salary)	$ 6,120,000
Mr. Emerson	$850,000	$ 1,062,500 (125% of base salary)	$ 4,200,000

As a result of the Company’s Adjusted EBITDA performance for fiscal 2024, Ms. Goldstein and Mr. Emerson each received between the threshold and target cash bonus for such period in the following amounts: Ms. Goldstein, $952,800; Mr. Emerson, $674,900. For a discussion of the Company’s Adjusted EBITDA goals and performance, see “Compensation Discussion and Analysis—Executive Summary—Fiscal 2024 Variable Compensation Targets and Performance Achievement.”

V. Principal Elements of Non-ZMC Related Executive Compensation

Pay Elements—Overview

Executive compensation for our NEOs consists of the following elements:

Direct Compensation Elements	Indirect Compensation Elements
Base Salary	Other Compensation/Employee Benefits
Annual Cash Incentive	Severance and Change in Control Protection
Long-Term Equity Incentives

Base Salary

Base salary is intended to provide fixed pay that considers an NEO’s role and responsibilities, experience, expertise, marketplace comparables and individual performance, and although established by the NEOs’ employment agreements, is subject to annual review by the Compensation Committee, including for discretionary year-to-year increases. On May 17, 2018, the Company entered into a third amendment to its employment agreement with Ms. Goldstein to extend the term of the agreement through March 31, 2023, and which automatically renewed, and will continue to automatically renew, for additional one-year terms unless terminated in accordance with its terms. In connection with this amendment, effective as of April 1, 2018, Ms. Goldstein’s base salary was increased to a fixed salary of $850,000 for the remainder of the agreement term, with no automatic, annual cost of living increases,

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but subject to increase from time to time, as determined by the Company. On May 24, 2022, the Compensation Committee approved an increase to Ms. Goldstein’s base salary for fiscal 2023, effective April 1, 2022, to $1,000,000, based on Ms. Goldstein’s strong individual performance and value to the organization as a key senior leader and peer benchmarking. Ms. Goldstein’s base salary remained the same for fiscal 2024 and will remain the same for fiscal 2025.

Mr. Emerson’s base salary was $675,000 in fiscal 2022 and was increased to $850,000 in fiscal 2023 based on Mr. Emerson’s strong individual performance and value to the organization as a key senior leader and peer benchmarking. Mr. Emerson’s base salary remained the same for fiscal 2024 and will remain the same for fiscal 2025.

Annual Cash Incentive

The Compensation Committee has the authority to award annual performance-based cash bonuses to the NEOs pursuant to their employment agreements with the Company. The Compensation Committee believes that an annual performance-based bonus opportunity provides the incentives necessary to retain our NEOs and reward them for their attainment of the Company’s business goals.

Annual bonus awards for Ms. Goldstein and Mr. Emerson are 100% performance-based and solely dependent on achievement of budgeted Adjusted EBITDA for the applicable fiscal year. Budgeted Adjusted EBITDA targets are pre-determined at the beginning of the applicable fiscal year. The Compensation Committee believes that using budgeted Adjusted EBITDA as the core performance metric in the annual bonus design represents an appropriate measure of the Company’s performance and an appropriate way to align NEOs’ short-term incentives with our shareholders’ interests. For a description of the Board’s target-setting process as well as disclosure regarding how we fared against that target please see the above sections titled “Annual Incentive Plan Target Setting” and “Annual Incentive Plan Achievement” on pages 32 and 33.

Bonus amounts for Ms. Goldstein and Mr. Emerson in fiscal 2024 were a function of Adjusted EBITDA relative to target, as set forth in the following table:

Adjusted EBITDA Achievement	Annual Bonus for Ms. Goldstein	Annual Bonus for Mr. Emerson
Less than 80% of the budget	No bonus earned	No bonus earned
80% - 100% of the budget	54% - 150% of base salary	45% - 125% of base salary
100% - 120% of the budget	150% - 210% of base salary	125% - 175% of base salary
120% - 150% of the budget	210% - 300% of base salary	175% - 250% of base salary
Greater than 150% of the budget	Capped at 300% of base salary	Capped at 250% of base salary

Budgeted Adjusted EBITDA for fiscal 2024 was $953.6 million and the Company achieved actual Adjusted EBITDA of $845.2 million (approximately 88.6% of the budgeted Adjusted EBITDA), which was above the threshold but less than the target, and therefore Ms. Goldstein and Mr. Emerson received between the threshold and target annual cash bonus for fiscal 2024.

	Annual Salary	Threshold Bonus	Target Bonus	Maximum Bonus
Ms. Goldstein	$ 1,000,000
Mr. Emerson	$ 850,000

Long-Term Equity Incentives

Equity is an essential tool to attract and retain highly skilled employees, including key creative and technical talent, and it aligns the interests of creative employees with our shareholders. Our creative employees at our labels drive our business, are critical to our continued success, and help us build shareholder value. We also believe that equity-based awards are an important factor in aligning the long-term financial interests of the NEOs and certain other employees of the Company with its shareholders. The Compensation Committee continually evaluates the use of equity-based awards and intends to continue to use such awards in the future as part of designing and administering the Company’s compensation program. Equity-based awards are generally granted to new key employees on a quarterly basis following the commencement of employment and to existing key employees on an annual basis and following a significant change in job responsibilities or to meet other special retention objectives.

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Our compensation program design, and in particular the use of equity awards as a key incentive element, establishes strong links between our creative teams and long-term value creation for shareholders. Our long-term equity incentive program reflects the importance of creative talent to our business and allows Take-Two to retain and incentivize key talent.

All grants made to employees, including the NEOs, are approved by the Compensation Committee. The current outstanding awards granted to our NEOs are governed by the Company’s 2017 Stock Incentive Plan, as amended and restated (the “2017 Plan”), which is discussed further in “Executive Compensation—Narrative Disclosure Regarding Equity Plans and Employment Agreements.”

The Company generally uses a mix of performance-based and time-based vesting for NEO long-term equity incentive grants to achieve separate and distinct purposes. Performance-based vesting awards support the goal of retention as well as alignment of the executives’ incentives with the interests of the Company’s shareholders, while time-based vesting awards emphasize the retention of skilled executives.

NEO Long-Term Incentives Awarded in Fiscal 2024

In May 2023, the Compensation Committee determined that in June 2023 the Company would issue the following RSUs to Ms. Goldstein and Mr. Emerson:

	Time-Based RSUs (#)	Time-Based RSUs ($)(1)	Performance- Based RSUs (#) (at target)	Performance- Based RSUs ($) (at target)(1)	Performance- Based RSUs (#) (at max)	Performance- Based RSUs ($) (at max)(1)
Ms. Goldstein	15,887	$2,040,000	31,820	$4,080,000	63,640	$8,160,000
Mr. Emerson	10,903	$1,400,000	21,837	$2,800,000	43,674	$5,600,000
(1)	As the aggregate grant date fair values of the shares displayed in the Summary Compensation Table for fiscal 2024 and the Grants of Plan-Based Awards table later in this Proxy Statement are computed in accordance with stock-based accounting rules, the values in those tables differ from the planning value displayed in the table above.

The number of RSUs included in each of the above grants was determined by dividing the grant value (which was based in part on peer benchmarking) by the average of the closing prices of the Company’s common stock on the 30 trading days immediately prior to June 1, 2023.

The Compensation Committee made the fiscal 2024 grants in the form of RSUs, rather than restricted stock, in order to preserve flexibility to settle the awards in stock, cash or a combination of stock and cash. A portion of these RSUs, equal to 66.7% of the value at target, are performance-based subject to satisfaction of TSR performance criteria during the vesting period (described in more detail below). The remaining portion of these RSUs, equal to 33.3% of the value at target, are time-based RSUs and vest as described below based on continued service with the Company.

The RSUs are comprised of:

(i)	31,820 performance-based RSUs at target for Ms. Goldstein and 21,837 performance-based RSUs at target for Mr. Emerson, in each case that cliff vest 100% on June 1, 2026, subject to the satisfaction of certain performance criteria based on relative TSR performance during the measurement period, and
(ii)	15,887 time-based RSUs for Ms. Goldstein and 10,903 time-based RSUs for Mr. Emerson, in each case that cliff vest 25% on the first anniversary of the grant date, and then vest in 12 quarterly installments thereafter.

The number of shares of common stock that may be issued upon vesting of the performance-based RSUs assumes the achievement of the target performance criteria established by the Compensation Committee; however, the actual number of such shares may range from zero to a maximum of 63,640 for Ms. Goldstein and 43,674 for Mr. Emerson (in each case equal to 200% of target).

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The relative TSR metric is measured against companies in the Nasdaq 100 Index over a period of approximately three years for the annual grants made in fiscal 2024 (with this period being from June 1, 2023, to March 31, 2026) to determine achievement of TSR goals. To the extent earned, the awards vest 100% upon the third anniversary of the grant date. The TSR performance schedule is as follows with linear interpolation between the amounts listed:

TSR Percentile Rank	Shares Earned as % of Target
Less than 40th Percentile	0%
40th Percentile	50%
50th Percentile	100%
75th Percentile	200%

NEO Long-Term Incentive Awards Vested in Fiscal 2024

The results and payout levels for the performance-based RSUs granted to Ms. Goldstein and Mr. Emerson prior to fiscal 2024 that vested, or failed to vest, in fiscal 2024, are as follows:

	Performance-Based RSUs Vested (#)	Performance-Based RSUs Forfeited (#)
Ms. Goldstein	17,674(1)	10,195(2)
Mr. Emerson	6,186(3)	3,568(4)

(1)	Represents (i) 11,187 performance-based RSUs originally granted on June 1, 2020, which vested on June 1, 2023 as a result of performance criteria achievement being between the target and maximum, and (ii) 6,487 performance-based RSUs originally granted on June 1, 2021, which vested on June 1, 2023 as a result of performance criteria achievement being between the target and maximum.
(2)	Represents 10,195 performance-based RSUs originally granted on June 1, 2021 which failed to vest on June 1, 2023 as a result of performance criteria achievement being between the target and maximum.
(3)	Represents (i) 3,916 performance-based RSUs originally granted on June 1, 2020, which vested on June 1, 2023 as a result of performance criteria achievement being between the target and maximum, and (ii) 2,270 performance-based RSUs originally granted on June 1, 2021, which vested on June 1, 2023 as a result of performance criteria achievement being between the target and maximum.
(4)	Represents 3,568 performance-based RSUs originally granted on June 1, 2021 which failed to vest on June 1, 2023 as a result of performance criteria achievement being between the target and maximum.

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Additionally, the compensation received by the NEOs is strongly aligned with the Company’s outperformance on TSR during the same period as evidenced by our ranking in the top quartile (above 75th percentile) of all companies in the Nasdaq Composite Index for the two-year measurement periods that ended on March 31, 2019, 2020 and 2021 and the top half (above 50th percentile) of the two-year measurement periods that ended on each of March 31, 2022, March 31, 2023, and March 31, 2024.

For a description of the results and payout levels for performance-based RSUs previously granted to ZMC that vested, or failed to vest, in fiscal 2024, see “Certain Relationships and Related Transactions—Management Agreement.”

NEO Long-Term Incentives Awarded in Fiscal 2025

In May 2024, the Compensation Committee determined that the Company would issue the following RSUs to Ms. Goldstein and Mr. Emerson:

	Time-Based RSUs (#)	Time-Based RSUs ($)(1)	Performance- Based RSUs (#) (at target)(2)	Performance- Based RSUs ($) (at target)(1)	Performance- Based RSUs (#) (at max)(2)	Performance- Based RSUs ($) (at max)(1)
Ms. Goldstein	13,791	$2,040,000	27,622	$4,080,000	55,244	$8,160,000
Mr. Emerson	9,464	$1,400,000	18,956	$2,800,000	37,912	$5,600,000

(1)	As the aggregate grant date fair values of these awards that will be displayed in the Summary Compensation Table and the Grants of Plan-Based Awards table in our Proxy Statement for the 2025 Annual Meeting of Shareholders will be computed in accordance with stock-based accounting rules, the values in those tables may differ from the value displayed in the table above.
(2)	For these grants made in fiscal 2025, the Compensation Committee decided to link 75% to relative TSR performance and 25% to RCS performance, which aligns with the performance vesting criteria in the RSU grants made to ZMC.

SEC regulations generally require that the grant date fair value of equity awards be disclosed in the Summary Compensation Table for the year in which the equity awards were granted, not the year to which the services relate. As a result, the grant date value for equity grants made in June 2023 are shown in the Summary Compensation Table on page 52, and the grant date value for the equity grants made in June 2024 will be reflected in the Summary Compensation Table in our Proxy Statement for the 2025 Annual Meeting of Shareholders.

Other Compensation

401(k) Plan

We maintain a 401(k) savings plan and trust for our eligible employees, including our NEOs (other than Messrs. Zelnick and Slatoff). The plan permits each participant to make voluntary pre-tax contributions, post-tax “Roth” contributions or a combination of the two. In addition, we make matching contributions equal to 50% of the participant’s eligible elective deferral (excluding catch-up contributions) contributed to the 401(k) savings plan, but not more than an amount equal to 50% of the first 8% of the participant’s pre-tax and/or Roth contributions will be matched. See the “All Other Compensation” column in the Summary Compensation Table for further information regarding these benefits.

Other Benefits and Perquisites

We provide health insurance, dental insurance, life and accidental death and dismemberment insurance and short-term and long-term disability benefits for our NEOs, including for this purpose Messrs. Zelnick and Slatoff, on the same basis as such benefits are generally provided to our employees. In addition, we pay a club membership fee on behalf of Mr. Zelnick, which is used primarily for general corporate and corporate development purposes, for a parking spot at our corporate office in New York, and for home security measures for Mr. Zelnick. We consider the security measures provided to Mr. Zelnick to be a reasonable and necessary expense for the Company’s benefit. Other than the club membership fee, the parking spot and home security for Mr. Zelnick, no material perquisites are provided to our NEOs. We do not have a formal perquisite policy and do not emphasize special perquisites for our executive officers, although the Compensation Committee periodically reviews perquisites for our executive officers in its review of compensation.

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Severance and Change in Control Benefits

Severance and Change in Control Benefits for ZMC

Pursuant to the Management Agreement, ZMC would receive the following cash payments and benefits upon a termination by the Company without “cause” or by ZMC for “good reason” (whether before or after a change in control) (as such terms are defined in the Management Agreement): (i) the earned but unpaid portion of the management fee, (ii) any accrued but unpaid annual bonus for a completed fiscal year and (iii) three times the sum of the per annum management fee plus the target bonus amount. In addition, the Management Agreement provides for certain accelerated vesting of outstanding and unvested equity awards upon such a termination.

See “Certain Relationships and Related Transactions—Management Agreement” for more details.

The cash payments described above remain consistent whether the termination occurs before or after a change in control, so ZMC is not entitled to receive any enhanced cash payments in connection with a change in control. With respect to vesting of equity awards in connection with a change in control, the Management Agreement provides for “double-trigger” vesting (that is, they require both a change in control of the Company plus a qualifying termination before payments and benefits are paid). Accordingly, if a change in control occurs during the term of the Management Agreement, outstanding and unvested equity awards will continue to vest (and performance-based RSUs will continue to vest at target levels) in accordance with the original vesting schedule, subject to earlier vesting upon a termination of the Management Agreement without cause or for good reason.

Severance and Change in Control Benefits for Other NEOs

In March 2008, the Compensation Committee approved the Take-Two Interactive Software, Inc. Change in Control Employee Severance Plan (the “CIC Severance Plan”), a change in control plan pursuant to which certain eligible employees, including the NEOs other than Messrs. Zelnick and Slatoff, may receive certain “double-trigger” cash severance benefits upon a termination of employment either by the Company without “cause” or voluntarily for “good reason” (as such terms are defined in the CIC Severance Plan), in either case during the 12-month period following a change in control of the Company, as well as vesting of outstanding and unvested equity awards in connection with a change in control of the Company, as described under “Executive Compensation—Potential Payments Upon Termination or Change in Control” below. The employment agreements with Ms. Goldstein and Mr. Emerson provide for severance payments in the event of a separation from service from the Company under certain conditions, as well as a retention bonus payment to Ms. Goldstein that is payable only if Ms. Goldstein stays employed in connection with a change in control of the Company. Ms. Goldstein and Mr. Emerson only receive benefits under the CIC Severance Plan to the extent such benefits would be greater than the benefits under their employment agreements. See “Executive Compensation—Narrative Disclosure Regarding Equity Plans and Employment Agreements” and “Executive Compensation—Potential Payments Upon Termination or Change in Control” below for more information. We believe that these severance benefits assist us in recruiting talented individuals to join and remain a part of our management team. From time to time, we may recruit executives from other companies where they have job security, tenure and career opportunities. Accepting a position with us may entail foregoing an otherwise secure position at another employer, and the benefits provided by the CIC Severance Plan help to mitigate the risk of harm that the executive may suffer in connection with adverse actions taken by a successor to the Company. Severance benefits also allow our NEOs to focus on the Company’s business without being unduly distracted by concerns about their job security in the event of a separation from service or a change in control. Our NEOs are not entitled to any gross-up payments to cover excise taxes imposed by the “golden parachute” regulations under Sections 280G and 4999 of the Internal Revenue Code, as amended (the “Code”).

VI. Operation of the Compensation Committee

General

The Compensation Committee annually reviews compensation policies and procedures of the Company and evaluates and approves the NEOs’ compensation. The Compensation Committee also annually reviews the ZMC relationship. This review includes annual individual interviews with a broad group of executives, excluding our Executive Chairman and CEO and our President, to seek feedback on the ZMC relationship.

The Compensation Committee held six meetings during fiscal 2024. The Compensation Committee regularly meets at least four times during the fiscal year.

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Role of Management

When determining NEO compensation, the Compensation Committee solicits from the Executive Chairman and CEO an evaluation of the performance of, and recommendations with respect to compensation decisions for, each of the NEOs other than himself. In addition, with respect to setting compensation for fiscal 2024, the Compensation Committee interviewed all of the NEOs, including the CEO and President, and members of our management team who report to the NEOs in order to better assess each NEO’s performance. The Compensation Committee also interviewed certain of the foregoing individuals in connection with its annual review, in conjunction with the Board of Directors, of ZMC’s performance.

Use of Outside Advisors

The Compensation Committee has historically engaged the services of independent compensation consulting firms in connection with making executive compensation determinations. Consistent with our practice, the Compensation Committee retained FW Cook to review the compensation programs for our NEOs and our Board of Directors for fiscal 2024, and to develop recommendations regarding our compensation programs for fiscal 2024 and fiscal 2025.

The Compensation Committee has the authority to retain, terminate and set the terms of the Company’s relationship with any outside advisors that assist the Compensation Committee in carrying out its responsibilities.

The Compensation Committee assessed the independence of FW Cook pursuant to SEC and Nasdaq rules and was satisfied that the firm is independent and that no conflict of interest exists that would prevent it from serving as an independent advisor to the Compensation Committee. The Compensation Committee, among other things, reviewed and was satisfied with the consultant’s policies and procedures to prevent or mitigate conflicts of interest. The Compensation Committee also reviewed and was satisfied that there were no business or personal relationships or conflicts between members of the Compensation Committee and the individuals at the consulting firm supporting the Compensation Committee.

VII. Compensation Governance Practices

Clawback Policy

On November 27, 2023, our Compensation Committee adopted an updated version of the Take-Two Interactive Software, Inc. Policy for the Recovery of Erroneously Awarded Compensation, which is our “Clawback Policy,” and which was updated to reflect the Nasdaq listing standards approved in connection with the clawback rule adopted by the SEC in October 2022. Our NEOs (including ZMC and its shareholders, partners, employees, members and other affiliates who are deemed “Executives” under the Clawback Policy) are subject to the Clawback Policy. Our Clawback Policy is included as an exhibit to our Annual Report on Form 10-K for the year ended March 31, 2024, which is available through our Internet website at www.take2games.com or the SEC’s website at www.sec.gov.

Our Clawback Policy requires the repayment of any incentive-based compensation paid to an executive officer (current or former) in the event we are required to prepare an accounting restatement of our financial results due to material noncompliance with any financial reporting requirements under applicable securities laws, without regard to whether any misconduct occurred or an executive officer’s responsibility for the erroneous financial statements. Under our Clawback Policy, incentive-based compensation paid to any executive officer (current or former) during the three-year period prior to the accounting restatement, that is in excess of what would have been paid based on the restated financial information, is subject to clawback.

Executive Officer Stock Ownership Requirements and Holding Requirement

The Company has adopted stock ownership requirements for executive officers of the Company as follows:

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Executive Chairman and CEO and President

The 2022 Management Agreement and the stock ownership guidelines policy adopted by the Board of Directors both prohibit, prior to March 31, 2029, ZMC and any Subject Person (as defined in the 2022 Management Agreement, and which includes each of Messrs. Zelnick and Slatoff individually) from selling or otherwise disposing of any shares of common stock of the Company, if the Market Value (as defined in the 2022 Management Agreement) of all shares of common stock of the Company (including any unvested options, restricted stock and RSUs, but excluding any unvested options, restricted stock or RSUs that remain subject to performance-based vesting) would be less than six (6) times the per annum management fee (excluding any bonuses).

Other NEOs

NEOs (other than the Executive Chairman and CEO and President who are subject to the requirements described above) shall own shares of common stock having a value equal to three (3) times their annual base salary within five (5) years after the date of the adoption of the requirements and future NEOs shall achieve such ownership position within five (5) years after the date of their appointment as NEOs. All shares that are directly owned by the NEO, shares that are beneficially owned by the NEO, such as shares held in “street name” through a broker or shares held in trust, and unvested shares of restricted stock and RSUs (other than any unvested restricted stock or RSUs that remain subject to performance-based vesting) are counted toward satisfying the requirements.

The policy adopted by the Board of Directors also includes stock retention guidelines for all NEOs requiring such officers to retain at least 50% of the total equity credited from grants of equity awards (net of amounts required to pay taxes and exercise prices) until compliance with the applicable stock ownership requirement is achieved. All NEOs are in compliance with the applicable stock ownership requirements as of the date of this proxy filing.

Anti-Hedging Policy

The Company has adopted a Securities Trading Policy that prohibits, among other things, officers, directors, employees and consultants of the Company, as well as the shareholders, partners, employees, members, and other affiliates of ZMC who are service providers to the Company subject to such policy, from engaging in the following transactions:

•
In and Out Trading. (All purchases of the Company’s securities in the open market must be held for a minimum of six months, with exceptions relating to the exercise of stock options.)

•
Purchases of Company securities on margin or holding any Company securities in margin accounts.

•
Pledging Company securities as collateral for a loan.

•
Short sales of the Company’s securities.

•
Transactions in puts, calls or other derivatives on the Company’s securities, as well as any other derivative or hedging transactions on Company securities.

Anti-Pledging Policy

As a matter of good corporate governance, our Board of Directors has adopted a formal policy against pledging common stock pursuant to which members of the Board of Directors and executive officers may not hold common stock in margin accounts and may not pledge common stock as collateral for a loan. None of our directors or executive officers has pledged any shares of our common stock.

Impact of Tax and Accounting Rules

As a general matter, the Compensation Committee reviews and considers the various tax and accounting implications of compensation vehicles utilized by the Company.

With respect to accounting considerations, the Compensation Committee examines the accounting cost associated with equity compensation in light of requirements under the Accounting Standards Codification (“ASC”) stock compensation guidance, which generally requires the Company to recognize compensation expense relating to equity awards based upon the grant date fair value of those awards. The Company also considers the accounting impact of preserving flexibility to settle RSUs awards in cash, shares, or a combination of cash and shares.

With respect to taxes, the Compensation Committee may consider the anticipated tax treatment of various payments and benefits to the Company and, when relevant, to its executives. Section 162(m) of the Code generally prohibits any publicly held corporation from taking a federal income tax deduction for compensation paid in excess of $1 million in any taxable year to the NEOs, subject to certain exceptions. However, the Company generally believes that it is in our best interest and that of our shareholders to have the flexibility to pay compensation that was not deductible under the limitations of Section 162(m) of the Code to provide a compensation package consistent with our program and objectives.

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Report of the Compensation Committee of the Board of Directors

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors of the Company that the Compensation Discussion and Analysis be included in this Proxy Statement.

July 25, 2024	Submitted by the Compensation Committee of the Board of Directors: Michael Sheresky (Chair) Michael Dornemann Roland Hernandez J Moses

Risk Assessment of Overall Compensation Program

The Compensation Committee regularly reviews senior executive compensation and Company-wide compensation programs and policies in an ongoing effort to seek to mitigate potential risks arising from such programs and policies and to ensure that our compensation structure, elements and incentives are not reasonably likely to have a material adverse effect on the Company.

The Compensation Committee seeks to design our compensation plans, including our incentive compensation programs, to incorporate a range of components that we believe help to mitigate potential risks, while rewarding employees for pursuing our strategic and financial objectives through appropriate risk taking, risk management, and prudent tactical and strategic decision making. For example, the design of our compensation plans is intended to encourage employees to remain focused on both near-term and longer-term goals of the Company by using a mix of short-term and long-term incentives to motivate employees to produce superior results over varying time frames. We believe that the use of long-term incentives for executives provides a safeguard against excessive risk-taking. Our long-term incentives are designed to deter unnecessary risk-taking by aligning our employees’ interests with those of shareholders by incorporating equity-based compensation that vests over time and, in some cases, include a market-based performance metric, which we believe is not susceptible to manipulation by employees and encourages employees to remain focused on sustained stock price appreciation; maintaining individual bonus caps for senior executives further mitigates risk.

We have also sought to deter unnecessary risk-taking by applying our Clawback Policy to the senior executives of the Company, which requires the reimbursement of bonus or incentive compensation and/or the cancellation of outstanding equity previously granted in certain cases.

In addition, our stock ownership guidelines require that each of our executive officers hold a significant amount of our common stock or equivalents to further align their interests with shareholders over the long term by having a portion of their personal investment portfolio consist of our common stock or equivalents. We expect this component to mitigate risk on a prospective basis. We also prohibit transactions designed to limit or eliminate economic risks to our employees of owning our common stock, such as options, puts, and calls, so our executives cannot insulate themselves from the effects of poor stock price performance.

Senior executives from our risk, compliance, administrative, and finance functions, as well as the outside compensation consultant to our Compensation Committee, are involved in this annual review process. With respect to fiscal 2024 and the compensation programs in place for fiscal 2024, based in part on the information and analyses provided by management and its own advisors, the Compensation Committee concluded that the Company’s compensation programs are not reasonably likely to have a material adverse effect on the Company.

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EXECUTIVE COMPENSATION

The following table sets forth summary information for the fiscal years ended March 31, 2024, March 31, 2023, and March 31, 2022, with respect to cash and all other compensation paid by the Company to, or earned by, the Company’s NEOs.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Strauss Zelnick(4) Executive Chairman and Chief Executive Officer	2024	1	—	—	274,073	274,074
	2023	1	—	—	115,014	115,015
	2022	1	—	—	142,995	142,996
Lainie Goldstein Chief Financial Officer	2024	1,000,000	8,219,600	952,800	14,081	10,186,481
	2023	1,000,000	10,340,393	0	14,327	11,354,720
	2022	850,000	4,448,891	1,530,000	10,558	6,839,449
Karl Slatoff(4) President	2024	1	—	—	—	1
	2023	1	—	—	8,868	8,869
	2022	1	—	—	8,868	8,869
Daniel Emerson Executive Vice President and Chief Legal Officer	2024	850,000	5,640,876	674,900	13,200	7,178,976
	2023	850,000	7,254,541	0	18,826	8,123,367
	2022	675,000	1,556,938	850,500	17,837	3,100,275

(1)	Represents the aggregate grant date fair value of stock awards granted to our NEOs in each of the reporting periods, determined under FASB ASC Topic 718, Compensation—Stock Compensation. For additional information with respect to stock awards granted during fiscal 2024, see Note 16 under the heading “Stock-Based Compensation” of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for fiscal 2024. The amounts above reflect the grant date fair value for these awards and do not necessarily correspond to the actual value that might be realized by the NEOs which depends on the market value of the Company’s common stock on a date in the future when the stock award vests. For time-based RSUs, that value is based on the fair market value of the Company’s common stock on the grant date and is determined by multiplying the number of shares subject to the grant by the closing price per share of the Company’s common stock. The value of the performance-based RSUs reflects the value of the awards at the grant date based upon the probable outcome of the performance conditions using the Monte Carlo simulation model and is consistent with our estimate of the aggregate compensation cost to be recognized over the vesting period determined in accordance with FASB ASC Topic 718, Compensation—Stock Compensation, which is less than the maximum possible value. The following table shows the value of the NEOs’ respective performance-based awards on the date of grant at both the probable outcome of the performance conditions, which is reflected in the table above, as well as the maximum achievement of the applicable performance conditions.

Name	Fiscal Year	Probable Outcome ($)	Maximum Performance ($)
Lainie Goldstein	2024	6,033,708	12,067,417
	2023	7,587,067	15,174,134
	2022	3,391,625	4,234,549
Daniel Emerson	2024	4,140,732	8,281,464
	2023	5,321,779	10,643,558
	2022	1,186,849	1,481,818

(2)	These amounts represent annual cash incentive payments. For more information, refer to “Compensation Discussion and Analysis—Annual Cash Incentive” above and the “Grants of Plan-Based Awards” table below.
(3)	The amounts set forth in this column for fiscal 2024 represent (i) the Company’s matching contributions to the Company’s 401(k) plan for Ms. Goldstein and Mr. Emerson, (ii) a club membership fee paid by the Company on behalf of Mr. Zelnick, used primarily for general corporate and corporate development purposes, (iii) a parking spot for Mr. Zelnick at the Company’s offices located at 110 West 44th Street, New York, New York 10036 paid for by the Company, and (iv) fees for home security measures for Mr. Zelnick in an amount equal to $264,705 paid for by the Company. The incremental cost to the Company associated with the home security measures is determined based upon the amount paid by the Company to the applicable outside security provider.

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(4)	As discussed in more detail below, Messrs. Zelnick and Slatoff were compensated for their respective services to the Company during fiscal years 2024, 2023 and 2022 pursuant to the Management Agreement. The provisions of the Management Agreement establish the payments and benefits to which ZMC is entitled as consideration for providing the services set forth therein. In general, in connection with their provision of services to the Company, the actual amount of compensation received by Messrs. Zelnick and Slatoff is determined in the sole discretion of ZMC and without the Company’s knowledge, except that, under the terms of the Management Agreement, Mr. Zelnick may not receive more than 60% of the payments and benefits made to ZMC and Mr. Slatoff may not receive more than 40% of the payments and benefits made to ZMC.

Grants of Plan-Based Awards

The following table sets forth information concerning awards under the Company’s equity and non-equity incentive plans granted to each of the NEOs during fiscal 2024, including performance-based awards and those using time-based vesting. Assumptions used in the calculation of certain dollar amounts are included in Note 16 to the Company’s audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for fiscal 2024.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(2) (#)	Grant Date Fair Value of Stock Awards ($)(4)
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)(3)
Strauss Zelnick(5)
	—	—	—	—	—	—	—	—	—	—
Lainie Goldstein	6/1/2023	5/22/2023	—			—	31,820	63,640	—	6,033,708
	6/1/2023	5/22/2023	—	—	—	—	—	—	15,887	2,185,892

	—	—	—	1,500,000	3,000,000	—	—	—	—	—
Karl Slatoff(5)	—	—	—	—	—	—	—	—	—	—
Daniel Emerson	6/1/2023	5/22/2023	—	—	—	—	21,837	43,674	—	4,140,732
	6/1/2023	5/22/2023	—	—	—	—	—	—	10,903	1,500,144

	—	—	—	1,062,500	2,125,000	—	—	—	—	—
(1)	Represents cash performance bonus opportunities ranging from 0% to 300% of base salary for Ms. Goldstein and from 0% to 250% of base salary for Mr. Emerson. There is no set minimum payout amount. See “Compensation Discussion and Analysis—Annual Cash Incentive.”
(2)	For Ms. Goldstein and Mr. Emerson, 66.7% of the RSUs vest 100% in the third year following the year in which such grants were made on a date determined by the Compensation Committee at the time of grant, subject to the satisfaction of certain performance criteria based on the Company’s TSR performance measured against the Nasdaq 100 Index over a period of approximately three (3) years. The remaining 33.3% of the RSUs vest 25% on June 1, 2024 and thereafter in 12 equal quarterly installments commencing on September 1, 2024 based on the NEO’s continued service with the Company.
(3)	Represents the maximum shares of performance-based RSUs. Such RSUs will vest, if at all, 100% on June 1, 2026.
(4)	These amounts are valued based on the aggregate grant date fair market value of the award. For additional information with respect to stock awards granted during fiscal 2024, see Note 16 under the heading “Stock-Based Compensation” of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for fiscal 2024. The grant date fair value of equity incentive plan awards that are subject to performance-based vesting conditions is based upon the probable outcome of such conditions. All amounts reflect the grant date fair value for these awards, excluding the accounting effect of any estimate of future service-based forfeitures, and do not necessarily correspond to the actual value that might be realized by the NEOs.
(5)	Messrs. Zelnick and Slatoff have not received grants of restricted stock, RSUs or option awards. Messrs. Zelnick and Slatoff are partners in ZMC, to which the Company has previously granted restricted stock, RSUs and options pursuant to the ZMC Management Agreement. For information regarding the grants made to ZMC, see “Certain Relationships and Related Transactions—Management Agreement.”

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Narrative Disclosure Regarding Equity Plans and Employment Agreements

2017 Stock Incentive Plan

The Amended and Restated Take-Two Interactive Software, Inc. 2017 Stock Incentive Plan (the “2017 Plan”) was originally approved by shareholders on September 15, 2017. Under the 2017 Plan, the Company may grant stock-based incentive compensation awards to eligible employees (including officers), non-employee directors and consultants in the form of stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards.

The 2017 Plan replaced the Company’s 2009 Stock Incentive Plan, as amended and restated (the “2009 Plan”), which terminated effective upon shareholder approval of the 2017 Plan. From and after the date of such shareholder approval, no additional awards have been or will be made under the 2009 Plan. However, any awards granted pursuant to the 2009 Plan prior to the approval and adoption of the 2017 Plan continue to be governed by the 2009 Plan.

Under the 2017 Plan, as of September 15, 2017, the date the Company’s shareholders originally approved the 2017 Plan, the Company was authorized to issue up to 7,603,745 shares of common stock. In addition, the number of shares of common stock available for issuance under the 2017 Plan are subject to increase by any shares of common stock subject to an award outstanding under the 2009 Plan after September 15, 2017, that become eligible for reuse pursuant to the share recycling provisions of the 2017 Plan. Stock-based awards assumed or substituted by the Company or its affiliates as part of a corporate transaction (including from an entity that the Company merges with or into, acquires, or engages with in a similar corporate transaction) will not count against the number of shares of common stock reserved and available for issuance pursuant to the 2017 Plan (except as may be required by Section 422 of the Code). In addition, shares of common stock will not be deemed to have been issued pursuant to the 2017 Plan with respect to any portion of an award that is settled in cash.

On September 16, 2020, the Company’s shareholders approved the Amended and Restated Take-Two Interactive Software, Inc. 2017 Stock Incentive Plan, which increased the number of shares that may be issued to participants in connection with awards granted by 2,000,000. On September 14, 2021, the Company’s shareholders approved an amendment to the Amended and Restated Take-Two Interactive Software, Inc. 2017 Stock Incentive Plan, which increased the number of shares that may be issued to participants in connection with awards granted by 4,300,000. On September 21, 2023, the Company’s shareholders approved an Amended and Restated Take-Two Interactive Software, Inc. 2017 Stock Incentive Plan, which decreased the number of shares that could only be issued to certain employees by 9,123,694 and increased the number of shares that may be issued to all participants in connection with awards granted by 5,500,000. In addition, the Company assumed certain equity awards and shares in connection with its acquisitions of Playdots in September 2020 and Zynga in May 2022.

2017 Global Employee Stock Purchase Plan

The Take-Two Interactive Software, Inc. Second Amended and Restated 2017 Global Employee Stock Purchase Plan (the “2017 Global ESPP”) was approved by shareholders on September 15, 2017. The 2017 Global ESPP allows the Company to provide its employees and employees of certain designated subsidiaries and affiliates an opportunity to obtain a proprietary interest in the continued growth and prosperity of the Company through ownership of its shares of common stock. For employees of participating affiliates in countries outside of the United States, the 2017 Global ESPP will be effectuated via separate offerings under one or more sub-plans of the 2017 Global ESPP in order to achieve tax, employment, securities law or other purposes and objectives, and to conform the terms of the sub-plans with the laws and requirements of such countries. Subject to adjustment for certain changes in recapitalization or reorganization, the maximum aggregate number of the Company’s shares of common stock that may be issued under the 2017 Global ESPP is 9,000,000 shares. The 2017 Global ESPP became effective as of the first available offering date, which was on May 1, 2018.

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Employment Agreements

Lainie Goldstein

Ms. Goldstein serves as Chief Financial Officer pursuant to an employment agreement between the Company and Ms. Goldstein, dated May 12, 2010, as amended on October 25, 2010, August 27, 2012, and May 17, 2018.

Pursuant to the employment agreement, Ms. Goldstein will continue to serve as Chief Financial Officer of the Company until March 31, 2025, and thereafter for successive one-year periods until either party elects not to renew the term of the agreement.

On May 17, 2018, the Company entered into a third amendment to its employment agreement with Ms. Goldstein to extend the term of the agreement through March 31, 2023. In connection with this amendment, effective as of April 1, 2018, Ms. Goldstein’s base salary was increased to $850,000 with no automatic, annual cost of living increases, but subject to increase from time to time, as determined by the Company. Such third amendment also provides that Ms. Goldstein will also be eligible to receive an annual bonus during each fiscal year of her employment at target in the amount of 100% of her base salary, based on the achievement of certain financial targets by the Company, as set forth in the employment agreement. Additionally, Ms. Goldstein is eligible to participate in the Company’s long-term incentive compensation program. Based, in part, on peer benchmarking, as well as Ms. Goldstein’s strong individual performance and value to the organization as a key senior leader, on May 24, 2022, the Compensation Committee approved, for fiscal 2023, effective April 1, 2022, an increase to Ms. Goldstein’s (i) base salary to $1,000,000 and (ii) target annual bonus to 150% of her base salary. Ms. Goldstein’s base salary and target annual bonus remained the same for fiscal 2024 and will remain the same for fiscal 2025.

The employment agreement also provides for certain severance benefits upon termination by the Company without cause or in connection with a change in control. For more information regarding these severance and change in control benefits, please refer to “Potential Payments Upon Termination or Change in Control” below.

Ms. Goldstein has agreed not to compete with the Company or solicit any of the Company’s customers or personnel during her employment and for one year following any termination of her employment, all on the terms set forth in the employment agreement.

Karl Slatoff

On February 14, 2008, the Company entered into an employment agreement with Mr. Slatoff, pursuant to which Mr. Slatoff initially served as Executive Vice President. Effective October 25, 2010, Mr. Slatoff was named to the role of Chief Operating Officer. Effective May 1, 2013, Mr. Slatoff was appointed to the newly created role of President. Pursuant to the agreement, Mr. Slatoff will continue to serve as President until termination of the 2022 Management Agreement, unless earlier terminated upon his death or resignation, or by the Board of Directors for any reason. Pursuant to the terms of the employment agreement, Mr. Slatoff receives an annual salary of $1.00. Additionally, Mr. Slatoff is eligible to participate in all benefits and plans which the Company may institute from time to time for its executive officers and employees (other than the 401(k) savings plan). The employment agreement with Mr. Slatoff provides that he is not entitled to receive an annual bonus from the Company. The employment agreement does not provide for any continued obligations of the Company following a termination of Mr. Slatoff’s employment other than continued indemnification rights and coverage under the Company’s directors’ and officers’ liability insurance policies.

Mr. Slatoff has agreed not to compete with the Company, nor to solicit any of the Company’s customers or personnel during his employment and for one year following his termination for “cause” or without “good reason,” all on the terms set forth in the employment agreement.

Daniel Emerson

Mr. Emerson serves as Executive Vice President and Chief Legal Officer pursuant to an employment agreement between the Company and Mr. Emerson, dated January 28, 2015, effective as of October 24, 2014. Pursuant to the employment agreement, Mr. Emerson will continue to serve in this capacity until his employment is terminated by him or the Company in accordance with the provisions of the employment agreement.

Pursuant to the terms of the employment agreement, Mr. Emerson received an annual base salary of $850,000 for fiscal 2024, based, in part, on peer benchmarking, as well as Mr. Emerson’s strong individual performance and value to the organization as a key senior leader. In fiscal 2024, Mr. Emerson was also eligible to receive an annual bonus at target in the amount of 125% of his base salary, based on the achievement of certain financial targets by the Company. Additionally, Mr. Emerson is eligible to participate in the Company’s long-term incentive compensation program. Mr. Emerson’s base salary and target annual bonus will remain the same for fiscal 2025.

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The employment agreement also provides for certain severance benefits upon termination by the Company without cause or in connection with a change in control. For more information regarding these severance and change in control benefits, please refer to “Potential Payments Upon Termination or Change in Control” below.

Mr. Emerson has agreed not to solicit any of the Company’s customers or personnel during his employment and for one year following any termination of his employment, all on the terms set forth in the employment agreement.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning RSUs outstanding for each of the NEOs as of March 31, 2024:

	Stock Awards
Name	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares or Units of Stock That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares or Units of Stock That Have Not Vested ($)(2)
Strauss Zelnick(3)	—	—	—	—	—
Lainie Goldstein	6/1/2023*	15,887	2,359,061	63,640	9,449,904
	6/1/2022*	9,368	1,391,054	66,700	9,904,283
	6/1/2022**	5,442	808,083	21,796	3,236,488
	6/1/2021*	8,417	1,249,840	—	—

Karl Slatoff(3)	—	—	—	—	—
Daniel Emerson	6/1/2023*	10,903	1,618,986	43,674	6,485,152
	6/1/2022*	6,429	954,642	45,774	6,796,981
	6/1/2022**	4,081	605,988	16,348	2,427,515
	6/1/2021*	2,945	437,303	—	—

*	Annual Grant.
**	Transition Grant
(1)	Time-based awards and performance-based awards with respect to which the performance criteria have been satisfied, made under the 2017 Plan. Time-based awards granted prior to June 1, 2022 vest, subject to continuing employment, in three (3) equal annual installments commencing in the year following the year in which such grants were made on a date determined by the Compensation Committee at the time of grant. The time-based awards made as part of the annual grant on June 1, 2022 vest, subject to continuing employment, 25% on June 1, 2023 and thereafter in 12 equal quarterly installments commencing on September 1, 2023. The time-based awards made as part of the transition grant on June 1, 2022 vest, subject to continuing employment, 100% on June 1, 2024. Performance-based awards granted prior to June 1, 2022 will vest, if at all, in two (2) equal annual installments commencing in the second year following the year in which such grants were made on a date determined by the Compensation Committee at the time of grant. The performance-based awards made as part of the annual grant on June 1, 2022 will vest, if at all, 100% on June 1, 2025. The performance-based awards made as part of the transition grant on June 1, 2022 will vest, if at all, 100% on June 1, 2024.
(2)	Value determined based on the closing price of the Company’s common stock of $148.49 on March 28, 2024, the final business day of fiscal 2024.
(3)	Messrs. Zelnick and Slatoff have not received grants of stock or option awards. Messrs. Zelnick and Slatoff are partners in ZMC, to which the Company has previously granted restricted stock, RSUs and options pursuant to the ZMC management agreements. Of these grants, no options or shares of restricted stock remained outstanding and an aggregate of 806,949 time-based and performance-based RSUs (based on the target number of performance-based RSUs eligible to vest) or 1,343,531 time-based and performance-based RSUs (based on the maximum number of performance-based RSUs eligible to vest) remained unvested as of March 31, 2024. The value of the unvested RSUs based on the closing price of the common stock on March 28, 2024, was $119,823,857 (based on the target number of performance-based RSUs eligible to vest) or $199,500,918 (based on the maximum number of performance-based RSUs eligible to vest).

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Pension Benefits

We do not currently sponsor or maintain any defined benefit pension or retirement plans providing specified retirement payments and benefits for our employees.

Nonqualified Deferred Compensation Plan Benefits

We do not currently sponsor or maintain any nonqualified defined contribution or other nonqualified deferred compensation plans for the benefit of our employees.

Potential Payments Upon Termination or Change in Control

Ms. Goldstein and Mr. Emerson are entitled to receive certain amounts and benefits upon termination of their employment or a change in control pursuant to their employment agreements. Additionally, Ms. Goldstein and Mr. Emerson are eligible to participate in the CIC Severance Plan, to the extent they would be entitled to receive greater amounts and benefits under the CIC Severance Plan than under their employment agreements. Messrs. Zelnick and Slatoff are not entitled to directly receive any severance benefits from the Company upon a termination of employment or change in control. See “Certain Relationships and Related Transactions—Management Agreement” for details regarding certain payments and benefits that ZMC is entitled to receive upon certain qualifying terminations.

Employment Agreements

Lainie Goldstein

Pursuant to the terms of Ms. Goldstein’s employment agreement, she will be entitled to receive the following severance benefits upon a termination by the Company without cause (including a non-renewal of the agreement as well as her resignation following certain events that will be deemed a termination without cause): (i) (w) a continuation of Ms. Goldstein’s then-current base salary for 24 months, (x) 2 times her target bonus, (y) a prorated target bonus for the year of termination (equal to 50% of target if such termination occurs during the first half of the year, and 100% of target if such termination occurs during the second half of the year), and (z) any unpaid bonuses earned in respect of the prior full fiscal year, (ii) reimbursement for the cost of continued health insurance coverage under COBRA or its equivalent for 24 months, which amount may include a tax gross up for any cash payment made to Ms. Goldstein in connection with such continuation coverage should such coverage end prior to expiration of the 24 month period; and (iii) immediate vesting of all restricted equity previously granted to her. Ms. Goldstein has agreed not to compete with the Company or solicit any of the Company’s customers or personnel during her employment and for one year following any termination of her employment, all on the terms set forth in the employment agreement.

The employment agreement also provides that Ms. Goldstein will be eligible to earn a change in control retention bonus. This retention bonus reflects Ms. Goldstein’s retention during a transition being critical to the Company. Ms. Goldstein is the only individual at the Company who has a retention bonus. A portion of such bonus, equal to three months’ base salary, will be payable upon the closing of a change in control, and a portion of the bonus, equal to three months’ base salary, will be payable on the six month anniversary of such change in control, provided that Ms. Goldstein has continued to be employed by the Company following such change in control through the applicable payment date (or if Ms. Goldstein undergoes an involuntary termination of employment prior to the applicable payment date, including a termination by the Company without cause, a non-renewal of the employment agreement by the Company, or a resignation following the occurrence of certain events or circumstances that will be deemed tantamount to a termination without cause). The employment agreement also provides that any amounts received by her in connection with a change in control will be reduced if, pursuant to the excise tax provisions of the Code relating to “parachute payments,” such reduction would result in a greater after-tax benefit to her.

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Daniel Emerson

Pursuant to the terms of Mr. Emerson’s employment agreement, he will be entitled to receive the following severance benefits following a termination by the Company without cause (including his resignation following certain events that will be deemed a termination without cause): (i) for a period of 12 months following such termination of employment, continuation of his base salary and continued participation in Company welfare benefit plans (including, without limitation, any medical benefits in which he participates) on the same terms and conditions as in effect at the time of the event triggering his entitlement to severance; (ii) immediate vesting of all restricted equity previously granted to him; and (iii) subject to the effective date of Mr. Emerson’s termination, payment of the following lump sum amounts: (x) any accrued but unpaid bonuses earned in respect of prior years; (y) if the termination is effective during the first half of the year, a lump sum payment equivalent to the sum of (1) the accrued but unpaid bonus for the prior fiscal year and (2) 50% of the target bonus for which Mr. Emerson would otherwise have been eligible in the current fiscal year; or (z) if such termination occurs during the second half of the year, a lump sum payment equivalent to the sum of (1) the accrued but unpaid bonus for the prior fiscal year and (2) the target bonus for which Mr. Emerson would otherwise have been eligible in the current fiscal year. Mr. Emerson has agreed not to solicit any of the Company’s customers or personnel during his employment and for one year following any termination of his employment, all on the terms set forth in the employment agreement.

CIC Severance Plan

Pursuant to the CIC Severance Plan, certain eligible employees, including Ms. Goldstein and Mr. Emerson may receive certain benefits upon a termination of employment either by the Company without “cause” or voluntarily for “good reason,” in either case during the 12-month period following a change in control of the Company. The benefits that Ms. Goldstein and Mr. Emerson would be entitled to receive upon a qualifying termination of employment under the CIC Severance Plan consist of the following:

•	a cash severance payment equal to 150% of the sum of the NEO’s annual base salary and target annual bonus or incentive opportunity;
•	continued health benefits for a period of 18 months; and
•	full and immediate vesting of all outstanding and unvested equity awards.

For purposes of the CIC Severance Plan, Ms. Goldstein and Mr. Emerson will be deemed to have resigned for “good reason” if the resignation occurs or occurred, as applicable, in connection with any of the events specified in the employment agreements, such that the resignation would be or would have been, as applicable, tantamount to a termination without cause under the terms of the employment agreements. For purposes of the CIC Severance Plan, “cause” generally means a participant’s continued failure to substantially perform the participant’s duties after receipt of notice from the Company, a participant’s criminal conviction which is demonstrably injurious to the Company, a participant’s felony conviction, a participant’s gross negligence which affects the Company or a participant’s failure to adhere to the Company’s written policies or to cooperate in any investigation or inquiry involving the Company.

Severance benefits provided under the CIC Severance Plan are subject to reduction to avoid any excise tax on “parachute payments” under Section 280G of the Code if the employee would benefit from such reduction as opposed to receiving the full severance benefits and paying the excise tax. All employees who accept severance payments and, if applicable, the continued health coverage under the CIC Severance Plan are required to sign a release and are subject to restrictions on the solicitation of employees and customers of the Company for a period of six months following termination as well as a non-disparagement obligation. In addition, all employees who accept any benefits under the CIC Severance Plan are subject to a duty to cooperate reasonably with the Company in any litigation relating to matters in which the employee was personally involved. We do not provide for any tax gross-ups in respect of any excise taxes on parachute payments.

The tables below set forth amounts to be paid or benefits received by those NEOs entitled to receive any amounts or benefits upon a qualifying termination of their employment or in connection with a change in control, assuming the applicable triggering event occurred on March 31, 2024 pursuant to their employment agreements and the CIC Severance Plan (to the extent the benefits under the CIC Severance Plan would be greater than the benefits under the employment agreements).

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Lainie Goldstein	Termination Without Cause ($)(1)	Death or Disability ($)	Change in Control Termination Without Cause or for Good Reason ($)
Salary Payment	2,000,000	—	2,000,000
Continuation of Medical Insurance	18,484	—	18,484
Acceleration of Equity Awards(2)	17,103,375	17,103,375	17,103,375
Bonus Payment	4,500,000	1,500,000	4,500,000
Stay Bonus	—	—	500,000	(3)
Total Termination Benefits	23,621,859	18,603,375	24,121,859	(4)

Daniel Emerson	Termination Without Cause ($)(1)	Death or Disability ($)	Change in Control Termination Without Cause or for Good Reason ($)
Salary Payment	850,000	—	1,275,000
Continuation of Welfare Benefits	21,080	—	53,292
Acceleration of Equity Awards(2)	11,471,743	11,471,743	11,471,743
Bonus Payment	1,062,500	—	1,593,750
Total Termination Benefits	13,405,323	11,471,743	14,393,785	(4)
(1)	Under Ms. Goldstein’s and Mr. Emerson’s employment agreements, a termination without cause includes a resignation following certain events so as to be deemed a termination by the Company without cause and for Ms. Goldstein, the Company’s non-renewal of the employment agreement. For purposes of Ms. Goldstein’s and Mr. Emerson’s employment agreements, “cause” generally means such person’s continued failure to substantially perform duties under the employment agreement after receipt of notice from the Company, such person’s criminal conviction which is demonstrably injurious to the Company, such person’s felony conviction, such person’s gross negligence which significantly affects the Company or such person’s material failure to adhere to the Company’s material written policies or to cooperate in any investigation or inquiry involving the Company. For purposes of Ms. Goldstein’s and Mr. Emerson’s employment agreements, Ms. Goldstein’s or Mr. Emerson’s resignation in connection with the following events will be tantamount to a termination without cause: a material breach of the employment agreement by the Company, a material diminution in such person’s title, status, position or responsibilities, the Company’s failure to timely pay compensation due under the employment agreement, a material reduction in such person’s salary or any reduction in target bonus, assignment of duties to such person which are materially inconsistent with the duties set forth in the employment agreement, relocation of such person’s principal place of employment beyond 10 miles from its then-current location or the failure of any successor to assume the Company’s obligations under the employment agreement.
(2)	The value of the equity awards is calculated by multiplying the number of shares of restricted stock and RSUs that accelerate by the per share closing price of the Company’s common stock of $148.49 on March 28, 2024.
(3)	Ms. Goldstein’s employment agreement provides that Ms. Goldstein will be eligible to earn a change in control retention bonus. This change in control retention bonus reflects Ms. Goldstein’s retention during a transition being critical to the Company. Ms. Goldstein is the only individual at the Company who has a retention bonus. A portion of such bonus, equal to three months’ base salary, will be payable upon the closing of a change in control, and a portion of the bonus, equal to three months’ base salary, will be payable on the six month anniversary of such change in control, provided that Ms. Goldstein has continued to be employed by the Company following such change in control through the applicable payment date (or if Ms. Goldstein undergoes an involuntary termination of employment prior to the applicable payment date, including a termination by the Company without cause, a non-renewal of the employment agreement by the Company, or a resignation following the occurrence of certain events or circumstances that will be deemed tantamount to a termination without cause).
(4)	In the event that the total amounts payable in connection with a change in control to Ms. Goldstein or Mr. Emerson would trigger an excise tax on “parachute payments” under Section 280G of the Code, then the total amounts payable in the scenarios illustrated in this table would be reduced in order to avoid triggering the excise tax if they would benefit from such reduction as opposed to paying the excise tax.

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CEO Pay Ratio

Under SEC rules, we are required to provide information regarding the relationship between the annual total compensation of Mr. Strauss Zelnick, the Company’s Chairman and Chief Executive Officer, and the annual total compensation of the Company’s median employee (excluding Mr. Zelnick) for fiscal 2024. With respect to the annual total compensation of Mr. Zelnick, we used both the amount reported in the Summary Compensation Table, as required by Item 402(u) or Regulation S-K, and, because such amount does not reflect the amount Mr. Zelnick receives from our payments to ZMC, the maximum amount Mr. Zelnick was eligible to receive from ZMC in connection with the fees paid by us to ZMC under the Management Agreement for fiscal 2024. We believe this provides a better understanding than the ratio based solely on the amount of Mr. Zelnick’s compensation reported in the “Total” column in the “Summary Compensation Table” included in this Proxy Statement.

•	Mr. Zelnick’s annual total compensation, as reported in the “Summary Compensation Table” included in this Proxy Statement, was $274,074.
•	The planning value of the total compensation paid to ZMC in fiscal 2024, as set forth in the “Compensation Discussion and Analysis-Detailed Discussion and Analysis-Compensation to Executive Chairman and CEO and President-Fiscal 2024 Fees and Incentives to ZMC” section of this Proxy Statement on page 41, was $43,742,000, and the maximum portion that Mr. Zelnick could have received was $26,245,200. When combined with the compensation received by Mr. Zelnick from the Company as reported in the “Summary Compensation Table” included in this Proxy Statement, the total maximum amount of compensation Mr. Zelnick was eligible to receive was $26,519,274.
•	The annual total compensation of the median employee (excluding Mr. Zelnick) of the Company (including our consolidated subsidiaries) was $69,783.
•	Based on the above, for fiscal 2024, the ratio of Mr. Zelnick’s annual total compensation to the annual total compensation of the median employee was:
•	3.93 to 1 based on Mr. Zelnick’s annual total compensation, as reported in the “Summary Compensation Table” included in this Proxy Statement, or
•	380.03 to 1 based on the total maximum amount of compensation Mr. Zelnick was eligible to receive from ZMC and the Company in fiscal 2024.

This pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Securities Act of 1933, as amended. We determined the median of the annual total cash compensation of our employees as of January 1, 2024, at which time we had approximately 12,800 regular, temporary, and seasonal individuals employed on a full or part-time basis, globally, approximately 5,037 of whom are U.S. employees, and approximately 7,763 (or approximately 60.65 % of our total employee population) of whom are located outside of the United States. We did not exclude any of the employees who are located outside of the United States from the pool used to identify the median employee.

We then compared the annualized base salaries, bonuses and commissions earned by our employees (other than Mr. Zelnick) to determine the median employee. Once we identified our median employee, we estimated such employee’s annual total compensation in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, yielding the median annual total compensation disclosed above. There are a wide variety of job functions within our company, across numerous global jurisdictions. Accordingly, the compensation paid to our employees differs greatly between departments, experience levels, and locations. We believe that our employees are fairly compensated and appropriately incentivized.

The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation, allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Pay Versus Performance Disclosure

In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and Non-PEO NEOs and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

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			Average Summary	Average	Value of Initial Fixed $100 Investment based on:[5]
Fiscal Year	Summary Compensation Table Total for PEO[1] ($)	Compensation Actually Paid to PEO[1,2,3,4] ($)	Compensation Table Total for Non-PEO NEOs[1] ($)	Compensation Actually Paid to Non-PEO NEOs[1,2,3,4] ($)	TSR ($)	Peer Group TSR ($)	Net Income ($ Millions)	Adjusted EBITDA[6] ($ Millions)
2024	274,074	274,074	5,788,486	6,261,216	125.19	205.89	(3,744.2)	845.2
2023	115,015	115,015	6,495,652	4,231,852	100.58	165.71	(1,124.7)	940.6
2022	142,996	142,996	3,316,198	2,134,073	129.62	183.07	418.0	827.2
2021	138,347	138,347	3,726,889	6,429,764	148.98	170.46	588.9	1,066.1

1.	Strauss Zelnick was our PEO for each fiscal year presented. The individuals comprising the Non-PEO NEOs for each fiscal year presented were Lainie Goldstein, Karl Slatoff, and Daniel Emerson.

2.	The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 4 below.
3.	Messrs. Zelnick and Slatoff were compensated for their respective services to the Company under the 2022 Management Agreement and, prior to May 23, 2022, the 2017 Management Agreement. The provisions of the 2022 Management Agreement and the 2017 Management Agreement establish the payments and benefits to which ZMC is entitled as consideration for providing the services set forth therein. In general, in connection with their provision of services to the Company, the actual amount of compensation received by Messrs. Zelnick and Slatoff is determined in the sole discretion of ZMC and without the Company’s knowledge, except that, under the terms of the 2022 Management Agreement and the 2017 Management Agreement, Mr. Zelnick may not receive more than 60% of the payments and benefits made to ZMC and Mr. Slatoff may not receive more than 40% of the payments and benefits made to ZMC. Amounts paid by ZMC to Messrs. Zelnick and Slatoff are not included in this disclosure.
4.	Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards column are the totals from the Stock Awards column set forth in the Summary Compensation Table.

Fiscal Year	Summary Compensation Table Total for PEO ($)	Exclusion of Stock Awards for PEO ($)	Inclusion of Equity Values for PEO ($)	Compensation Actually Paid to PEO ($)
2024	274,074	—	—	274,074

Fiscal Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2024	5,788,486	(4,620,159)	5,092,889	6,261,216

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Fiscal Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for PEO ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for PEO ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for PEO ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for PEO ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for PEO ($)	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for PEO ($)	Total- Inclusion of Equity Values for PEO ($)
2024	—	—	—	—	—	—	—

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Fiscal Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non- PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Average Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2024	4,320,472	489,722	—	282,695	—	—	5,092,889

5.	The Peer Group TSR set forth in this table utilizes the RDG Technology Composite Index, which we have also utilized in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended March 31, 2024. The comparison assumes $100 was invested for the period starting March 31, 2020, through the end of the listed fiscal year in the Company and in the RDG Technology Composite Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.
6.	We determined Adjusted EBITDA to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our NEOs in fiscal 2024. Adjusted EBITDA is a non-GAAP measure, which is defined as GAAP net income (loss) excluding the change in deferred net revenue and related cost of revenue, stock-based compensation, business reorganization, interest expense (income), depreciation and amortization, goodwill impairment, amortization and impairment of intangible assets, bonus, income taxes, impact of the revaluation of the Turkish Lira against the U.S. Dollar, fair value adjustments related to certain equity investments and acquisition-related costs. A reconciliation of GAAP net income to Adjusted EBITDA for fiscal 2024 is provided in Annex A. Adjusted EBITDA may not have been the most important financial performance measure in prior fiscal years, and we may determine a different financial performance measure to be the most important financial performance measure in future fiscal years.

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Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Adjusted EBITDA

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Adjusted EBITDA during the four most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid
Versus Adjusted EBITDA

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid, Company Total Shareholder Return (“TSR”), and Peer Group TSR

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and the Company’s cumulative TSR over the four most recently completed fiscal years compared to that of the RDG Technology Composite Index over the same period.

PEO and Average Non-PEO NEO Compensation Actually Paid
Versus TSR

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Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Net Income during the four most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid
Versus Net Income

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Tabular List of Most Important Financial Performance Measures

The following table presents the financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our NEOs for fiscal 2024 to Company performance. The measures in this table are not ranked.

Adjusted EBITDA Relative TSR

Supplemental Pay Versus Performance Disclosure

The following disclosure provides an alternative to the Pay Versus Performance disclosure above by incorporating the maximum compensation opportunities allocable by ZMC to Messrs. Zelnick and Slatoff under the 2022 Management Agreement and the 2017 Management Agreement. Refer to the Compensation Discussion & Analysis for further detail on these arrangements. This disclosure is supplementary and is not intended to satisfy the requirements of Item 402(v) of Regulation S-K. The Compensation Committee did not consider the disclosure below in making its pay decisions for any of the years shown.

	Summary Compensation Table Total (Adjusted for Maximum	Compensation Actually Paid (Adjusted for Maximum	Average Summary Compensation Table Total (Adjusted for Maximum ZMC	Average Compensation Actually Paid (Adjusted for Maximum ZMC	Value of Initial Fixed $100 Investment based on:[5]
Fiscal Year	ZMC Opportunity) for PEO[1,2] ($)	ZMC Opportunity) to PEO[1,2,3,4] ($)	Opportunity) for Non-PEO NEOs[1,2] ($)	Opportunity) to Non-PEO NEOs[1,2,3,4] ($)	TSR ($)	Peer Group TSR ($)	Net Income ($ Millions)	Adjusted EBITDA[6] ($ Millions)
2024	32,754,669	46,964,443	13,006,396	16,636,856	125.19	205.89	(3,744.2)	845.2
2023	50,006,805	42,108,832	17,582,716	13,563,715	100.58	165.71	(1,124.7)	940.6
2022	21,499,437	16,151,492	8,062,073	5,691,540	129.62	183.07	418.0	827.2
2021	22,619,255	42,685,643	8,722,480	15,884,714	148.98	170.46	588.9	1,066.1

1.	Strauss Zelnick was our PEO for each year presented. The individuals comprising the Non-PEO NEOs for each year presented were Lainie Goldstein, Karl Slatoff, and Daniel Emerson.
2.	Messrs. Zelnick and Slatoff were compensated for their respective services to the Company under the 2022 Management Agreement and, prior to May 23, 2022, the 2017 Management Agreement. The provisions of the 2022 Management Agreement and the 2017 Management Agreement establish the payments and benefits to which ZMC is entitled as consideration for providing the services set forth therein. In general, in connection with their provision of services to the Company, the actual amount of compensation received by Messrs. Zelnick and Slatoff is determined in the sole discretion of ZMC and without the Company’s knowledge, except that, under the terms of both Management Agreements, Mr. Zelnick may not receive more than 60% of the payments and benefits made to ZMC and Mr. Slatoff may not receive more than 40% of the payments and benefits made to ZMC. The data in this supplementary table reflect the maximum compensation opportunities of Messrs. Zelnick and Slatoff under these agreements.
3.	The amounts shown for Compensation Actually Paid (Adjusted for Maximum ZMC Opportunity) do not reflect compensation actually earned, realized, or received by the Company’s NEOs.
4.	Compensation Actually Paid (Adjusted for Maximum ZMC Opportunity) reflects: (1) the exclusion of Stock Awards from the Summary Compensation Table for all the NEOs and, for Messrs. Zelnick and Slatoff, the exclusion of the accounting value of stock awards that could be granted to each by ZMC under the 2022 Management Agreement and 2017 Management agreement, assuming their maximum ZMC compensation opportunities; and (2) the inclusion of the value of equity awards granted by the Company to non-ZMC NEOs and, for, Messrs. Zelnick and Slatoff, to ZMC, assuming their maximum ZMC compensation opportunities. The equity award adjustments for each applicable year in this supplementary disclosure include the addition or subtraction of amounts as would be required under Regulation S-K, Item 402(v)(iii).
5.	See the section of this Proxy Statement captioned Pay Versus Performance Disclosure for the methodology used in calculating TSR and Peer Group TSR.
6.	See the section of this Proxy Statement captioned Pay Versus Performance Disclosure for a description of this performance measure.

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Supplemental Tabular List of Most Important Financial Performance Measures

The following supplemental table presents the financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid (Adjusted for Maximum ZMC Opportunity) to our PEO and other NEOs for fiscal 2024 to Company performance. The measures in this table are not ranked.

Adjusted EBITDA Relative TSR Recurrent Consumer Spending

Compensation of Directors During 2024 Fiscal Year

The Compensation Committee reviews and makes recommendations to the Board regarding the form and amount of compensation for non-employee directors. Typically, on an annual basis, the Committee considers a board compensation study by its independent compensation consultant to support the Committee in its deliberations.

Such compensation may include, but is not limited to, the following elements: board or committee retainer, board or committee meeting fees, committee chair retainer or fees, equity compensation, benefits and perquisites. All directors who served during fiscal 2024, other than Mr. Zelnick, are regarded as non-employee directors.

The key elements of the compensation payable to our non-employee directors are as follows:

Component			Value of Award Under Current Policy(1)	Notes
Annual Retainer	For Each Non-Employee Director		$290,000	$225,000 restricted stock / $65,000 cash
Lead Independent Director Additional Fees	For Lead Independent Director		$200,000	$100,000 restricted stock / $100,000 cash
Committee Fees	Audit Committee	Chair	$40,000	—
		Other Members	$20,000	—
	Compensation Committee	Chair	$30,000	—
		Other Members	$15,000	—
	Corporate Governance Committee	Chair	$20,000	—

		Other Members	$10,000	—
	Executive Committee	Chair	N/A	Lead Independent Director serves as Executive Committee Chair for no additional fee
		Other Independent Members	$25,000	—

(1)	In December 2023, the Compensation Committee recommended, and the Board of Directors agreed, effective for fiscal 2025, an increase to the restricted stock portion of the non-employee directors’ annual retainer to $235,000.

Each non-employee director may make an election to receive up to 100% of their annual retainer and committee fees in shares of restricted stock. For fiscal 2024, Ms. Siminoff and Messrs. Gordon and Viera elected to receive 100% of these fees in restricted stock.

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The restricted stock portion of the annual retainer is granted in four equal quarterly installments and vests on the first anniversary of the grant date (discussed below). Grants of restricted stock are generally made on the fifth trading day following the filing of the Company’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as applicable. The number of shares of restricted stock granted is determined by dividing the dollar value of the restricted stock to be delivered by the average of the closing prices of our common stock on the 30 trading days prior to the fifth trading day following the filing of the Company’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as applicable.

Under the 2017 Plan, the maximum value of awards granted to non-employee directors in any one calendar year, together with any cash fees paid to such directors during such calendar year in respect of such director’s service as a member of the Board of Directors during such year, may not, absent extraordinary circumstances, exceed $750,000 in total value. As determined by the Compensation Committee in its discretion, this limit may be increased for a non-executive chair of the Board of Directors or, in extraordinary circumstances, for other individual non-employee directors; provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation.

Reimbursement of Certain Expenses

Non-employee directors are reimbursed for travel expenses to attend Board of Directors and committee meetings and to attend director education seminars in accordance with policies approved from time to time.

Director Stock Ownership Requirements

Under the stock ownership requirements for non-employee directors of the Company, non-employee directors are required to own shares of common stock having a value equal to five times the annual cash retainer. Current non-employee directors are required to achieve such stock position within five years after the date of the adoption of the requirements and future non-employee directors shall achieve such ownership position within five years after the date of their election to the Board of Directors. Information regarding executive officer stock ownership requirements is set forth in this Proxy Statement under “Compensation Discussion and Analysis.” Each non-employee director owned shares in excess of the requirements as of the record date.

Director Compensation Table

The following table sets forth information concerning the compensation of the Company’s non-employee directors during fiscal 2024.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Michael Dornemann	170,462	275,028	445,490
Roland Hernandez	80,000	227,600	307,600
J Moses	100,000	227,600	327,600
Michael Sheresky	130,000	227,600	357,600
LaVerne Srinivasan	122,446	281,572	404,018
Susan Tolson	105,000	227,600	332,600
Paul Viera(2)	85,000	227,600	312,600
William “Bing” Gordon(3)	65,000	227,600	292,600
Strauss Zelnick(4)	—	—	—
Ellen Siminoff(5)	90,272	227,600	317,872

(1)	Represents the aggregate grant date fair value of awards granted to our directors during fiscal 2024, determined under FASB ASC Topic 718, Compensation—Stock Compensation. For additional information with respect to stock awards granted during fiscal 2024, see Note 16 under the heading “Stock-Based Compensation” of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for fiscal 2024. The amounts above reflect the grant date fair value for these awards, excluding the accounting effect of any estimate of future forfeitures, and do not necessarily correspond to the actual value that might be recognized by the directors. As of March 31, 2024, Messrs. Dornemann, Gordon, Hernandez, Moses, Sheresky and Viera, and Mses. Siminoff, Srinivasan and Tolson held 1,905, 1,560, 1,560, 1,560, 1,560, 1,560, 1,560, 1,910, and 1,560 outstanding unvested restricted stock awards, respectively.
(2)	For fiscal 2024, Mr. Viera elected to receive all of his annual retainer and committee fees in shares of common stock. In accordance with SEC regulations, these amounts are reported in the table as fees earned or paid in cash, rather than as stock awards. On June 5, 2023, August 16, 2023, November 16, 2023 and February 16, 2024, respectively, 164, 144, 150 and 130 shares of stock were granted to Mr. Viera with grant date fair values of $22,422, $20,199, $23,228 and $19,939, respectively, as computed in accordance with FASB ASC 718, Compensation—Stock Compensation.

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(3)	For fiscal 2024, Mr. Gordon elected to receive all of his annual retainer and committee fees in shares of common stock. In accordance with SEC regulations, these amounts are reported in the table as fees earned or paid in cash, rather than as stock awards. On June 5, 2023, August 16, 2023, November 16, 2023 and February 16, 2024, respectively, 125, 110, 114, and 100 shares of stock were granted to Mr. Gordon with grant date fair values of $17,090, $15,430, $17,653, and $15,338, respectively, as computed in accordance with FASB ASC 718, Compensation—Stock Compensation.
(4)	Mr. Zelnick serves as our CEO and therefore he does not receive any compensation for serving as a director.
(5)	For fiscal 2024, Ms. Siminoff elected to receive all of her annual retainer and committee fees in shares of common stock. In accordance with SEC regulations, these amounts are reported in the table as fees earned or paid in cash, rather than as stock awards. On June 5, 2023, August 16, 2023, November 16, 2023 and February 16, 2024, respectively, 164, 144, 169, and 146 shares of stock were granted to Ms. Siminoff with grant date fair values of $22,422, $20,199, $26,170, and $22,393, respectively, as computed in accordance with FASB ASC 718, Compensation—Stock Compensation.

Equity Compensation Plan Information

The following table presents information concerning our equity compensation plans as of March 31, 2024:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)(2)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights ($)(3)	Weighted- Average Remaining Contractual Life of Outstanding Options, Warrants and Rights (years)(3)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by shareholders	9,405,942	$50.01	0.53	18,406,216(4)
Equity compensation plans not approved by shareholders	—	—	—	—
Total	—	—	—	—

(1)	As of March 31, 2024, the Company also had 14,735 shares of outstanding restricted stock, which are not reflected in the table because they are treated as issued and outstanding and will not have additional dilutive impact on the Company when the awards vest.
(2)	As of March 31, 2024, the Company had 628,019 stock options outstanding, all of which were assumed by the Company in connection with its acquisitions of Playdots in September 2020 and Zynga in May 2022, which options are included in the amount shown.
(3)	Relates only to the Company’s outstanding options.
(4)	As of March 31, 2024, consisted of (i) 10,461,023 shares of common stock remaining available for future issuance under the 2017 Plan and (ii) 7,945,193 shares of common stock remaining available for future issuance under the 2017 Global ESPP. After giving effect to the purchase on April 30, 2024, by our employees of an aggregate of 208,754 shares of common stock pursuant to the 2017 Global ESPP, there were 7,736,440 shares of common stock remaining available for future issuance under the 2017 Global ESPP.

Compensation Committee Interlocks and Insider Participation

During fiscal 2024, Messrs. Dornemann, Hernandez, Moses and Sheresky served as members of the Compensation Committee. During fiscal 2024:

•	none of the members of the Compensation Committee was an officer (or former officer) or employee of the Company or any of its subsidiaries;
•	none of the members of the Compensation Committee had a direct or indirect material interest in any transaction in which the Company was a participant and the amount involved exceeded $120,000;
•	none of the Company’s executive officers served on the compensation committee (or another board committee with similar functions or, if none, the entire board) of another entity where one of that entity’s executive officers served on the Company’s Compensation Committee;
•	none of the Company’s executive officers was a director of another entity where one of that entity’s executive officers served on the Company’s Compensation Committee; and
•	none of the Company’s executive officers served on the compensation committee (or another board committee with similar functions or, if none, the entire board of directors) of another entity where one of that entity’s executive officers served as a director on the Board of Directors.

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VOTING SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of July 15, 2024 (unless otherwise noted) relating to the beneficial ownership of shares of the common stock by (i) each person or entity who is known by the Company to own beneficially five percent or more of the outstanding common stock, (ii) each current director, (iii) each director nominee, (iv) each of the NEOs and (v) all current directors and executive officers as a group.

Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned(2)	Percentage of Outstanding Common Stock Beneficially Owned
The Vanguard Group, Inc.(3)	18,764,271	10.71%
BlackRock, Inc.(4)	12,726,923	7.26%
The Public Investment Fund(5)	11,414,680	6.51%
State Street Corporation(6)	8,979,671	5.12%
Strauss Zelnick(7)	1,697,649	*
Karl Slatoff(8)	1,456,800	*
Lainie Goldstein(9)	363,346	*
Daniel Emerson(10)	155,576	*
J Moses	22,316	*
Michael Sheresky	64,173	*
Michael Dornemann	20,363	*
LaVerne Srinivasan	11,127	*
Susan Tolson	29,570	*
Paul Viera(11)	88,854	*
Roland Hernandez	8,175	*
William B. Gordon	58,876	*
Ellen Siminoff(12)	13,922	*
All directors and executive officers as a group (13 persons)(13)	2,567,659	1.45%

*	Less than 1%.
(1)	Unless otherwise indicated, the address of each beneficial owner is Take-Two Interactive Software, Inc., 110 West 44th Street, New York, New York 10036. The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055. The address for Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. The address for the Public Investment Fund is The Public Investment Fund, P.O. Box 6847, Riyadh 11452, Kingdom of Saudi Arabia. The address for State Street Corporation is 1 Congress Street, Suite 1, Boston, MA 02114-2016.
(2)	Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them. A person is deemed to be the beneficial owner of securities that may be acquired by such person within 60 days after July 15, 2024, and is not deemed to be the beneficial owner of securities that may not be acquired within 60 days after July 15, 2024. Each beneficial owner’s percentage ownership is determined by assuming that exercisable securities that are held by such person (but not those held by any other person), and which are exercisable within 60 days after July 15, 2024, have been exercised.
(3)	Based on information contained in a report on Schedule 13G/A filed with the SEC on February 13, 2024.
(4)	Based on information contained in a report on Schedule 13G/A filed with the SEC on January 26, 2024.
(5)	Based on information contained in a report on Schedule 13G/A filed with the SEC on February 14, 2024.
(6)	Based on information contained in a report on Schedule 13G filed with the SEC on January 29, 2024.

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(7)	Mr. Zelnick is a partner at ZMC. The shares listed include 203,010 shares of common stock held by Zelnick/Belzberg Living Trust (such shares are indirectly held by Mr. Zelnick), 71,551 shares of common stock held by the Wendy Jay Belzberg 2012 Family Trust (such shares are indirectly held by Mr. Zelnick), and 1,423,088 RSUs held by ZMC (such units are not held individually by Mr. Zelnick). Mr. Zelnick disclaims beneficial ownership of the securities held by each of the Zelnick/Belzberg Living Trust, the Wendy Jay Belzberg 2012 Family Trust, and ZMC except to the extent of his pecuniary interest therein. The 1,423,088 RSUs held by ZMC consist of (a) unvested RSUs granted to ZMC on June 1, 2022, settle-able for up to 206,517 shares of common stock that will vest, if at all, on June 1, 2025, (b) unvested RSUs granted to ZMC on June 1, 2022, settle-able for up to 243,102 shares of common stock that will vest, if at all, on June 1, 2025, (c) unvested RSUs granted to ZMC on June 1, 2023, settle-able for up to 457,290 shares of common stock that will vest, if at all, in equal installments on June 1, 2025 and June 1, 2026 with respect to the remaining time-based RSUs included in such grant and on June 1, 2026 with respect to the performance-based RSUs included in such grant, and (d) unvested RSUs granted to ZMC on June 1, 2024, settle-able for up to 516,179 shares of common stock that will vest, if at all, in equal installments on June 1, 2025, June 1, 2026 and June 1, 2027 with respect to the time-based RSUs included in such grant and on June 1, 2027 with respect to the performance-based RSUs included in such grant, subject in each case to acceleration or forfeiture under certain circumstances. A portion of each grant is subject to time-based vesting and the other portion is subject to performance-based vesting.
(8)	Mr. Slatoff is a partner at ZMC. The shares listed include 33,712 shares of common stock held by Mr. Slatoff, and 1,423,088 RSUs held by ZMC (such units are not held individually by Mr. Slatoff). Mr. Slatoff disclaims beneficial ownership of the securities held by ZelnickMedia and ZMC except to the extent of his pecuniary interest therein. The 1,423,088 RSUs held by ZMC consist of (a) unvested RSUs granted to ZMC on June 1, 2022, settle-able for up to 206,517 shares of common stock that will vest, if at all, on June 1, 2025, (b) unvested RSUs granted to ZMC on June 1, 2022, settle-able for up to 243,102 shares of common stock that will vest, if at all, on June 1, 2025, (c) unvested RSUs granted to ZMC on June 1, 2023, settle-able for up to 457,290 shares of common stock that will vest, if at all, in equal installments on June 1, 2025 and June 1, 2026 with respect to the remaining time-based RSUs included in such grant and on June 1, 2026 with respect to the performance-based RSUs included in such grant, and (d) unvested RSUs granted to ZMC on June 1, 2024, settle-able for up to 516,179 shares of common stock that will vest, if at all, in equal installments on June 1, 2025, June 1, 2026 and June 1, 2027 with respect to the time-based RSUs included in such grant and on June 1, 2027 with respect to the performance-based RSUs included in such grant, subject in each case to acceleration or forfeiture under certain circumstances. A portion of each grant is subject to time-based vesting and the other portion is subject to performance-based vesting.
(9)	The shares listed include (i) 143,727 shares of common stock held by Ms. Goldstein, (ii) 34,035 unvested time-based RSUs held by Ms. Goldstein, and (iii) 185,584 unvested performance-based RSUs held by Ms. Goldstein. Such unvested awards will vest, or fail to vest, in accordance with the terms of the applicable award agreements.
(10)	The shares listed include (i) 4,859 shares of common stock held by Mr. Emerson, (ii) 23,357 unvested time-based RSUs held by Mr. Emerson, and (iii) 127,360 unvested performance-based RSUs held by Mr. Emerson. Such unvested awards will vest, or fail to vest, in accordance with the terms of the applicable award agreements.
(11)	The shares listed include 75,000 shares of common stock held by The PEV Revocable Living Trust (such securities are indirectly held by Mr. Viera), which were purchased on the open market in August 2018.
(12)	The shares listed include (i) 6,626 shares of common stock held by Ms. Siminoff, (ii) 3,720 shares of common stock held by the EFS 2022 Irrevocable Trust (such securities are indirectly held by Ms. Siminoff) and (iii) 3,576 shares of common stock held by the D&E Living trust (such securities are indirectly held by Ms. Siminoff).
(13)	The 1,423,088 RSUs held by ZMC that are beneficially owned by Messrs. Zelnick and Slatoff, are only included once.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Management Agreement

The Company and ZMC are parties to a management agreement (the “2022 Management Agreement”) that became effective on May 23, 2022 (the “Effective Date”), which superseded the prior management agreement with ZelnickMedia dated as of November 17, 2017 (the “2017 Management Agreement”). In fiscal 2024, ZMC provided financial and management consulting services to the Company pursuant to the 2022 Management Agreement. References to the “Management Agreement” in this Proxy Statement refer to both the 2017 Management Agreement and the 2022 Management Agreement interchangeably.

Term and Personnel

The 2022 Management Agreement provides for a term that commenced on the Effective Date and continues through March 31, 2029 (the “MA Term”), unless earlier terminated in accordance with its terms. Under the Management Agreement, ZMC continues to provide certain individuals as it deems appropriate for the performance of the Management Agreement. Specifically (i) Mr. Zelnick serves as Executive Chairman of the Board of Directors and CEO of the Company, (ii) Mr. Slatoff serves as the Company’s President, and (iii) other ZMC personnel as appropriate provide services to the Company on a project-by-project, as needed basis.

If Mr. Zelnick or any other employee of ZMC acting in an executive capacity for the Company pursuant to the Management Agreement is unable or unavailable to serve in such capacity (other than due to a termination by the Company without Cause or their resignation for Good Reason (as such terms are defined in such person’s employment agreement with the Company or, in the case of Mr. Zelnick, in the Management Agreement)), and ZMC is unable to provide a qualified individual within a reasonable period of time to serve in such capacity who is reasonably satisfactory to the Board of Directors, then the Company may fill such position with a person not affiliated with ZMC and deduct the costs of such person’s compensation from ZMC’s compensation under the Management Agreement (with such deduction limited to no more than 60% of the aggregate compensation payable to ZMC if such person replaces Mr. Zelnick and no more than 40% of the aggregate compensation payable to ZMC if such person replaces Mr. Slatoff).

Management Fee and Annual Bonus Opportunity

Under the 2022 Management Agreement, the Company pays a monthly management fee equal to $275,000.00 per month ($3,300,000 annualized). The management fee will not be decreased during the MA Term. In addition to the monthly management fee, ZMC receives an annual bonus, subject to the achievement by the Company of certain performance thresholds in respect of each of the fiscal years ending March 31, 2023, 2024, 2025, 2026, 2027, 2028 and 2029. For each fiscal year (other than for the period from April 1, 2022, to May 23, 2022), the annual bonus opportunity ranges from $0 (at 80% of the Target, as defined in the 2022 Management Agreement) to $13,200,000 (at 150% of the Target or greater). The annual bonus opportunity will not be increased or decreased during the MA Term. If the 2022 Management Agreement is terminated by the Company without Cause (as defined in the 2022 Management Agreement) or by ZMC for Good Reason (as defined in the 2022 Management Agreement) (whether before or after a Change in Control (as defined in the 2022 Management Agreement)), ZMC is entitled to be paid on the date of termination an amount equal to the sum of (i) the earned but unpaid portion of the management fee, (ii) any accrued but unpaid annual bonus for a completed fiscal year and (iii) three times the sum of the per annum management fee plus the Target bonus amount.

Expense Reimbursement

ZMC is entitled to the reimbursement of reasonable out-of-pocket expenses in connection with the Management Agreement and the rendering of services thereunder.

Limits on Compensation

Under the Management Agreement, no more than 60% of the aggregate compensation payable to ZMC under the Management Agreement (whether in the form of the management fee, the annual bonus or the RSU awards) shall be received by or conveyed to Mr. Zelnick (or such other employee of ZMC that serves as Executive Chairman and CEO of the Company) and no more than 40% of such aggregate compensation shall be received by or conveyed to Mr. Slatoff (or such other employee of ZMC that serves as the President of the Company).

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Restrictions on Sale of Vested Stock

Under the 2022 Management Agreement, prior to March 31, 2029 (or earlier in the event of a Change in Control) ZMC and any Subject Person (as defined in the 2022 Management Agreement) are prohibited from selling or otherwise disposing of any shares of common stock of the Company, if the Market Value (as defined in the 2022 Management Agreement) of all shares of common stock of the Company (including restricted stock and RSUs, but excluding any unvested restricted stock or RSUs that remain subject to performance-based vesting), after giving effect to such proposed sale or other disposition, owned by ZMC and each Subject Person in the aggregate as of the trading day immediately preceding the date of the proposed sale or disposition, would be less than six times (6x) the per annum management fee (excluding any bonuses).

Awards under the 2022 Management Agreement

Under the 2022 Management Agreement, as further described below, the Company granted RSUs to ZMC under the 2017 Plan on June 1, 2022 consisting of transition period two year cliff vest RSUs (the “2022 Transition Period 2 Year Cliff Vest Restricted Units”), three year transition period cliff vest RSUs (the “2022 Transition Period 3 Year Cliff Vest Restricted Units”), and annual grant RSUs (the “2022 Annual Grant Restricted Units” and, together with the 2022 Transition Period 2 Year Cliff Vest Restricted Units and the 2022 Transition Period 3 Year Cliff Vest Restricted Units, the “2022 New Deal Restricted Units”), on June 1, 2023 (the “2023 Restricted Units”), and on June 3, 2024 (the “2024 Restricted Units”). The 2022 Transition Period 2 Year Cliff Vest Restricted Units, comprised of both time-based and performance-based RSUs as described below, were granted pursuant to the terms of a Restricted Unit Agreement dated June 1, 2022, by and between the Company and ZMC (the “2022 Transition Period 2 Year Cliff Vest Restricted Unit Agreement”). The 2022 Transition Period 3 Year Cliff Vest Restricted Units, comprised of both time-based and performance-based RSUs as described below, were granted pursuant to the terms of a Restricted Unit Agreement dated June 1, 2022, by and between the Company and ZMC (the “2022 Transition Period 3 Year Cliff Vest Restricted Unit Agreement”). The 2022 Annual Grant Restricted Units, comprised of both time-based and performance-based RSUs as described below, were granted pursuant to the terms of a Restricted Unit Agreement dated June 1, 2022, by and between the Company and ZMC (the “2022 Annual Grant Restricted Unit Agreement” and, together with the 2022 Transition Period 2 Year Cliff Vest Restricted Unit Agreement and the 2022 Transition Period 3 Year Cliff Vest Restricted Unit Agreement, the “2022 New Deal Restricted Unit Agreements”). The 2023 Restricted Units, comprised of both time-based and performance-based RSUs as described below, were granted pursuant to the terms of a Restricted Unit Agreement dated June 1, 2023, by and between the Company and ZMC (the “2023 Restricted Unit Agreement”). The 2024 Restricted Units, comprised of both time-based and performance-based RSUs as described below, were granted pursuant to the terms of a Restricted Unit Agreement dated June 3, 2024, by and between the Company and ZMC (the “2024 Restricted Unit Agreement”). Under the 2022 Management Agreement, the Company, in its discretion, may grant additional annual equity awards to ZMC over the course of the MA Term.

2022 Transition Period 2 Year Cliff Vest Restricted Units

Time-Based Award

On June 1, 2022, the Company issued to ZMC 37,733 time-based RSUs (such number determined by dividing $4,618,519 by the average of the closing prices of the Company’s common stock for each trading day during the 10 trading day period immediately prior to June 1, 2022), all of which units vested on June 1, 2024 (the “2022 Transition Period 2 Year Cliff Vest Time-Based Award”).

Performance-Based Award

On June 1, 2022, the Company issued to ZMC 150,932 performance-based RSUs (the “2022 Transition Period 2 Year Cliff Vest Performance Award”), representing the maximum number of performance-based RSUs that are eligible to vest (with the target number of performance-based RSUs of 75,466 based on $9,237,037 divided by the average of the closing prices of the Company’s common stock for each trading day during the 10 trading day period immediately prior to June 1, 2022). The 2022 Transition Period 2 Year Cliff Vest Performance Award was divided into the following two categories based on the applicable performance-vesting criteria (as described in the 2022 Transition Period 2 Year Cliff Vest Restricted Unit Agreement): Recurrent Consumer Spending Performance-Based Units and TSR

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Performance-Based Units. The results and payout levels for the 2022 Transition Period 2 Year Cliff Vest Performance Award, which vested or failed to vest, on May 31, 2024, are as follows:

2022 Transition Period 2 Year Cliff Vest Performance Award Vested (#)		2022 Transition Period 2 Year Cliff Vest Performance Award Forfeited (#)
Based on Achievement of Recurrent Consumer Spending Performance-Vesting Criteria	Based on Achievement of TSR Performance- Vesting Criteria	Based on Achievement of Recurrent Consumer Spending Performance-Vesting Criteria	Based on Achievement of TSR Performance- Vesting Criteria
37,732	45,280	0	67,920

2022 Transition Period 3 Year Cliff Vest Restricted Units

Time-Based Award

On June 1, 2022, the Company issued to ZMC 41,303 time-based RSUs (such number determined by dividing $5,055,556 by the average of the closing prices of the Company’s common stock for each trading day during the 10 trading day period immediately prior to June 1, 2022), which units will vest on June 1, 2025, provided that the 2022 Management Agreement has not been terminated prior to such date (the “2022 Transition Period 3 Year Cliff Vest Time-Based Award”).

Performance-Based Award

On June 1, 2022, the Company issued to ZMC 165,214 performance-based RSUs (the “2022 Transition Period 3 Year Cliff Vest Performance Award”), representing the maximum number of performance-based RSUs that are eligible to vest (with the target number of performance-based RSUs of 82,607 based on $10,111,111 divided by the average of the closing prices of the Company’s common stock for each trading day during the 10 trading day period immediately prior to June 1, 2022), which units have been divided into two categories of vesting as follows: (i) on June 1, 2025, a number of Recurrent Consumer Spending Performance-Based Units (as defined in the 2022 Transition Period 3 Year Cliff Vest Restricted Unit Agreement) will vest equal to the product of (x) the target number of Recurrent Consumer Spending Performance-Based Units in such vesting tranche (20,652) multiplied by (y) the Recurrent Consumer Spending Vesting Percentage (as defined the 2022 Transition Period 3 Year Cliff Vest Restricted Unit Agreement) on March 31, 2025, which ranges from 0% to 200%, and (ii) on June 1, 2025, a number of TSR Performance-Based Units (as defined in the 2022 Transition Period 3 Year Cliff Vest Restricted Unit Agreement) will vest equal to the product of (x) the target number of TSR Performance-Based Units in such vesting tranche (61,955) multiplied by (y) the TSR Vesting Percentage (as defined in the 2022 Transition Period 3 Year Cliff Vest Restricted Unit Agreement) on March 31, 2025, which ranges from 0% to 200%.

2022 Annual Grant Restricted Units

Time-Based Award

On June 1, 2022, the Company issued to ZMC 56,100 time-based RSUs (such number determined by dividing $6,866,667 by the average of the closing prices of the Company’s common stock for each trading day during the 10 trading day period immediately prior to June 1, 2022), 18,700 of which units vested on each of June 1, 2023 and May 31, 2024, and the remainder will vest on June 1, 2025, provided that the 2022 Management Agreement has not been terminated prior to such dates (the “2022 Annual Grant Time-Based Award” and, together with the 2022 Transition Period 2 Year Cliff Vest Time-Based Award and 2022 Transition Period 3 Year Cliff Vest Time-Based Award, the “2022 New Deal Time-Based Awards”).

Performance-Based Award

On June 1, 2022, the Company issued to ZMC 224,402 performance-based RSUs (the “2022 Annual Grant Performance Award” and, together with the 2022 Transition Period 2 Year Cliff Vest Performance Award and the 2022 Transition Period 3 Year Cliff Vest Performance Award, the “2022 New Deal Performance Awards”), representing the maximum number of performance-based RSUs that are eligible to vest (with the target number of performance-based RSUs of 112,201 based on $13,733,333 divided by the average of the closing prices of the Company’s common stock for each trading day during the 10 trading day period immediately prior to June 1, 2022), which units have been divided into two categories of vesting as follows: (i) on June 1, 2025, a number of Recurrent Consumer Spending Performance-Based Units (as defined in the 2022 Annual Grant Restricted Unit Agreement) will vest equal to the product of (x) the target number of Recurrent Consumer Spending Performance-Based Units in such vesting tranche

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(28,050) multiplied by (y) the Recurrent Consumer Spending Vesting Percentage (as defined the 2022 Annual Grant Restricted Unit Agreement) on March 31, 2025, which ranges from 0% to 200%, and (ii) on June 1, 2025, a number of TSR Performance-Based Units (as defined in the 2022 Annual Grant Restricted Unit Agreement) will vest equal to the product of (x) the target number of TSR Performance-Based Units in such vesting tranche (84,151) multiplied by (y) the TSR Vesting Percentage (as defined in the 2022 Annual Grant Restricted Unit Agreement) on March 31, 2025, which ranges from 0% to 200%.

2023 Restricted Units

Time-Based Award

On June 1, 2023, the Company issued to ZMC 96,734 time-based RSUs (such number determined by dividing $12,409,320 by the average of the closing prices of the Company’s common stock for each trading day during the 30 trading day period immediately prior to June 1, 2023), 32,244 of which units vested on May 31, 2024, and the remainder will vest in equal installments on June 1, 2025 and June 1, 2026, provided that the 2022 Management Agreement has not been terminated prior to such dates (the “2023 Time-Based Award”).

Performance-Based Award

On June 1, 2023, the Company issued to ZMC 392,800 performance-based RSUs (the “2023 Performance Award”), representing the maximum number of performance-based RSUs that are eligible to vest (with the target number of performance-based RSUs of 196,400 based on $25,194,680 divided by the average of the closing prices of the Company’s common stock for each trading day during the 30 trading day period immediately prior to June 1, 2023), which units have been divided into two categories of vesting as follows: (i) on June 1, 2026, a number of Recurrent Consumer Spending Performance-Based Units (as defined in the 2023 Restricted Unit Agreement) will vest equal to the product of (x) the target number of Recurrent Consumer Spending Performance-Based Units in such vesting tranche (49,100) multiplied by (y) the Recurrent Consumer Spending Vesting Percentage (as defined the 2023 Restricted Unit Agreement) on March 31, 2026, which ranges from 0% to 200%, and (ii) on June 1, 2026, a number of TSR Performance-Based Units (as defined in the 2023 Restricted Unit Agreement) will vest equal to the product of (x) the target number of TSR Performance-Based Units in such vesting tranche (147,300) multiplied by (y) the TSR Vesting Percentage (as defined in the 2023 Restricted Unit Agreement) on March 31, 2026, which ranges from 0% to 200%.

2024 Restricted Units

Time-Based Award

On June 3, 2024, the Company issued to ZMC 101,999 time-based RSUs (such number determined by dividing $15,073,410 by the average of the closing prices of the Company’s common stock for each trading day during the 30 trading day period immediately prior to June 3, 2024), which units will vest in equal instalments on June 1, 2025, June 1, 2026 and June 1, 2027, provided that the 2022 Management Agreement has not been terminated prior to such dates (the “2024 Time-Based Award”).

Performance-Based Award

On June 3, 2024, the Company issued to ZMC 414,180 performance-based RSUs (the “2024 Performance Award”), representing the maximum number of performance-based RSUs that are eligible to vest (with the target number of performance-based RSUs of 207,090 based on $30,603,590 divided by the average of the closing prices of the Company’s common stock for each trading day during the 30 trading day period immediately prior to June 3, 2024), which units have been divided into two categories of vesting as follows: (i) on June 1, 2027, a number of Recurrent Consumer Spending Performance-Based Units (as defined in the 2024 Restricted Unit Agreement) will vest equal to the product of (x) the target number of Recurrent Consumer Spending Performance-Based Units in such vesting tranche (51,773) multiplied by (y) the Recurrent Consumer Spending Vesting Percentage (as defined the 2024 Restricted Unit Agreement) on March 31, 2027, which ranges from 0% to 200%, and (ii) on June 1, 2027, a number of TSR Performance-Based Units (as defined in the 2024 Restricted Unit Agreement) will vest equal to the product of (x) the target number of TSR Performance-Based Units in such vesting tranche (155,317) multiplied by (y) the TSR Vesting Percentage (as defined in the 2024 Restricted Unit Agreement) on March 31, 2027, which ranges from 0% to 200%.

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Awards under the 2017 Management Agreement

Under the 2017 Management Agreement, as further described below, the Company granted RSUs to ZelnickMedia, including the following RSU awards which vested or were otherwise outstanding during fiscal 2024, as described below: RSUs granted on April 13, 2021 (the “2021 Restricted Units”) and on April 13, 2022 (the “2022 Restricted Units,” and together with the 2021 Restricted Units, the 2022 New Deal Restricted Units, the 2023 Restricted Units, and the 2024 Restricted Units, the “Restricted Units”) under the 2017 Plan. The 2021 Restricted Units, comprised of both time-based and performance-based RSUs as described below, were granted pursuant to the terms of a Restricted Unit Agreement, dated April 13, 2021, by and between the Company and ZelnickMedia (the “2021 Restricted Unit Agreement”). The 2022 Restricted Units, comprised of both time-based and performance-based RSUs as described below, were granted pursuant to the terms of a Restricted Unit Agreement, dated April 13, 2022, by and between the Company and ZelnickMedia (the “2022 Restricted Unit Agreement,” and together with the 2021 Restricted Unit Agreements, the 2022 New Deal Restricted Unit Agreements, the 2023 Restricted Unit Agreement, and the 2024 Restricted Unit Agreement, the “Restricted Unit Agreements”). As of March 31, 2024, all restricted stock units granted prior to April 1, 2021 have vested and/or have been forfeited pursuant to their terms.

2021 Restricted Units

Time-Based Award

The Company issued to ZelnickMedia 50,807 time-based RSUs (such number determined by dividing $8,775,000 by the average of the closing prices of the Company’s common stock for each trading day during the 10 trading day period immediately prior to April 1, 2021), all of which units vested on April 13, 2023 (the “2021 Time-Based Award”).

Performance-Based Award

The Company issued to ZelnickMedia 124,194 performance-based RSUs (the “2021 Performance Award,”) which represents the maximum number of performance-based RSUs that are eligible to vest (with the target number of performance-based RSUs of 62,097 based on $10,725,000 divided by the average of the closing prices of the Company’s common stock for each trading day during the 10 trading day period immediately prior to April 1, 2021). The 2021 Performance Award was divided into the following three categories based on the applicable performance-vesting criteria (as described in the 2021 Restricted Unit Agreement): IP Performance-Based Units, Recurrent Consumer Spending Performance-Based Units, and TSR Performance-Based Units. The results and payout levels for the 2021 Performance Award, which vested or failed to vest, on April 13, 2023, are as follows:

2021 Performance Award Vested (#)			2021 Performance Award Forfeited (#)
Based on Achievement of IP Performance- Vesting Criteria	Based on Achievement of Recurrent Consumer Spending Performance-Vesting Criteria	Based on Achievement of TSR Performance- Vesting Criteria	Based on Achievement of IP Performance- Vesting Criteria	Based on Achievement of Recurrent Consumer Spending Performance-Vesting Criteria	Based on Achievement of TSR Performance- Vesting Criteria
15,524	15,524	52,161	0	0	40,985

2022 Restricted Units

Time-Based Award

The Company issued to ZelnickMedia 57,197 time-based RSUs (such number determined by dividing $8,775,000 by the average of the closing prices of the Company’s common stock for each trading day during the 10 trading day period immediately prior to April 1, 2022), all of which units vested on April 12, 2024 (the “2022 Time-Based Award”, and together with the 2021 Time-Based Award, the 2022 New Deal Time-Based Awards, the 2023 Time-Based Award, and the 2024 Time-Based Award, the “Time-Based Awards”).

Performance-Based Award

The Company issued to ZelnickMedia 139,816 performance-based RSUs (the “2022 Performance Award”, and together with the 2021 Performance Award, the 2022 New Deal Performance Awards, the 2023 Performance Award, and the 2024 Performance Award, the “Performance Awards”), which represents the maximum number of performance-based RSUs that are eligible to vest (with the target number of performance-based RSUs of 69,908 based on $10,725,000 divided by the average of the closing prices of the Company’s common stock for each trading day during the 10 trading day period immediately prior to April 1, 2022). The 2022 Performance Award was divided into the following three categories based on the applicable performance-vesting criteria (as described in the 2022

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Restricted Unit Agreement): IP Performance-Based Units, Recurrent Consumer Spending Performance-Based Units, and TSR Performance-Based Units. The results and payout levels for the 2022 Performance Award, which vested or failed to vest, on April 12, 2024, are as follows:

2022 Performance Award Vested (#)			2022 Performance Award Forfeited (#)
Based on Achievement of IP Performance- Vesting Criteria	Based on Achievement of Recurrent Consumer Spending Performance-Vesting Criteria	Based on Achievement of TSR Performance- Vesting Criteria	Based on Achievement of IP Performance- Vesting Criteria	Based on Achievement of Recurrent Consumer Spending Performance-Vesting Criteria	Based on Achievement of TSR Performance- Vesting Criteria
17,476	17,478	85,986	0	0	18,876

Treatment of Awards on Termination or Change in Control

Upon a termination of the 2022 Management Agreement by the Company without Cause or by ZMC for Good Reason, or if the Company and ZMC fail to enter into a new management agreement on substantially similar terms in the aggregate as those provided under the 2022 Management Agreement upon the expiration of the MA Term, or otherwise fail to agree to extend the MA Term, any then-unvested Time-Based Awards will immediately vest in full, and any then-unvested Performance Awards will vest either (x) based on the assumption that the applicable performance measure was achieved at the target level of performance for the applicable performance period, or (y) prior to a Change in Control (as defined in the 2022 Management Agreement), solely for TSR Performance-Based Units (as defined in the applicable Restricted Unit Agreement), based on the actual level of performance achieved as of the date of termination.

In the event that any portion of a Performance Award will not have vested as of the applicable performance vesting date, or upon a termination of the 2022 Management Agreement by the Company for Cause or by ZMC without Good Reason, ZMC will forfeit to the Company any and all Restricted Units that have not vested as of such date. In addition, ZMC will forfeit to the Company all then-unvested Time-Based Awards if the 2022 Management Agreement is terminated by the Company for Cause or by ZMC without Good Reason prior to the applicable time vesting date.

If a Change in Control occurs during the MA Term, the 2022 Management Agreement will not automatically terminate and all unvested RSUs granted pursuant to the applicable Restricted Unit Agreement will remain subject to the same vesting terms set forth in the applicable Restricted Unit Agreement, except that Performance Awards will vest based on the assumption of that the applicable performance measure was achieved at the target level of performance for the applicable performance period.

Settlement of Restricted Units

Pursuant to the Management Agreement, the Company will have the right to elect to settle the RSUs granted to ZMC pursuant to the Management Agreement in shares of the Company’s common stock that will be issued pursuant to the 2017 Plan.

Registration Statement

Pursuant to the Management Agreement, within 45 days following the request of ZMC, the Company will file a Registration Statement on Form S-3 registering for resale any of the shares of the Company’s common stock issuable pursuant to awards granted to ZMC under the Restricted Unit Agreements. The Company most recently filed a registration statement on Form S-3 on June 3, 2024, covering such shares.

The foregoing descriptions of the Management Agreement and the Restricted Unit Agreements (including the Time-Based Awards and the Performance Awards issuable to ZMC thereunder) are only a summary and are qualified in their entirety by reference to the full text of the 2017 Management Agreement (and the Restricted Unit Agreement attached as Exhibit A thereto), which is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated November 22, 2017 and incorporated herein by reference, the 2021 Restricted Unit Agreement, which is attached as Exhibit 10.2 to the Company’s Registration Statement on Form S-3 dated April 13, 2021 and incorporated herein by reference, the 2022 Restricted Unit Agreement, which is attached as Exhibit 10.2 to the Company’s Registration Statement on Form S-3 dated April 13, 2022 and incorporated herein by reference, the 2022 Management Agreement, which is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated May 5, 2022 and incorporated herein by reference, the 2022 New Deal Restricted Unit Agreements, which are attached as Exhibits 10.3, 10.4 and 10.5 to the Company’s Quarterly Report on Form 10-Q dated August 9, 2022 and incorporated herein by reference,

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the 2023 Restricted Unit Agreement, which is attached as Exhibit 10.2 to the Company’s Registration Statement on Form S-3 dated June 1, 2023 and incorporated herein by reference, and the 2024 Restricted Unit Agreement, which is attached as Exhibit 10.2 to the Company’s Registration Statement on Form S-3 dated June 3, 2024 and incorporated herein by reference.

Policy on Transactions with Related Persons

The Board of Directors has adopted a policy requiring that any transaction: (1) involving the Company or any of its subsidiaries and (2) in which one of our directors, nominees for director, executive officers, or greater than five percent shareholders, or their immediate family members, have a direct or indirect material interest; be approved or ratified by a majority of the independent directors of the full Board of Directors.

In determining whether to approve or ratify any such transaction, the independent directors of the Board of Directors must consider, in addition to other factors deemed appropriate, whether the transaction is on terms no less favorable to the Company than those for transactions involving unrelated parties. No director may participate in any review, approval or ratification of any transaction if the director, or an immediate family member of such director, has a direct or indirect material interest in the transaction.

Transactions with Related Persons

During fiscal 2024, we did not enter into any financial transaction, arrangement or relationship in which a related person had or will have a direct or indirect material interest, in an amount exceeding $120,000, except for the transactions described above with ZMC and the following transaction which the independent directors of the Board of Directors had previously reviewed, approved and ratified in accordance with its policy on transactions with related persons.

During fiscal 2024, the Company entered into an Initial Collaboration Agreement with the Qiddiya Investment Company (“QIC”), which is owned by the Public Investment Fund, a shareholder holding more than 5% of Take-Two’s common stock. Pursuant to the Initial Collaboration Agreement, the Company and QIC agreed to explore a potential business collaboration relating to the Qiddiya planned entertainment and tourism project located in Saudi Arabia. Pursuant to the Initial Collaboration Agreement, QIC agreed to pay a commitment fee equal to approximately $1.2 million to the Company.

SECTION 16(A) BENEFICIAL OWNERSHIP COMPLIANCE

The members of our Board of Directors, our executive officers and persons who beneficially own more than 10% of our outstanding common stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which requires them to file reports with respect to their ownership of our common stock and their transactions in such common stock. Based solely upon a review of the copies of Section 16(a) reports that we have received from such persons or entities for transactions in our common stock and their common stock holdings for fiscal 2024, we believe that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by our directors, executive officers and persons who beneficially own more than 10% of our outstanding common stock, except for the following: for each of Ms. Lainie Goldstein and Mr. Daniel Emerson, a Form 4 reporting that certain shares were withheld by the Company for payment of withholding tax liability incurred upon the vesting of RSUs on March 1, 2024 were filed six days late due to a clerical error. The withholding upon vesting of such securities was reported on March 13, 2024.

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PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed Ernst & Young LLP (“Ernst & Young”) as the Company’s independent registered public accounting firm to audit its consolidated financial statements for its fiscal year ending March 31, 2025. Although action by the shareholders on this matter is not required, the Audit Committee believes it is appropriate to seek shareholder ratification of the appointment of the independent registered public accounting firm to provide a forum for shareholders to express their views with regard to the Audit Committee’s appointment. If the shareholders do not ratify the appointment of Ernst & Young, the selection of independent registered public accounting firms may be reconsidered by the Audit Committee; provided, however, that the Audit Committee retains the right to continue to engage Ernst & Young. In addition, notwithstanding the ratification of Ernst & Young as the Company’s independent registered public accounting firm for the year ending March 31, 2025, the Audit Committee retains the right to replace Ernst & Young at any time without shareholder approval.

THE BOARD OF DIRECTORS BELIEVES THAT RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP IS IN THE BEST INTERESTS OF THE COMPANY AND UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” SUCH RATIFICATION.

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INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Ernst & Young has been the Company’s independent registered public accounting firm and has audited the Company’s financial statements since April 2006. In selecting the Company’s independent registered public accounting firm, the Audit Committee assesses the firm’s qualifications and performance; the quality and candor of their communications with the Audit Committee and the Company; independence; objectivity, and professionalism; benefits of audit firm or lead partner rotations; and the comprehensiveness of evaluations of internal controls. The Audit Committee also considers the relative costs, benefits, challenges, and other potential impacts of selecting a different independent public accounting firm. The Company has been advised that representatives of Ernst & Young will be present at the Annual Meeting with the opportunity to make a statement if the representatives desire to do so. It is expected that the representatives will be available to respond to appropriate questions.

Pre-Approval Policies and Procedures

Pursuant to its charter, the Audit Committee is responsible for reviewing and pre-approving all audit and non-audit services. In reviewing and approving audit and non-audit service fees, the Audit Committee considers a number of factors, including the scope and quality of work, as well as an assessment of the impact on auditor independence of non-audit fees and services. The Audit Committee may delegate pre-approval authority to the chair or another member of the Audit Committee, in which case such approval must be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee pre-approved all audit, audit-related and tax services provided by Ernst & Young for the recently completed fiscal year.

Lead Audit Partner

In accordance with SEC rules, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide service to our Company. For lead audit partners, the maximum number of consecutive years of service in that capacity is five years. The process for consideration and selection of the Company’s lead audit partner pursuant to this rotation policy involves a comprehensive interview process in which management and the chair of the Audit Committee participate.

Independent Auditor Fee Information

Fees for professional services provided by Ernst & Young in each of the last two fiscal years, in each of the following categories including related expenses are set forth below. The Audit Committee believes that the professional services performed by Ernst & Young were compatible with maintaining Ernst & Young’s independence.

	3/31/2024	3/31/2023
Audit fees(1)	$6,509,000	$7,542,000
Audit-related fees	7,000	2,000
Tax fees(2)	1,233,000	1,238,000
Total fees	$7,749,000	$8,782,000

(1)	Audit fees were for audit services, including (a) the annual audit (including required quarterly reviews), subsidiary audits and other procedures required to be performed by the independent auditor to be able to form an opinion on the Company’s consolidated financial statements, (b) the audit of the effectiveness of the Company’s internal control over financial reporting, (c) consultation with management as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final proposed rules, standards or interpretations by the SEC, the Financial Accounting Standards Board or other regulatory or standard-setting bodies, (d) international statutory audits, and (e) services that only the independent auditor reasonably can provide, such as services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings and assistance in responding to SEC comment letters.
(2)	Tax fees were for services related to (a) tax compliance (including the preparation, review and filing of tax returns) and advice and (b) tax planning and tax advice.

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REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the SEC, in whole or in part, the following report shall not be deemed to be “soliciting material” or “filed” with the SEC and shall not be deemed to be incorporated by reference into any such filing.

Review of the Company’s Audited Financial Statements for the Fiscal Year Ended March 31, 2024

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Company’s management has the primary responsibility for the financial statements, for maintaining effective internal control over financial reporting and for assessing the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements included in the Annual Report on Form 10-K for the year ended March 31, 2024, with Company management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with U.S. generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee by the applicable requirements of the Public Company Accounting Oversight Board (United States), rules of the SEC, and other applicable regulations. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.

The Audit Committee also reviewed management’s report on its assessment of the effectiveness of the Company’s internal control over financial reporting and the independent registered public accounting firm’s report on the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee discussed with the Company’s internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditors and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal control, including internal control over financial reporting, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited consolidated financial statements and management’s assessment of the effectiveness of the Company’s internal control over financial reporting be included in the Annual Report on Form 10-K for the year ended March 31, 2024, filed by the Company with the SEC. The Audit Committee also has appointed Ernst & Young as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2025.

Dated: July 25, 2024	Submitted by the Audit Committee of the Board of Directors: Susan Tolson (Chair) Michael Dornemann Ellen Siminoff Paul Viera

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CAUTIONARY NOTE ABOUT FORWARD-LOOKING STATEMENTS

The statements contained in this Proxy Statement which are not historical facts, including statements relating to the Company’s outlook, are considered forward-looking statements under federal securities laws and may be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” or words of similar meaning and include, but are not limited to, statements regarding the outlook for the Company’s future business and financial performance. Such forward-looking statements are based on the current beliefs of our management as well as assumptions made by and information currently available to them, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may vary materially from these forward-looking statements based on a variety of risks and uncertainties including: risks relating to our combination with Zynga; the risks of conducting business internationally, including as a result of unforeseen geopolitical events; the impact of changes in interest rates by the Federal Reserve and other central banks, including on our short-term investment portfolio; the impact of inflation; volatility in foreign currency exchange rates; our dependence on key management and product development personnel; our dependence on our NBA 2K and Grand Theft Auto products and our ability to develop other hit titles; our ability to leverage opportunities on PlayStation®5 and Xbox Series X|S; factors affecting our mobile business, such as player acquisition costs; the timely release and significant market acceptance of our games; and the ability to maintain acceptable pricing levels on our games. Other important factors and information are contained in the Company’s most recent Annual Report on Form 10-K, including the risks summarized in the section titled “Risk Factors,” and the Company’s other periodic filings with the SEC, which can be accessed at www.take2games.com. All forward-looking statements are qualified by these cautionary statements and speak only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

What matters will be considered at the Annual Meeting?

•	the election as directors of the 10 nominees named in the attached Proxy Statement;
•	the approval, on a non-binding advisory basis, of the compensation of the Company’s “named executive officers” as disclosed in this Proxy Statement;
•	the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2025; and
•	such other business that may properly come before the Annual Meeting or any adjournment thereof.

How does the Board of Directors recommend that shareholders vote on these matters?

The Board of Directors believes that the election of the nominated directors, the approval on an advisory basis of the compensation of the named executive officers, and the ratification of the appointment of Ernst & Young as our independent registered accounting firm are in the best interests of the Company and its shareholders and, accordingly, recommends a vote “FOR” for each of these proposals.

Who is entitled to vote?

Shareholders of record as of the close of business on July 23, 2024 (the “Record Date”) are entitled to attend and vote at the Annual Meeting. Each shareholder is entitled to one vote for each share of common stock held on each matter submitted to a vote at the Annual Meeting.

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Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

The rules of the SEC permit us to make our proxy materials available to beneficial owners of our stock electronically over the Internet without mailing printed copies of the proxy materials. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) to our beneficial owners. All beneficial owners will have the ability to access the proxy materials, including this Proxy Statement and our 2024 Annual Report, on the website referred to in the Notice of Internet Availability or to request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or how to request a printed copy can be found in the Notice of Internet Availability. In addition, beneficial owners may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. Conversely, if your shares are registered directly with Equiniti Trust Company LLC, you will not receive a Notice of Internet Availability, and instead will receive a full copy of the Proxy Statement and Annual Report.

What does it mean if I receive more than one Notice of Internet Availability or proxy card?

It may mean that you hold shares registered in more than one account. Follow the voting instructions provided on each Notice of Internet Availability that you received to ensure that all of your shares are voted. If you received paper proxy cards, sign and return all proxy cards to ensure that all of your shares are voted. You may call Equiniti Trust Company LLC at 1-800-937-5449 if you have any questions regarding the share information or your address appearing on the paper proxy card.

How do I vote?

You can vote by proxy over the Internet by following the instructions provided in the Notice of Internet Availability.

If you received a full set of proxy materials and your shares are registered directly with Equiniti Trust Company LLC, you may vote via the Internet at www.proxyvote.com. Although we encourage you to vote via the Internet, you may also sign and date each paper proxy card you receive and return it in the prepaid envelope; the paper proxy card also contains instructions for voting by telephone. The enclosed proxy will be voted in accordance with the instructions thereon. Unless otherwise stated, all shares represented by such proxy will be voted as instructed. Proxies may be revoked in the manner described above.

If you hold your shares through a stockbroker, nominee, fiduciary or other custodian you may also be able to vote through a program provided through Broadridge Financial Solutions (“Broadridge”) that offers Internet voting options. If your shares are held in an account at a brokerage firm or bank participating in the Broadridge program, you are offered the opportunity to elect to vote via the Internet. Votes submitted via the Internet through the Broadridge program must be received by 11:59 p.m. (Eastern Time) on September 17, 2024.

What happens if I do not give specific voting instructions?

For Shares Directly Registered in the Name of the Shareholder: If you return your signed proxy but do not indicate your voting preferences, the Company will vote on your behalf “FOR” the election of the nominated directors, “FOR” the approval on an advisory basis of the compensation of the named executive officers, and “FOR” the ratification of the appointment of Ernst & Young. If any other matter properly comes before the shareholders for a vote at the Annual Meeting, the proxy holders will vote your shares in accordance with their best judgment.

For Shares Registered in the Name of a Brokerage Firm or Bank: If your shares are held in street name, your broker or nominee will ask you how you want your shares to be voted. If you provide voting instructions, your shares must be voted as you direct. If you do not furnish voting instructions, one of two things can happen, depending upon whether a proposal is “routine.” Under the rules that govern brokers that have record ownership of shares beneficially owned by their clients, brokers have discretion to cast votes on routine matters, such as the ratification of the appointment of independent registered public accounting firms, without voting instructions from their clients. Brokers are not permitted, however, to cast votes on “non-routine” matters, such as the election of directors, and the non-binding advisory vote to approve the compensation of the Company’s “named executive officers” as disclosed in this Proxy Statement, without such voting instructions. A “broker non-vote” occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that proposal and has not received voting instructions from the beneficial owner.

What is an abstention?

An abstention is a properly signed proxy card that is marked “abstain” or properly completed instructions via the Internet to the same effect.

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How do I sign the paper proxy card?

Sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as an attorney, executor, administrator, guardian, trustee or the officer or agent of a company), you should indicate your name and title or capacity. If the stock is held in custody for a minor (for example, under the Uniform Transfers to Minors Act), the custodian should sign the proxy card, not the minor. If the stock is held in joint ownership, both owners must sign.

May I attend the Annual Meeting via the Internet? May I vote my shares at the Annual Meeting?

Shareholders may attend our Annual Meeting via the Internet at www.virtualshareholdermeeting.com/TTWO2024. Shareholders will not be able to attend the Annual Meeting in person.

Access to the Annual Meeting

The live audio webcast of the Annual Meeting will begin promptly at 9:00 a.m. Eastern Time. Online access to the audio webcast will open approximately 15 minutes prior to the start of the Annual Meeting to allow time for our shareholders to log in and test their devices’ audio system. We encourage our shareholders to access the meeting in advance of the designated start time.

Log-in Instructions

To attend the Annual Meeting, shareholders will need to log-in to www.virtualshareholdermeeting.com/TTWO2024 using the 16-digit control number on the on the Notice of Internet Availability or proxy card.

Submitting Questions and Voting at the Annual Meeting

Shareholders may submit questions and vote on the day of, or during, the Annual Meeting on www.virtualshareholdermeeting.com/TTWO2024. To demonstrate proof of stock ownership, you will need to enter the 16-digit control number received with your Notice of Internet Availability or proxy card to submit questions and vote at our Annual Meeting. We intend to answer questions submitted during the meeting that are pertinent to the Company and the items being brought before shareholder vote at the Annual Meeting, as time permits, and in accordance with the rules of conduct for the Annual Meeting.

While all shareholders can vote during the Annual Meeting as described above, we encourage you to vote by proxy card or the Internet in advance even if you plan to attend the meeting so that your vote will be counted if you later decide not to attend our Annual Meeting.

Technical Assistance

We have retained Broadridge to host our virtual annual meeting and to distribute, receive, count and tabulate proxies. On the day of our Annual Meeting, our support team at Broadridge will be available to answer your questions regarding how to attend and participate at our Annual Meeting via the Internet or if you encounter any technical difficulty accessing or during the virtual meeting, in each case by calling the technical support number that will be posted on the virtual annual meeting log-in page.

Your attendance at the Annual Meeting in and of itself will not automatically revoke a proxy that was submitted via the Internet or telephone or by mail.

Who will count the votes?

A representative of Broadridge will tabulate the votes and act as independent inspector of election.

What constitutes a quorum?

The holders of a majority of the outstanding shares of common stock on the Record Date present in person or represented by proxy constitutes a quorum for the Annual Meeting. As of the close of business on July 23, 2024, 175,283,440 shares of common stock were issued and outstanding. Subject to the rules regarding the votes necessary to adopt the proposals discussed below, abstentions and broker non-votes (as described above) will be

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counted for purposes of determining whether a quorum is present. Once a share is represented for any purpose at the Annual Meeting, it will be deemed present for quorum purposes for the remainder of the Annual Meeting (including any meeting resulting from an adjournment or postponement of the Annual Meeting, unless a new record date is set).

What vote is needed to approve the matters to be presented at the Annual Meeting?

In an uncontested election for directors, a director shall be elected at the Annual Meeting if the number of votes that are cast “FOR” his or her election by holders of the stock present in person or represented by proxy entitled to vote on the election of directors exceeds the number of votes cast “AGAINST” his or her election by such holders. The Company’s bylaws provide that any incumbent nominee for director who fails to meet this standard shall promptly tender the individual’s resignation to the Corporate Governance Committee for consideration following certification of the shareholder vote. See above under the heading “Election of Directors (Proposal 1)—Policy on Majority Voting for Directors.” A “FOR” vote by a majority of the votes cast is required to approve, on a non-binding advisory basis, the compensation of the Company’s “named executive officers” as disclosed in this Proxy Statement;; and a “FOR” vote by the holders of a majority of the shares present in person or represented by proxy and entitled to vote is required to ratify the appointment of Ernst & Young and to approve any shareholder proposal. For purposes of determining approval of a matter presented at the Annual Meeting, abstentions will be deemed present and entitled to vote (but not cast), other than for purposes of the non-binding advisory vote to approve the compensation of the Company’s “named executive officers” as disclosed in this Proxy Statement, for which an abstention will have the effect of a vote “against” such proposals, while broker non-votes will not be deemed present and entitled to vote. An abstention will also have the effect of a vote “against” the proposal to ratify the appointment of Ernst & Young. Both abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present. Abstentions and broker non-votes will not affect the outcome on the vote on the frequency of holding future advisory votes to approve the compensation of “named executive officers.”

Will any other matters be acted on at the Annual Meeting?

If any other matters are properly presented at the Annual Meeting or any adjournment, the persons named in the proxy will have discretion to vote on those matters. As of the date by which shareholder proposals must have been received by the Company to be presented at the Annual Meeting, and as of the date of this Proxy Statement, the Company did not know of any other matters to be presented at the Annual Meeting.

Who pays for this proxy solicitation?

The Company will bear the entire cost of soliciting proxies, including the costs of preparing, assembling, printing and mailing this Proxy Statement, the proxy and any additional soliciting material furnished to shareholders. The Company has retained MacKenzie Partners, Inc., a proxy solicitation firm, to solicit proxies for a fee of $20,000, plus reimbursement of its out-of-pocket expenses. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of stock, and these entities may be reimbursed by the Company for their expenses. Proxies also may be solicited by directors, officers or employees of the Company in person or by telephone, e-mail or other means. No additional compensation will be paid to such individuals for these services.

How may I communicate with the Board of Directors?

Shareholders wishing to send communications to the Board of Directors individually or as a group may do so by writing to: The Board of Directors of Take-Two Interactive Software, Inc., 110 West 44th Street, New York, New York 10036, Attention: Investor Relations. You should identify your communication as being from a shareholder of the Company. The Company may require reasonable evidence that your communication or other submission is made by a shareholder of the Company before transmitting your communication to the Board of Directors.

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AVAILABILITY OF CERTAIN DOCUMENTS

Householding of Annual Meeting materials

Some banks, brokers and other nominee record holders may participate in the practice of “householding” Proxy Statements and their accompanying documents and/or Notices of Internet Availability. This means that only one copy of our Proxy Statement and/or Notice of Internet Availability is sent to multiple shareholders in your household. We will promptly deliver a separate copy of these documents without charge to you upon written request to Take-Two Interactive Software, Inc., 110 West 44th Street, New York, New York 10036, Attn: Investor Relations; our main telephone number is (646) 536-2842. If you want to receive separate copies of our Proxy Statements and/or Notice of Internet Availability in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address.

Additional information

We are required to file annual, quarterly and current reports, Proxy Statements and other reports with the SEC. Copies of these filings are available through our Internet website at www.take2games.com or the SEC’s website at www.sec.gov. We will furnish copies of our SEC filings (without exhibits), including our Annual Report on Form 10-K for the year ended March 31, 2024, without charge to any shareholder upon written request to Take-Two Interactive Software, Inc., 110 West 44th Street, New York, New York 10036, Attn: Investor Relations.

NO INCORPORATION BY REFERENCE

In its filings with the SEC, the Company sometimes “incorporates by reference” certain information. This means that we are referring you to information that has previously been filed with the SEC and the information should be considered as part of the particular filing. As provided under SEC regulations, the “Report of the Audit Committee of the Board of Directors” and the “Report of the Compensation Committee of the Board of Directors” contained in this Proxy Statement specifically are not incorporated by reference into any other filings with the SEC and shall not be deemed to be “soliciting material.”

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SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

The Company currently anticipates holding its Annual Meeting of Shareholders for its fiscal year ending March 31, 2025, in September 2025. The Company’s bylaws require that, for nominations of directors or other business to be properly brought before an Annual Meeting, written notice of such nomination or proposal for other business must be delivered to the Secretary of the Company at the Company’s principal executive offices at Take-Two Interactive Software, Inc., 110 West 44th Street, New York, New York 10036, Attn: Corporate Secretary. Such notice must contain certain information concerning the nominating or proposing shareholder and, as applicable, certain information concerning the nominee and must be delivered by the shareholder (who must be entitled to vote at the meeting), in the case of the 2025 Annual Meeting of Shareholders, no earlier than May 21, 2025 and no later than June 20, 2025. Such notice must contain the information required by the Company’s bylaws, including the information required by Rule 14a-19 of the Exchange Act in the case of a shareholder who intends to solicit proxies in compliance with such rule. A copy of the applicable provisions of the Bylaws may be obtained by any shareholder, without charge, upon written request to the Secretary of the Company at the address set forth above.

In addition to the foregoing, and in accordance with the rules of the SEC, in order for a shareholder proposal, relating to a proper subject, to be considered for inclusion in the Company’s proxy statement and form of proxy relating to the 2025 Annual Meeting of Shareholders, such proposal must be received by the Secretary of the Company at the address set forth above not later than April 3, 2025 in the form required under and subject to the other requirements of the applicable rules of the SEC.

OTHER MATTERS

The Board of Directors is aware of no other matter, except for those incident to the conduct of the Annual Meeting, that are to be presented to shareholders for formal action at the Annual Meeting. If, however, any other matter properly comes before the Annual Meeting or any adjournment thereof, it is the intention of the persons named in the proxy to vote the proxy in accordance with their judgment.

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ANNEX A

Reconciliation of GAAP Net Income to Adjusted EBITDA

(in thousands)	Fiscal Year Ended March 31, 2024
GAAP Net Loss	$(3,744.2)
Net effect from deferral in net revenues and related cost of goods sold	(16.7)
Stock-based compensation	335.6
Business reorganization	104.6
Interest expense (income)	78.3
Depreciation and amortization	171.2
Goodwill impairment	2,342.10
Amortization and impairment of intangible assets	1,383.2
Bonus	122.1
Income taxes	41.4
Other	27.6
Adjusted EBITDA	$845.2

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TAKE-TWO INTERACTIVE SOFTWARE, INC.
ATTN: INVESTOR RELATIONS
110 WEST 44TH STREET
NEW YORK, NY 10036

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on September 17, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/TTWO2024**

You may attend the Meeting via the Internet and vote during the Meeting. Have your proxy card in hand when you access the web site, the control number that is printed in the box marked by the arrow below available, and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on September 17, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V54176-P16225 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TAKE-TWO INTERACTIVE SOFTWARE, INC.

The Board of Directors recommends you vote "FOR" the following:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Strauss Zelnick	☐	☐	☐
1b. Michael Dornemann	☐	☐	☐
1c. J Moses	☐	☐	☐
1d. Michael Sheresky	☐	☐	☐
1e. LaVerne Srinivasan	☐	☐	☐
1f. Susan Tolson	☐	☐	☐
1g. Paul Viera	☐	☐	☐
1h. Roland Hernandez	☐	☐	☐
1i. William "Bing" Gordon	☐	☐	☐
1j. Ellen Siminoff	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V54177-P16225

TAKE-TWO INTERACTIVE SOFTWARE, INC.
Annual Meeting of Shareholders
September 18, 2024
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Daniel Emerson and Matthew Breitman, or any one of them acting individually, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot and in the discretion of the proxies on such other matters as may properly come before the meeting, all of the shares of common stock of Take-Two Interactive Software, Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 AM, eastern time on September 18, 2024 as a virtual, audio-only meeting hosted online at www.virtualshareholdermeeting.com/TTWO2024 and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE OF THIS BALLOT FOR THE BOARD OF DIRECTORS, AND "FOR" PROPOSALS 2 AND 3.

Continued and to be signed on reverse side